    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                          CODON PHARMACEUTICALS, INC.
          (Name of Small Business Issuer as Specified in its Charter)
                         ------------------------------

                DELAWARE                                    2834                                   52-1882391
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                200 PERRY PARKWAY, GAITHERSBURG, MARYLAND 20877
                                 (301) 926-4400
              (Address, Including Zip Code, and Telephone Number,
  Including Area Code, of Small Business Issuer's Principal Place of Business)
                         ------------------------------

                           WILLIAM A. RYAN, JR., M.D.
                     President and Chief Executive Officer
                          Codon Pharmaceuticals, Inc.
                               200 Perry Parkway
                          Gaithersburg, Maryland 20877
                                 (301) 926-4400
          (Name and Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Agent for Service of Process)
                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                   ALEXANDER D. LYNCH, ESQ.                                        LAWRENCE B. FISHER, ESQ.
               BROBECK, PHLEGER & HARRISON LLP                                ORRICK, HERRINGTON & SUTCLIFFE LLP
                 1301 Avenue of the Americas                                           666 Fifth Avenue
                   New York, New York 10019                                     New York, New York 10103-0001
                        (212) 581-1600                                                  (212) 506-5000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, as amended, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
                     TITLE OF EACH CLASS OF                       AMOUNT TO BE  OFFERING PRICE PER   AGGREGATE OFFERING
                  SECURITIES TO BE REGISTERED                      REGISTERED       SECURITY(1)           PRICE(1)
Common Stock, $0.01 par value per share(3)......................    1,955,000        $  6.00            $ 11,730,000
Redeemable Warrants(3)..........................................    1,955,000        $  0.10            $    195,500
Common Stock underlying the Redeemable Warrants included in the
  Units(3)(5)...................................................    1,955,000        $  7.50            $ 14,662,500
Underwriter's Warrants                                                172,500        $  0.0001          $         18
Common Stock underlying the Underwriter's Warrants                    172,500        $  7.20            $  1,242,000
Redeemable Warrants underlying the Underwriter's Warrants             172,500        $  0.12            $     20,700
Common Stock underlying the Redeemable Warrants underlying the
  Underwriter's Warrants(5)                                           172,500        $  7.50            $  1,293,750
      Total                                                         6,555,000        $  4.45            $ 29,144,468


                     TITLE OF EACH CLASS OF                            AMOUNT OF
                  SECURITIES TO BE REGISTERED                     REGISTRATION FEE(2)
Common Stock, $0.01 par value per share(3)......................       $   3,555
Redeemable Warrants(3)..........................................       $      60
Common Stock underlying the Redeemable Warrants included in the
  Units(3)(5)...................................................       $   4,444
Underwriter's Warrants                                                 $       1(4)
Common Stock underlying the Underwriter's Warrants                     $     377(4)
Redeemable Warrants underlying the Underwriter's Warrants              $       7(4)
Common Stock underlying the Redeemable Warrants underlying the
  Underwriter's Warrants(5)                                            $     393
      Total                                                            $   8,837

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Calculated pursuant to Rule 457(a) based on an estimate of the maximum offering price.

(3) Includes 255,000 shares of Common Stock and 255,000 Redeemable Warrants which may be issued on exercise of a 45-day option granted to the Underwriter solely to cover over-allotments, if any. See "Underwriting."

(4) No fee pursuant to Rule 457(g).

(5) Pursuant to Rule 416, there are also being registered such indeterminable additional shares of Common Stock as may be issued as a result of the anti-dilution provisions of the applicable Redeemable Warrants and the Underwriter's Warrants.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 1, 1996

PROSPECTUS
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     [LOGO]

                      1,700,000 SHARES OF COMMON STOCK AND
              1,700,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    This Prospectus relates to the offering (the "Offering") of 1,700,000 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), and 1,700,000 Redeemable Common Stock Purchase Warrants (the "Warrants"), of Codon Pharmaceuticals, Inc., a Delaware corporation (the "Company" or "Codon"). The Shares and Warrants are sometimes hereinafter collectively referred to as the "Securities." Until the consummation of the Offering, the Shares and Warrants may only be purchased together on the basis of one Share and one Warrant. Each Warrant entitles the registered holder thereof to purchase one
share of Common Stock at an initial exercise price of $         per share [125%
of the initial public offering price per Share] at any time during the period commencing six (6) months from the date of this Prospectus and terminating five
(5) years from the date of this Prospectus. The Warrant exercise price is subject to adjustment under certain circumstances. Commencing eighteen (18) months after the date of this Prospectus, the Company may redeem the Warrants at $0.10 per Warrant on thirty (30) days' prior written notice to the warrantholders if the average closing bid price of the Common Stock as reported on the Nasdaq Small Cap Market ("Nasdaq") equals or exceeds 200% of the initial public offering price per Share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.

    Prior to the Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that such a market will develop after consummation of the Offering, or if developed, that it will be sustained. It is currently anticipated that the initial public offering prices will be between $5.00 and $6.00 per Share and $0.10 per Warrant. For information regarding the factors to be considered in determining the initial public offering prices of the Shares and Warrants and the terms of the Warrants, see "Risk Factors" and "Underwriting." It is anticipated that, immediately following the consummation of the Offering, the Shares and Warrants will be included for quotation on Nasdaq and will trade separately under the symbols "CODN" and "CODNW," respectively.

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" COMMENCING ON PAGE 7 AND "DILUTION."
                           --------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                          PRICE TO          UNDERWRITING        PROCEEDS TO
                                                           PUBLIC           DISCOUNT(1)          COMPANY(2)
Per Share..........................................          $                   $                   $
Per Warrant........................................          $                   $                   $
Total(3)...........................................          $                   $                   $

(1) Does not include additional compensation payable to National Securities Corporation, the representative of the several Underwriters (the "Representative"), in the form of a non-accountable expense allowance. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representative.

(2) Before deducting estimated expenses of $800,000 payable by the Company, including the non-accountable expense allowance payable to the Representative.

(3) The Company has granted to the Underwriters an option exercisable within 45 days after the date of this Prospectus to purchase up to an aggregate of 255,000 additional shares of Common Stock and/or 255,000 additional Warrants upon the same terms and conditions set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company
    will be $         , $         and $         , respectively. See
    "Underwriting."

    The Securities are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of the Securities offered hereby will be made against payment at the offices of National Securities Corporation, Seattle, Washington, on or about
      , 1996.

                        NATIONAL SECURITIES CORPORATION

                  THE DATE OF THIS PROSPECTUS IS       , 1996.

  [DEPICTION OF A STANDARD RESEARCH LABORATORY ALONG WITH THE COMPANY'S LOGO]

    CODON IS EXPERT IN THE DESIGN AND PRECLINICAL STUDY OF LEAD COMPOUNDS AND PRODUCT CANDIDATES BASED ON DNA OR ON THE SMALL MOLECULE BUILDING BLOCKS OF DNA (NUCLEOSIDES). THE COMPANY'S POTENTIAL PRODUCT CANDIDATES ARE IN VERY EARLY STAGES OF PRECLINICAL DEVELOPMENT AND HAVE NOT BEEN APPROVED BY THE UNITED STATES FOOD AND DRUG ADMINISTRATION OR ANY FOREIGN REGULATORY AUTHORITY FOR MARKETING IN ANY COUNTRY. SUCH APPROVAL IS NOT EXPECTED TO BE FORTHCOMING FOR SEVERAL YEARS, AND MAY NOT BE RECEIVED AT ALL.
                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OR WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALL CAP MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    The Company intends to furnish its stockholders with annual reports containing financial statements audited by its independent certified public accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                               PROSPECTUS SUMMARY

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS
PROSPECTUS: (I) ASSUMES THE UNDERWRITER'S OVER-ALLOTMENT OPTION IS NOT EXERCISED; (II) ASSUMES THE FILING OF A CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IMMEDIATELY PRIOR TO THE CONSUMMATION OF THE OFFERING, WHICH, AMONG OTHER THINGS, WILL EFFECT A ONE FOR THREE REVERSE STOCK SPLIT; (III) ASSUMES THE FILING OF A SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IMMEDIATELY FOLLOWING THE CONSUMMATION OF THE OFFERING, WHICH, AMONG OTHER THINGS, WILL DECREASE THE AUTHORIZED CAPITAL OF THE COMPANY; (IV) ASSUMES THE WARRANTS AND THE WARRANTS TO PURCHASE 172,500 SHARES OF COMMON STOCK AND/OR 172,500 WARRANTS ISSUED TO THE REPRESENTATIVE IN CONNECTION WITH THE OFFERING ARE NOT EXERCISED; AND (V) ASSUMES THE CONVERSION OF ALL OUTSTANDING SHARES OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK (COLLECTIVELY, THE "PREFERRED STOCK") INTO 1,006,334 SHARES OF THE COMPANY'S COMMON STOCK UPON THE CONSUMMATION OF THE OFFERING.

THE COMPANY

    Codon Pharmaceuticals, Inc. ("Codon" or the "Company") is expert in the design and preclinical study of lead compounds and product candidates based on DNA or on the small molecule building blocks of DNA (nucleosides). This core expertise was developed primarily by recruiting a team of synthetic chemists from the Memorial Sloan-Kettering Cancer Institute, and by assembling the team of biochemists that invented the Company's proprietary Code Marker gene repair technology. The Company's gene repair product candidates are designed to trigger highly site-specific sectional replacements of like sequences of DNA (precision site-directed homologous recombination) to restore damaged genes to their normal structure and function. The Company believes that its gene repair technology may overcome many of the problems currently encountered in the conversion of genomic discoveries into useful human therapies. To develop the commercial potential of its lead compounds and product candidates, the Company intends to pursue licensing or joint venture arrangements with potential corporate partners for clinical testing, seeking regulatory approval, manufacturing, marketing and commercializing of product candidates that perform favorably in preclinical studies.

    The Company's development programs are focused on the treatment and prevention of cancers and viral infections, the control of melanin production in the skin, and gene repair. In each of its programs, the Company, in collaboration with academic partners such as The Johns Hopkins School of Medicine ("Johns Hopkins"), Yale University School of Medicine ("Yale") and, through a license with Oncor, Inc., Princeton University ("Princeton"): (i) identifies an "intervention point" in a metabolic process, or a specific DNA sequence error in a gene, which the Company believes may contribute to the course of a selected human disorder; (ii) designs lead compounds to intervene at the "intervention point" or to replace the mutated DNA sequence; and (iii) develops preclinical information on the lead compounds in order to attract the interest and resources of potential corporate partners. Currently, all of the Company's technologies and lead compounds are in very early stages of development and no assurance can be given as to the successful development, preclinical studies or out-licensing of potential product candidates, or if out-licensed, as to the success of commercialization of any such product candidates by the Company's potential corporate partners.

    Through its design programs, Codon's scientists have identified three lead compounds for potential use in the treatment and prevention of certain cancers, and four lead compounds for potential use in controlling melanin production in skin. In addition, through the use of its proprietary Code Marker technology, the Company is engaged in a demonstration of one EX-VIVO gene repair therapeutic prototype and, through its collaboration with Yale, one IN-VIVO gene repair therapeutic prototype. The lead compounds under development and prototype Code Marker demonstration projects include the following:

    - CDN-1007, along with its derivatives CDN-1008, CDN-1010 and CDN-1012, are designed to stimulate natural melanin production in skin in the absence of potentially damaging ultraviolet ("UV") light.

    - CDN-2022 is designed to trigger a differentiation response in leukemia cells that the Company believes may restore the affected cells' obedience to normal growth controls.

    - CDN-4007 is designed to inhibit inosine monophosphate dehydrogenase (IMPDH), an enzyme which is essential to rapid cell growth in many cancers.

    - CDN-5005 is being designed to inhibit DNA-methylase, an enzyme which may contribute to adverse mutations in certain cancers.

    - CM-ADA is being developed as an EX-VIVO therapeutic for repairing the genetic defect that causes ADA immunodeficiency ("bubble-boy" disease).

    - CM-SC is being designed as an EX-VIVO therapeutic for repairing the genetic defect most often associated with sickle cell disease (homozygote sickle cell anemia).

    - CM-CKR5 is being designed as an EX-VIVO prophylactic for the prevention of HIV infection of certain human immune system cells.

    - CM-CF may be designed as an IN-VIVO therapeutic, following completion of animal studies, to repair the genetic defect most often associated with cystic fibrosis.

    - CM-B3AR may be designed as an IN-VIVO therapeutic, following completion of animal studies, to repair the genetic defect contributing to one of the most prevalent forms of obesity and diabetes.

    The Company intends to maintain its focus and build on its core expertise as it in-licenses compatible technologies and lead compounds. Further programs to discover and develop additional lead compounds will be initiated (i) as opportunities arise from discoveries relating to novel nucleoside compounds and DNA sequence errors causing selected human genetic disorders, and (ii) at the request of potential corporate partners. However, there can be no assurance that the Company's existing or future relationships will lead to the development of product candidates with commercial potential, or that the parties with which the Company enters into collaborative arrangements will perform their obligations successfully or on a timely basis.

                                  THE OFFERING

Securities Offered.........  1,700,000 shares of Common Stock and 1,700,000 Warrants. The
                             Shares and the Warrants will be separately transferable
                             immediately following the consummation of the Offering.

Exercise Price of
  Warrants.................  Each Warrant entitles the registered holder thereof to purchase, at any time over a fifty-four (54) month period
                             commencing six (6) months after the date of this Prospectus,
                             one share of Common Stock at a price of $         per share
                             [125% of the initial public offering price per Share]. The
                             Warrant exercise price is subject to adjustment under certain circumstances. See "Description of Securities."

Redemption of Warrants.....  Commencing eighteen (18) months after the date of this
                             Prospectus, the Warrants are subject to redemption by the
                             Company at $0.10 per Warrant on thirty (30) days' prior written notice to the warrantholders if the average closing bid price of the Common Stock equals or exceeds 200% of the initial
                             public offering price per share of Common Stock for any twenty
                             (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities."

Common Stock Outstanding
  prior to the
  Offering(1)..............  1,975,088 Shares

Securities Outstanding
  after the Offering(1)....  3,675,088 Shares and 1,700,000 Warrants

Use of Proceeds............  For research and development efforts, including preclinical studies for potential product candidates, working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors...............  The Securities offered hereby involve a high degree of risk and immediate substantial dilution. See "Risk Factors" and
                             "Dilution."

PROPOSED NASDAQ SMALL CAP MARKET SYMBOLS:

Common Stock...............  CODN

Warrants...................  CODNW

------------------------

(1) Excludes, as of September 30, 1996, 454,187 shares of Common Stock issuable upon exercise of stock options with a weighted average exercise price of $2.14 per share outstanding under the Company's 1996 Stock Option/Stock Issuance Plan (the "Plan") and 10,834 shares of Common Stock issuable upon exercise of an outstanding warrant at an exercise price of $1.50 per share. Also excludes 479,146 shares of Common Stock reserved for future grants of options and stock issuance rights under the Plan. See "Description of Securities" and "Shares Eligible for Future Sale."

    CODE MARKER AND THE CODON LOGO ARE TRADEMARKS OF THE COMPANY. THIS PROSPECTUS ALSO INCLUDES REFERENCES TO TRADEMARKS AND TRADE NAMES OF COMPANIES OTHER THAN THE COMPANY.

                         SUMMARY FINANCIAL INFORMATION

                                       PERIOD FROM                                                  PERIOD FROM
                                        INCEPTION                                                    INCEPTION
                                        (JUNE 21,                                                    (JUNE 21,
                                          1994)                           NINE MONTHS ENDED            1994)
                                         THROUGH       YEAR ENDED           SEPTEMBER 30,             THROUGH
                                       DECEMBER 31,   DECEMBER 31,   ----------------------------  SEPTEMBER 30,
                                           1994           1995           1995           1996            1996
                                      --------------  -------------  -------------  -------------  --------------

STATEMENTS OF OPERATIONS DATA:

Revenues............................   $    --        $    --        $    --        $    --         $    --

Expenses:

  Research and development..........        427,870       1,662,241      1,108,313      2,743,316      4,833,427

  General and administrative........         10,564         417,724        278,140        255,157        683,445
                                      --------------  -------------  -------------  -------------  --------------

    Total expenses..................        438,434       2,079,965      1,386,453      2,998,473      5,516,872
                                      --------------  -------------  -------------  -------------  --------------

Loss from operations................       (438,434)     (2,079,965)    (1,386,453)    (2,998,473)    (5,516,872)

Other income, net...................         11,487         192,834        122,085         73,027        277,348
                                      --------------  -------------  -------------  -------------  --------------

Net loss............................   $   (426,947)  $  (1,887,131) $  (1,264,368) $  (2,925,446)  $ (5,239,524)
                                      --------------  -------------  -------------  -------------  --------------
                                      --------------  -------------  -------------  -------------  --------------

Pro forma net loss per share(1).....                  $       (1.02)                $       (1.44)
                                                      -------------                 -------------
                                                      -------------                 -------------

Shares used in computing net loss
  per share(1)......................                      1,856,249                     2,036,458
                                                      -------------                 -------------
                                                      -------------                 -------------

                                                                                          AT SEPTEMBER 30, 1996
                                                                                       ---------------------------
                                                                                                          AS
                                                                                          ACTUAL      ADJUSTED(2)
                                                                                       ------------  -------------

BALANCE SHEET DATA:

  Cash, cash equivalents and short-term investments..................................  $  1,250,806  $   9,018,806

  Total assets.......................................................................     2,835,039     10,603,039

  Total liabilities..................................................................       172,892        172,892

  Total stockholders' equity.........................................................     2,662,147     10,430,147

------------------------

(1) See Note 2 of Notes to Financial Statements for an explanation of net loss per share and shares used in computing net loss per share.

(2) Adjusted to give effect to the receipt of the estimated net proceeds of the Offering based upon an assumed initial public offering price of $5.50 per Share and $0.10 per Warrant (after deducting estimated offering expenses and underwriting discounts payable by the Company in connection with the Offering). See "Use of Proceeds."

                                  THE COMPANY

    The Company was incorporated in Delaware in June 1994 under the name "OncorPharm, Inc." and changed its name to Codon Pharmaceuticals, Inc. in September 1996. The Company was originally formed as a subsidiary of Oncor, Inc., a Maryland corporation ("Oncor"), which immediately following the consummation of the Offering will beneficially own approximately 22.4% of the Company's outstanding Common Stock. The Company's principal executive offices are located at 200 Perry Parkway, Gaithersburg, Maryland 20877, and its telephone number is (301) 926-4400.

                                  RISK FACTORS

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. PROSPECTIVE INVESTORS SHOULD BE IN A POSITION TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.

DEVELOPMENT STAGE COMPANY; HISTORY OF OPERATING LOSSES; UNCERTAINTY OF FUTURE
  PROFITABILITY

    The Company was founded in June 1994, is at a development stage, and is subject to all of the business risks associated with a new enterprise, including constraints on the Company's financial, personnel and other resources, lack of established collaborative partnering relationships, and uncertainties regarding lead compound and product candidate development and future revenues. Prospective investors, therefore, have limited historical financial information about the Company upon which to base their evaluation of the Company's performance and an investment in the Securities offered hereby. Since its inception, the Company has been engaged in the acquisition of certain of its proprietary technologies through licensing arrangements, development of its lead compounds and potential product candidates, and the hiring of its scientific and management staff. The Company has incurred operating losses since its inception and, at September 30, 1996, the Company's accumulated deficit since inception was $5,239,524. The Company's losses have resulted principally from expenses incurred in research and development and laboratory operations, and from general and administrative expenses. The Company has yet to generate any revenues, and there can be no assurance that it will be able to generate revenues in the future. The Company anticipates that it will continue to incur substantial additional operating losses for at least the next several years and expects cumulative losses to increase as the Company's research and development efforts expand. The Company's ability to achieve profitability depends on its ability to out-license its potential product candidates to corporate partners, and the ability of such corporate partners to obtain the requisite regulatory approvals and successfully commercialize such product candidates. There can be no assurance when, or if, the Company will become profitable. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

NO ASSURANCE OF SUCCESSFUL PRODUCT CANDIDATE DEVELOPMENT

    The Company's research and development programs are at a very early stage of development. The Company has not completed development of any potential product candidates and, accordingly, has not begun to generate revenues from any product candidates. Substantial additional research and development will be necessary in order for the Company to develop potential product candidates based on its small molecule nucleoside compound technologies and its Code Marker technology, and there can be no assurance that the Company's research and development efforts will lead to the development of product candidates that are, through out-licensing arrangements with potential corporate partners, successful in preclinical studies, prove to be safe and effective in clinical trials, receive the requisite regulatory approvals, or, ultimately, are successfully commercialized. In addition to further research and development, all of the Company's potential product candidates will require significant, time-consuming and costly preclinical studies, clinical trials, regulatory approval, and substantial additional investment prior to their commercialization. It will be a number of years, if ever, before any of the Company's product candidate development efforts will be completed. There can be no assurance that any such product candidates will be successfully developed, will prove successful in preclinical studies, will be successfully licensed to future collaborative partners for clinical trials, will prove to be safe and effective in clinical trials, will meet applicable regulatory standards, will be capable of being produced in commercial quantities at acceptable costs, will be eligible for third-party reimbursement from governmental or private insurers, will be successfully marketed, or will achieve market acceptance. Further, the Company's potential product candidates may prove to have undesirable or unintended side effects that may prevent or limit their ability to receive regulatory approval or to limit their commercial use. The Company or its corporate partners may find, at any stage of this complex process, that potential product candidates that appeared promising in preclinical studies do not demonstrate safety or efficacy on a larger scale in clinical trials or do not receive the requisite regulatory approvals. Accordingly, any product candidate development program undertaken by the Company may be curtailed, redirected or eliminated at any time. In addition, there may be delays in the Company's preclinical development and study schedules, and there can be no assurance that the Company will meet expected preclinical development and study schedules, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Company" and "-- Research and Development."

RELATIONSHIP WITH ONCOR

    Pursuant to a technology license agreement between the Company and Oncor (the "Oncor License"), Oncor is providing the Company with an exclusive worldwide license to certain human genome technologies owned or licensed by Oncor, including certain technologies licensed to Oncor by Princeton, that may be useful for the development of product candidates for the treatment and prevention of certain human disorders which are caused wholly, or in part, by genetic mutations. The Company is reliant on the technologies licensed directly from Oncor and from third parties through Oncor, which the Company believes may form the basis for a significant portion of the Company's product candidates. The Company's rights under the Oncor License are subject to certain rights retained by Oncor, which include Oncor's rights in the field of genetic test systems and related products. The Oncor License expires in January 2000 and is automatically renewable for one-year periods, unless either party objects. There can be no assurance that the Oncor License will be renewed at the end of its initial term or that it will not be earlier terminated pursuant to its terms. There can also be no assurance that conflicts of interest between Oncor and the Company will not arise with respect to the Oncor License, any services that might be provided by Oncor to the Company in the future pursuant to a services arrangement between the parties or otherwise, or other aspects of the Company's relationship with Oncor.

    The Company's rights to technologies licensed to the Company from third parties through the Oncor License are subject to the license agreements between such third parties and Oncor. No assurance can be given that the third parties to these agreements will perform their obligations under such agreements on a timely basis, or at all. If such third parties breach or terminate their agreements with Oncor or otherwise fail to, or are unable to, comply with the provisions of their agreements with Oncor for whatever reason, the Company would have no direct recourse and would be dependent on Oncor to enforce such agreements. The agreements between Oncor and the third parties expire at various times. There can be no assurance that these agreements will be renewed at the end of their initial terms or that such agreements will not be terminated or cancelled prior to their expiration. The Company has no rights under these third-party agreements and is reliant upon Oncor to negotiate renewal of such agreements and resolve disputes under such agreements. If the third parties to the agreements that the Company licenses from Oncor through the Oncor License breach such agreements or otherwise fail to comply with such agreements, or such agreements are terminated or otherwise expire, the preclinical development of certain of the Company's lead compounds and product candidates may be delayed or terminated, or the Company would have to expend substantial additional resources on preclinical development, which would have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company's rights to technologies licensed to the Company from third parties through Oncor are subject to various provisions in the license agreements between such third parties and Oncor. No assurance can be given that Oncor will perform its obligations under such agreements, that such agreements will not be terminated, or that such agreements can be renewed upon termination or expiration. If Oncor breaches such agreements or otherwise fails to comply with such agreements, or if such agreements are terminated or otherwise expire, the preclinical development of certain of the Company's lead compounds and product candidates may be delayed or terminated, or the Company would have to expend substantial additional resources on preclinical development, which would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Licensing and Collaborative Arrangements," " -- Patents and Proprietary Information" and "Certain Transactions -- Relationship with Oncor."

DEPENDENCE ON COLLABORATIONS AND LICENSES WITH OTHERS

    The Company's strategy for the preclinical development of certain of its potential product candidates is to rely in part on various collaborative and license arrangements with academic and research institutions, including arrangements with each of Johns Hopkins, Yale, and, through the Oncor License, Princeton. Accordingly, the Company is dependent in part upon the subsequent success of such third parties in performing their obligations. There can be no assurance that the Company will be able to enter into acceptable collaborative and license arrangements in the future or that the parties with which the Company has established or will establish arrangements will perform their obligations under the arrangements. There can also be no assurance that its existing arrangements or any future arrangements will lead to the development of product candidates with commercial potential, that the Company will be able to obtain proprietary rights or licenses for proprietary rights with respect to any technology developed in connection with these arrangements, or that the Company will be able to ensure the confidentiality of any proprietary rights and information developed in such arrangements or prevent the public disclosure thereof. In general, the Company's collaborative and license arrangements provide that they may be terminated under certain circumstances. There can be no assurance that such arrangements will not be terminated or that the Company will be able to extend any of its collaborative and license arrangements upon their expiration. The Company currently has certain licenses from third parties, either directly or indirectly through the Oncor License, and in the future may require additional licenses from these or other parties to effectively preclinically design and develop potential product candidates. There can be no assurance that such licenses will be obtainable on commercially reasonable terms, if at all, or renewable if obtained, or that the patents underlying such licenses, if any, will be valid and enforceable, or that the proprietary nature of the patented technology underlying such licenses will remain proprietary.

    The Company's strategy for the clinical trials, regulatory approval and commercialization of any of its potential product candidates is to enter into arrangements with corporate partners, licensees and others. The Company's success, therefore, is reliant upon the success of such third parties in performing clinical trials, obtaining the requisite regulatory approvals, and successfully commercializing the Company's product candidates. There can be no assurance that such arrangements will be obtainable on commercially reasonable terms, if at all, that such arrangements will be successful, that the parties with which the Company will establish arrangements will perform their obligations under the arrangements, or that potential collaborators will not compete with the Company by seeking alternative means of developing treatments for the disorders targeted by the Company.

    The Company's rights to technologies licensed to the Company from third parties through the Oncor License are subject to the license agreements between such third parties and Oncor. No assurance can be given that the third parties to these agreements will perform their obligations under such agreements on a timely basis, or at all. If such third parties breach or terminate their agreements with Oncor, or otherwise fail to, or are unable to, comply with the provisions of their agreements with Oncor for whatever reason, the Company would have no direct recourse and would be dependent on Oncor to enforce such agreements. The agreements between Oncor and the third parties expire at various times. There can be no assurance that these agreements will be renewed at the end of their initial terms or that such agreements will not be terminated or cancelled prior to their expiration. The Company has no rights under these third-party agreements and is reliant upon Oncor to negotiate renewal of such agreements and resolve disputes under such agreements. If the third parties to the agreements which the Company licenses from Oncor through the Oncor License breach such agreements or otherwise fail to comply with such agreements, or such agreements are terminated or otherwise expire, the preclinical development of certain of the Company's product candidates may be delayed or terminated, or the Company would have to expend substantial additional resources on preclinical development, which would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Licensing and Collaborative Arrangements."

ADDITIONAL FINANCING REQUIREMENTS; ACCESS TO CAPITAL

    The Company has incurred negative cash flows from operations since its inception. The Company has expended, and expects to continue to expend, substantial funds to continue its research and development, preclinical studies and laboratory operations. The Company expects that its existing capital resources, together with the net proceeds of the Offering and the interest earned thereon, will be adequate to fund its capital requirements for the next 18 months. However, there can be no assurance that there will be no change in the Company's business, financial condition or results of operations that would consume available resources before such time. The Company's future capital requirements, and the adequacy of available funds, will depend on many factors, including the progress and scope of its research and development activities, the progress of its preclinical studies, changes in relationships with possible collaborative partners, changes in the focus and direction of the Company's research and development programs, the costs involved in preparing, filing, processing, maintaining, and enforcing patent claims and other intellectual property rights, competitive factors and technological advances, changes in the requirements of the United States Food and Drug Administration (the "FDA"), and comparable foreign regulatory processes and other factors. To the extent that funds generated from the Company's operations, together with its existing capital resources and the net proceeds of the Offering and the interest earned thereon, are insufficient to meet the Company's operating requirements, it is likely that it will seek to obtain additional funds through equity or debt financing or collaborative or other arrangements with corporate partners and others, or from other sources. The terms and prices of any such financings may be significantly more favorable to investors than those of the Securities to be sold in the Offering, which could have the effect of diluting or adversely affecting the holdings or the rights of existing stockholders of the Company, including investors acquiring Securities in the Offering. No assurance can be given that any required additional financing will be available when needed or on terms acceptable to the Company, if at all. If adequate additional funds are not available, the Company may be required to delay, scale back or eliminate certain of its research and development activities, to relinquish rights to certain of its technologies, lead compounds, or product candidates, or to license to third parties the development of technologies, lead compounds, or product candidates that the Company would otherwise seek to develop itself. The unavailability of adequate funds in the future would have a material adverse effect on the Company's business, financial condition and results of operations. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

NO ASSURANCE OF REGULATORY APPROVAL; GOVERNMENT REGULATION

    The FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of pharmaceutical products through lengthy and detailed laboratory and clinical trial procedures and other costly and time consuming procedures. Satisfaction of these requirements typically takes a number of years and varies substantially based upon the type, complexity and novelty of the pharmaceutical. In general, the FDA approval process for pharmaceuticals involves the submission of an Investigational New Drug ("IND") application following preclinical studies, clinical trials in humans to demonstrate the safety and efficacy of the product under the protocols set forth in the IND and submission of preclinical and clinical data as well as other information to the FDA in a New Drug Application ("NDA") or Product License Application ("PLA"). To date, the Company has not submitted an IND for any of its lead compounds or product candidates under development, and there can be no assurance that an IND will be submitted for any of the Company's potential product candidates. The Company or its potential collaborators will be required to expend substantial time and financial resources to conduct clinical trials. There can be no assurance that the results of such trials, should they be commenced, will support the submission or the approval of an NDA or PLA. Accordingly, there can be no assurance that FDA or other regulatory approval for any of the Company's potential product candidates will be granted on a timely basis, or at all. There can be no assurance that the Company or its potential collaborators will have sufficient resources to complete the required regulatory review process, or that the Company or its potential collaborators could overcome the inability to obtain, or delays in obtaining, such approvals. The failure of the Company's potential product candidates to receive FDA approval would preclude the Company or its potential collaborators from marketing and selling any of the Company's product candidates in the United States and would have a material adverse effect on the Company's business, financial condition and results of operations. As part of its product candidate commercialization strategy, the Company or its potential collaborators may seek approval to market and sell certain of the Company's product candidates in Europe before obtaining the requisite approvals in the United States. European and other foreign regulatory approvals are subject to the same risks and uncertainties as FDA and other regulatory approvals in the United States.

    The manufacturing and marketing of the Company's product candidates by the Company or its potential collaborators, as well as the Company's ongoing research and development activities and preclinical studies, are also subject to regulation by governmental agencies of the United States and other countries. The effect of government regulation may be to delay marketing of the Company's product candidates by the Company or its potential collaborators for a considerable period of time, to impose costly procedures upon the activities of the Company or its potential collaborators, and to furnish a competitive advantage to companies that compete with the Company or its potential collaborators. Any delay in obtaining, or failure to obtain, FDA or other necessary regulatory approvals, including approvals by comparable agencies in foreign countries, would adversely affect the marketing of the Company's product candidates by the Company or its potential collaborators and the ability to generate revenue. In addition, even if approvals are obtained, the marketing and manufacturing of pharmaceuticals are subject to continual FDA (or comparable foreign agency) review and surveillance and failure to comply with regulations, including maintaining compliance with good manufacturing practice ("GMP") requirements, or discovery of previously unknown problems can result in FDA (or comparable foreign agency) action against the product or the manufacturer, including fines, recalls, product seizures, and suspension or withdrawal of previously granted regulatory approvals. Furthermore, government regulation may increase at any time, creating additional hurdles for the Company or its potential collaborators. The extent of potential adverse government regulation which might arise from future legislation or administrative action cannot be predicted.

    Additionally, the Company and its potential collaborators are or may become subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with the Company's research and development work, including, but not limited to, the Federal Food, Drug and Cosmetic Act, the Environmental Protection Act, the Occupational Safety and Health Act, and state, local and foreign counterparts to certain of such acts. Compliance with such laws, regulations and requirements may be costly and time-consuming and the failure to maintain such compliance by the Company or its potential collaborators could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Government Regulation."

UNCERTAINTY OF PROTECTION OF PATENTS AND PROPRIETARY RIGHTS

    The Company's success will depend in large part on its, or its licensors, ability to obtain patents, defend its patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and in foreign countries. Because of the substantial length of time and expense associated with bringing new products through development and regulatory approval to the marketplace, the pharmaceutical and biotechnology industries place considerable importance on obtaining and maintaining patent and trade secret protection for new technologies and products. The Company owns or licenses the technologies underlying five pending United States patent applications and it has filed certain corresponding foreign patent applications and intends to file additional foreign patent applications and additional United States patent applications in relation to its patentable technologies, as appropriate. There can be no assurance that patents will issue as a result of any such pending applications or that, if issued, such patents will be sufficiently broad to afford protection against competitors with similar technology. The patent position of firms relying upon biotechnology is highly uncertain in general and involves complex legal and factual questions. To date there has emerged no consistent policy regarding the breadth of claims allowed in biotechnology patents or the degree of protection afforded under such patents. In addition, there can be no assurance that any patents issued to the Company, or for which the Company has license rights, will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide adequate protection to the Company. Moreover, there can be no assurance that others will not independently develop substantially equivalent technologies, design around the Company's or its licensees' patents or obtain access to the Company's unpatentable know-how. The commercial success of the Company will also depend upon avoiding the infringement of patents issued to competitors and upon maintaining the technology licenses upon which certain of the Company's potential product candidates might be based. Litigation, which could result in substantial cost to the Company, may be necessary to enforce the Company's patent and license rights or to determine the scope and validity of others' proprietary rights. If competitors of the Company prepare and file patent applications in the United States that claim technology also claimed by the Company, the Company may have to participate in interference proceedings declared by the United States Patent and Trademark Office (the "PTO") to determine the priority of invention, which could result in substantial cost to the Company, even if the outcome is favorable to the Company. An adverse outcome could subject the Company to significant liabilities to third parties and require the Company to license disputed rights from third parties, cease using the technology or curtail any related research and development activity. A United States patent application is maintained under conditions of confidentiality while the application is pending in the PTO, so that the Company cannot determine the inventions being claimed in pending patent applications filed by its competitors in the PTO. Further, patent laws do not provide any remedies for infringement that occurred before the patent is granted.

    The Company currently has certain licenses from third parties and in the future may require additional licenses from other parties to effectively develop its potential product candidates. There can be no assurance that such licenses will be obtainable on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable or that the proprietary nature of the patented technology underlying such licenses will remain proprietary.

    The Company relies substantially on certain technologies that are not patentable or proprietary and are therefore available to the Company's competitors. The Company also relies on certain proprietary trade secrets and know-how that are not patentable. Although the Company has taken steps to protect its unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, consultants and certain of its contractors, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors. In addition, the Company's scientists have obtained proprietary and other confidential information relating to the Company's potential collaborative partners during the development, negotiation and due diligence stages of potential arrangements with such collaborative partners. Although the Company has taken steps to protect the proprietary and other confidential information received from potential collaborative partners, there can be no assurance that any such potential collaborative partners will not make a claim that the Company has breached its responsibilities with respect to such information. Such a claim, if made, could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company's management and scientific personnel have been recruited primarily from other pharmaceutical companies and academic institutions. In many cases, these individuals are continuing research in the same areas with which they were involved prior to joining the Company. As a result, the Company could be subject to allegations of violation of trade secrets and similar claims. The Company has not received any notice of any such claims and knows of no basis for any such claims. See "Business -- Patents and Proprietary Information."

UNCERTAINTY RELATED TO HEALTH CARE REFORM MEASURES AND THIRD-PARTY REIMBURSEMENT

    Political, economic and regulatory influences are likely to lead to fundamental changes in the health care industry in the United States. Numerous proposals for comprehensive reform of the nation's health care system have been introduced in Congress over the past several years. In addition, certain states are considering various health care reform proposals. The Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery systems and payment methodologies, and that public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, reforms will be adopted, when they may be adopted, or what impact they may have on the Company. The Company's ability to earn sufficient returns on its potential product candidates will depend, in part, on the extent to which reimbursement for the costs of such products will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and there can be no assurance that adequate reimbursement will be available or sufficient to allow the Company's potential collaborators to sell any product candidates the Company may develop on a competitive basis.

RISK OF PRODUCT LIABILITY; AVAILABILITY OF INSURANCE

    The Company's business may be materially and adversely affected by potential product liability risks which are inherent in the preclinical study, clinical trials, manufacturing, and marketing of the Company's potential product candidates. There can be no assurance that product liability claims will not be asserted against the Company, its collaborators or licensees. In addition, the use of pharmaceutical product candidates that may be developed by the Company's potential collaborators in clinical trials and the subsequent sale of such product candidates by the Company's potential collaborators is likely to cause the Company to bear all or a portion of those risks. The Company does not currently have product liability insurance relating to any pharmaceutical product candidates it may develop. There can be no assurance that it will be able to obtain or maintain adequate product liability insurance on acceptable terms or that such insurance will provide adequate coverage against potential liabilities. Furthermore, there can be no assurance that any collaborators or licensees of the Company will agree to indemnify the Company, be sufficiently insured, or have a net worth sufficient to satisfy the product liability claims. Claims or losses in excess of any liability insurance coverage that may be obtained by the Company could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business -- Product Liability and Insurance."

NO CLINICAL TESTING OR REGULATORY CAPABILITIES

    To date, the Company has engaged in preclinical development of its potential product candidates and expects to conduct clinical trials through collaborative arrangements with third parties not employed by the Company. To adequately test its potential product candidates and to obtain necessary regulatory approvals in-house, the Company will need to hire additional personnel skilled in the clinical-trial and the regulatory-compliance processes. There can be no assurance that the Company will successfully complete clinical trials for, obtain regulatory approval for, manufacture or market any product candidate it may develop, either independently or pursuant to manufacturing or marketing arrangements, if any, with third parties. Should the Company seek to enter into any such third-party arrangements, there can be no assurance that such arrangements can be successfully negotiated on commercially reasonable terms, or that any such arrangements, if entered into, will be successful. See
"Business -- Government Regulation."

NO MANUFACTURING CAPABILITIES

    The Company has no experience in manufacturing pharmaceuticals and has not invested in the development of pharmaceutical manufacturing capabilities which comply with the GMP requirements prescribed by the FDA. To be successful, upon the receipt of the requisite regulatory approvals, the Company's product candidates must be manufactured in commercial quantities under GMP and at acceptable costs. Once it has identified potential product candidates, the Company will depend on its collaborators or licensees, if any, or it will need to develop its own GMP manufacturing facility for the commercial manufacture of its potential product candidates. If the Company is unable to enter into collaborative relationships or develop manufacturing capabilities on acceptable terms, the Company's ability to conduct preclinical studies will be adversely affected, resulting in delays in the development of such product candidates, the submission of product candidates for regulatory approval and delays in the initiation of new development programs. There can be no assurance that the Company will be able to acquire or establish satisfactory third-party relationships to provide manufacturing resources. See
"Business -- Manufacturing."

NO MARKETING AND SALES CAPABILITIES

    The Company has no experience in marketing, distributing or selling pharmaceutical products. In order to market and sell any product candidates that it may develop in-house, the Company will need to develop a sales force and a marketing group, or make appropriate arrangements with its collaborators, licensees or other strategic partners to provide for the sales, distribution and marketing of any product candidates it may develop. There can be no assurance that the Company will be able to establish sales, distribution or marketing capabilities or make arrangements with others to perform such activities. See "Business -- Marketing and Sales."

INTENSE COMPETITION

    The pharmaceuticals and biotechnology industries are subject to intense competition. Competitors of the Company in the United States and in foreign countries are numerous and include, among others, diagnostic, health care, pharmaceutical, biotechnology and chemical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have substantially greater financial and technical resources and production and marketing capabilities than the Company. There can be no assurance that these competitors will not succeed in developing technologies and products that are more effective, easier to use or less expensive than those that are being developed by the Company or that would render the Company's technology and potential product candidates obsolete and noncompetitive. The Company also competes with various companies in acquiring technology from academic institutions, government agencies and research organizations. In addition, many of the Company's competitors have significantly greater experience than the Company in conducting preclinical studies of new pharmaceutical products and in obtaining FDA and other regulatory approvals of products for use in health care. Accordingly, the Company's competitors may succeed in obtaining regulatory approval for products more rapidly than the Company or its potential collaborators. The Company relies on certain technologies that are not patentable or proprietary and are available to the Company's competitors. Competition may increase further as a result of the potential advances in the technology underlying the product candidates being developed by the Company. See "Business -- Competition."

TECHNOLOGICAL CHANGES AND UNCERTAINTY

    The Company is engaged in the pharmaceutical and biotechnology industries, which are characterized by extensive research efforts and rapid technological progress. New developments in areas in which the Company is conducting its research and development are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and discoveries by others will not render some or all of the Company's proposed programs or product candidates noncompetitive or obsolete. The Company's business strategy is subject to the risks inherent in the development of new products using new technologies and approaches. There can be no assurance that unforeseen problems will not develop with these technologies or applications, that the Company will be able to address successfully technological challenges it encounters in its research and development programs or that commercially feasible product candidates will ultimately be developed by the Company. See
"Business -- Competition."

DEPENDENCE ON KEY MANAGEMENT AND QUALIFIED PERSONNEL

    The Company is highly dependent upon the efforts of its senior management, scientific advisory board and consultants. The loss of the services of one or more members of senior management could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the loss of the services of certain members of the Company's scientific advisory board and certain consultants could materially and adversely affect the Company to the extent that the Company is pursuing research or development in areas of such scientific advisors' or consultants' expertise. Although the Company intends to acquire a $1 million key-man life insurance policy on the life of William A. Ryan, Jr., M.D., the Company's President and Chief Executive Officer, the Company does not believe such amounts would be adequate to compensate for the loss of such executive. Due to the specialized scientific nature of the Company's business, the Company is also highly dependent upon its ability to attract and retain qualified scientific, technical and key management personnel. There is intense competition for qualified personnel in the areas of the Company's activities and there can be no assurance that the Company will be able to continue to attract and retain the qualified personnel necessary for the development of its existing business and its expansion into areas and activities requiring additional expertise. The loss of, or failure to recruit, scientific, technical, and managerial personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company's scientific advisors and consultants may be employed by or have consulting agreements with entities other than the Company, some of which may compete with the Company. To the extent that members of the Company's scientific advisory board or the consultants have consulting arrangements with or become employed by any competitor of the Company, the Company's business, financial condition or results of operations could be materially and adversely affected. Any inventions or processes independently discovered by the scientific advisors or the consultants will not, unless otherwise agreed, become the property of the Company and will remain the property of such persons or their employers. In addition, the institutions with which the scientific advisors and the consultants are affiliated may make available the research services of their scientific and other skilled personnel, including the scientific advisors and the consultants, to competitors of the Company pursuant to sponsored research agreements. Under such sponsored research agreements, such institutions may be obligated to assign or license to a competitor of the Company patents and other proprietary information that may result from research sponsored by an entity other than the Company, including research performed by a scientific advisor or a consultant for a competitor of the Company.

    The Company requires all employees, consultants and certain of its contractors to enter into confidentiality agreements that prohibit the disclosure of confidential information to anyone outside the Company and require disclosure and assignment to the Company of their ideas, developments, discoveries or inventions developed during the course of their service to the Company. However, no assurance can be given that competitors of the Company will not gain access to trade secrets and other proprietary information developed by the Company and disclosed to the scientific advisors and the consultants. See "Business -- Scientific Advisory Board and Consultants," "-- Human Resources" and "Management."

LACK OF PRIOR PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE; POSSIBLE
  VOLATILITY OF SECURITIES PRICES

    Prior to the Offering, there has been no public market for the Securities, and there can be no assurance that an active public market for the Securities will develop after consummation of the Offering, or if developed, that it will be sustained. The initial public offering price of the Securities and the exercise price and terms of the Warrants will be determined by negotiations between the Company and the Underwriters. Factors to be considered in such negotiations, in addition to prevailing market conditions, include the history and prospects of the industries in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure, the market for initial public offerings and certain other factors deemed relevant. Therefore, the initial public offering price of the Securities and the exercise price and terms of the Warrants do not necessarily bear any relationship to established valuation criteria and may not be indicative of prices for the Securities that may prevail at any time or from time to time in the public market. See "Underwriting." The market price of the Securities, like that of the securities of many other biotechnology and pharmaceutical companies, is likely to highly volatile. Factors such as announcements of technological innovations or new products by the Company or its competitors, preclinical study or clinical trial results relating to or regulatory approvals or disapprovals of the Company's or competitors' product candidates, government regulation, health care legislation, developments or disputes concerning patent or other proprietary rights of the Company or its competitors, including litigation, fluctuations in the Company's operating results, and market prices of the capital stock of pharmaceutical and biotechnology companies in general could have a significant impact on the future market price of the Securities. In addition, the stock market has from time to time experienced extreme price and volume fluctuations that may be unrelated to the operating performance of particular companies.

POSSIBLE DELISTING FROM THE NASDAQ SMALL CAP MARKET; MARKET ILLIQUIDITY

    Although the Securities will be initially quoted on the Nasdaq Small Cap Market ("Nasdaq"), continued inclusion of such securities on Nasdaq will require that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price for the Common Stock be at least $1.00 per share, (iii) the public float consists of at least 100,000 shares of Common Stock, valued in the aggregate at more than $200,000, (iv) the Common Stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders. If the Company is unable to satisfy such maintenance requirements, the Securities may be delisted from Nasdaq. In such event, trading, if any, in the Securities would thereafter be conducted in the over-the-counter market in the "pink sheets" or the National Association of Securities Dealers, Inc.'s "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be materially and adversely affected, not only in the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of the Company, which could result in lower prices for the Securities than might otherwise be attained and could also result in a larger spread between the bid and asked prices for the Securities.

    In addition, if the Common Stock is delisted from trading on Nasdaq and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability demonstration for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, as amended, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Securities and Exchange Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Securities and the ability of purchasers in the Offering to sell their securities in the secondary market. There can be no assurance that the Securities will not be delisted or treated as penny stock.

CONTROL BY EXISTING STOCKHOLDERS

    Upon consummation of the Offering, Oncor will own 22.4% of the outstanding shares of Common Stock (20.9% if the Underwriters' over-allotment option is exercised in full) and the directors, officers and employees of the Company and certain affiliates of such persons (other than Oncor) will own approximately 7.3% of the outstanding shares of Common Stock (6.8% if the Underwriters' over-allotment option is exercised in full). Collectively, such stockholders of the Company may be able to control or influence certain actions such as the election of directors and the authorization of certain transactions that require stockholder approval and be able to otherwise control the Company's policies without concurrence of the Company's other stockholders. In addition, Mr. Stephen Turner, Chief Executive Officer and Chairman of the Board of Directors of Oncor, is a Director of the Company. See "Management--Compensation Committee Interlocks and Insider Participation," "Certain Transactions" and "Principal Stockholders."

SHARES ELIGIBLE FOR FUTURE SALE; EFFECT ON ABILITY TO RAISE CAPITAL

    Sales of substantial amounts of Common Stock in the public market following the Offering could adversely affect the prevailing market price of the Company's Common Stock and may have a material adverse effect on the Company's ability to raise any necessary capital to fund its future operations. Upon completion of the Offering, the Company will have 3,675,088 outstanding shares of Common Stock (assuming no exercise of the Underwriter's over-allotment option to purchase up to an additional 255,000 shares of Common Stock and/or 255,000 Warrants and assuming no exercise of outstanding options or warrants). Of these shares, the 1,700,000 Shares and 1,700,000 Warrants sold to the public in the Offering will be freely tradeable without restrictions or further registration under the Act, except for any shares held by "affiliates" of the Company within the meaning of the Act, which will be subject to the resale limitations of Rule 144. The holders of the remaining 1,975,088 shares have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock for a period of 18 months after the date of this Prospectus without the prior written consent of National Securities Corporation. Additional shares of Common Stock, including shares issuable upon exercise of outstanding options and warrants, will become eligible for sale in the public market from time to time in the future. See "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."

EFFECT OF CERTAIN CHARTER AND BYLAW PROVISIONS

    Certain provisions of the Company's Second Amended and Restated Certificate of Incorporation and Bylaws, including the inability of stockholders to effect actions by written consent and allowing the Board of Directors to issue Preferred Stock without any vote or further action by the stockholders, may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. In addition, the Company is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless certain conditions are met. See "Management" and "Description of Securities -- Change of Control Provisions."

POTENTIAL ADVERSE EFFECT OF REPRESENTATIVE'S WARRANTS

    Upon the consummation of the Offering, the Company will sell to the Representative and/or its designees, for nominal consideration, warrants to purchase up to 172,500 shares of Common Stock and/or 172,500 Warrants (the "Representative's Warrants"). The Representative's Warrants will be exercisable for a period of four years commencing one year after the effective date of the
Offering, at an exercise price of $         per share [120% of the initial
public offering price per share] and $         per Warrant [120% of the initial
public offering price per Warrant]. The Warrants obtained upon exercise of the Representative's Warrants will be exercisable for a period of four years commencing one year after the effective date of the Offering, at an exercise
price of $         per share [120% of the initial public offering price per
share]. For the term of the Representative's Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership, with a resulting dilution in the interest of the holders of the Company's other securities, including the Securities. As long as the Representative's Warrants remain unexercised, the Company's ability to obtain additional capital might be materially and adversely affected. Moreover, the Representative may be expected to exercise the Representative's Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided by the Representative's Warrants. See "Underwriting."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

    Commencing 18 months after the date of this Prospectus, the Warrants are subject to redemption at $0.10 per Warrant on thirty days' prior written notice to the warrantholders if the average closing bid price of the Common Stock equals or exceeds 200% of the initial public offering price per share of Common Stock for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are redeemed, holders of the Warrants will lose their rights to exercise the Warrants after the expiration of the 30-day notice of redemption period. Upon receipt of a notice of redemption, holders would be required to:
(i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the current market price, if any, when they might otherwise wish to hold the Warrants, or (iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Redeemable Warrants."

LEGAL RESTRICTIONS ON SALES OF SHARES UNDERLYING THE WARRANTS

    The Warrants are not exercisable unless, at the time of the exercise, the Company has an effective registration statement, incorporating a current prospectus, covering the resale of the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company has agreed to keep a registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants effective for the term of the Warrants, if it fails to do so for any reason, the Warrants may be deprived of value.

    The Shares and Warrants are separately transferable immediately following the consummation of the Offering. Purchasers may buy Warrants in the aftermarket in, or may move to, jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities."

DISCRETION OF MANAGEMENT AND THE BOARD OF DIRECTORS IN USE OF PROCEEDS

    Although the Company intends to apply the net proceeds of the Offering in the manner described under "Use of Proceeds," the Company's management and the Board of Directors will have broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and all other aspects of the use thereof. The Company reserves the right to reallocate the net proceeds of the Offering among the various categories set forth under "Use of Proceeds" as it, in its sole discretion, deems necessary or advisable based upon prevailing business conditions and circumstances. See "Use of Proceeds."

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The Company's Second Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted by the DGCL, the personal liability of Directors for monetary damages for breach of their fiduciary duties as a Director. The Company's Bylaws provide that the Company shall indemnify its officers and Directors to the fullest extent permitted by law. Section 145 of the DGCL provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that such person was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe their conduct was unlawful. The DGCL does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Second Amended and Restated Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care. See "Management-- Limitations of Directors' Liability and Indemnification."

IMMEDIATE SUBSTANTIAL DILUTION; DISPARITY OF CONSIDERATION

    Purchasers of the Securities in the Offering will experience immediate and substantial dilution in the net tangible book value of the shares of Common Stock purchased by them in the Offering. The immediate dilution to purchasers of the Securities offered hereby is $2.66, or 48.4% per share of Common Stock. Additional dilution to future net tangible book value per share may occur upon the exercise of the Warrants, the Representative's Warrants, other outstanding warrants, and options that are outstanding or are issued under the Company's option plans. The current stockholders of the Company, including the Company's Directors and persons or entities affiliated with them, acquired their shares of Common Stock for consideration substantially less than the initial public offering price of the shares of Common Stock offered hereby. See "Capitalization," "Dilution" and "Certain Transactions."

ABSENCE OF DIVIDENDS

    The Company has not paid cash dividends since its inception and does not intend to pay any dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the 1,700,000 Shares and 1,700,000 Warrants offered hereby are estimated to be approximately $7,768,000 ($9,010,000 if the Underwriters' over-allotment option is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, based on an assumed initial public offering price of $5.50 per Share and $0.10 per Warrant. The Company intends to use the net proceeds as follows:

                                                                                  PROCEEDS
                                                                           -----------------------
Research and development activities......................................  $  5,826,000         75%
Working capital and general corporate purposes...........................  $  1,942,000         25%
                                                                           ------------        ---
    TOTALS:..............................................................  $  7,768,000        100%
                                                                           ------------        ---
                                                                           ------------        ---

    The amount and timing of the expenditures of the net proceeds for these purposes will depend on numerous factors, including the status of the Company's product candidate development efforts, the results of preclinical studies and competition. The amount and timing of the expenditures will also depend on the Company's or its potential collaborators' ability to complete clinical trials, the regulatory approval process, manufacturing, sales and marketing activities and market acceptance of the Company's product candidates. The Company may also use a portion of the net proceeds to acquire complementary businesses, products or technologies, although the Company has no agreements and is not involved in any negotiations with respect to any such transactions. The Company will have broad discretion over the net proceeds of the Offering. See "Risk
Factors -- Discretion of Management and the Board of Directors in Use of Proceeds." Pending such uses, the Company plans to invest the net proceeds from the Offering in short-term, investment-grade, interest-bearing securities.

    The Company expects that its existing capital resources, together with the net proceeds of the Offering and the interest earned thereon, will be adequate to fund its capital requirements for the next 18 months. However, there can be no assurance that there will be no change in the Company's business, financial condition or results of operations that would consume available resources before such time. The Company anticipates that additional funding will be required after the use of the net proceeds of the Offering. No assurance can be given that such additional financing will be available when needed or on terms acceptable to the Company, if at all. See "Risk Factors -- Additional Financing Requirements; Access to Capital."

                                DIVIDEND POLICY

    The Company has not paid cash dividends since its inception and does not intend to pay any dividends on its Common Stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

                                 CAPITALIZATION

    The following table sets forth at September 30, 1996: (i) actual; and (ii) the pro forma capitalization of the Company, as adjusted to reflect the sale by the Company of the 1,700,000 Shares and 1,700,000 Warrants offered hereby at an assumed initial public offering price of $5.50 per Share and $0.10 per Warrant and the initial application of the estimated net proceeds therefrom after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Securities." This table should be read in conjunction with the Company's Financial Statements and the Notes thereto which are included elsewhere in this Prospectus.

                                                                                         AT SEPTEMBER 30, 1996
                                                                                     -----------------------------
                                                                                                      PRO FORMA,
                                                                                        ACTUAL      AS ADJUSTED(1)
                                                                                     -------------  --------------
Long-term debt less current portion................................................  $    --        $     --
Stockholders' deficit:
  Convertible Preferred Stock, $0.01 par value; 10,000,000 shares authorized;
    1,500,000 shares of Series A Convertible Preferred Stock authorized; 1,500,000 shares issued and outstanding (actual); and 3,000,000 shares of Series B
    Convertible Preferred Stock authorized; 1,519,000 shares issued and outstanding
    (actual); and no shares of Preferred Stock issued and outstanding (pro forma,
    as adjusted)...................................................................      5,969,474        --
  Common Stock, $0.01 par value; 20,000,000 shares authorized; 968,754 shares issued and outstanding (actual); 3,675,088 shares issued and outstanding (pro
    forma, as adjusted)(2).........................................................          9,688          36,751
  Additional paid-in capital.......................................................      1,959,414      15,669,825
  Deferred compensation............................................................        (36,720)        (36,720)
  Unrealized loss on investments...................................................           (185)           (185)
  Deficit accumulated during the development stage.................................     (5,239,524)     (5,239,524)
                                                                                     -------------  --------------
    Total stockholders' equity.....................................................      2,662,147      10,430,147
                                                                                     -------------  --------------
      Total capitalization.........................................................      2,662,147      10,430,147
                                                                                     -------------  --------------
                                                                                     -------------  --------------

------------------------

(1) Presented on a pro forma, as adjusted basis to give effect to the conversion of the outstanding shares of Preferred Stock into 1,006,334 shares of Common Stock upon the consummation of the Offering.

(2) Excludes, as of September 30, 1996, 454,187 shares of Common Stock issuable upon exercise of stock options with a weighted average exercise price of $2.14 per share outstanding under the Company's Plan, and 10,834 shares of Common Stock issuable upon exercise of an outstanding warrant at an exercise price of $1.50 per share. Also excludes 479,146 shares of Common Stock reserved for future grants of options and stock issuance rights under the Plan. See "Management--1996 Stock Option/ Stock Issuance Plan," "Description of Securities" and "Shares Eligible for Future Sale."

                                    DILUTION

    The pro forma net tangible book value (deficit) of the Company at September 30, 1996 was $2,662,147 in the aggregate, or approximately $1.35 per share of Common Stock. "Pro forma net tangible book value per share of Common Stock" is determined by dividing the tangible net worth of the Company (total assets of the Company less total liabilities) by the number of shares of Common Stock outstanding as of that date after giving effect to the conversion of the outstanding shares of Preferred Stock into Common Stock. After giving effect to the sale of the Securities offered hereby at an assumed initial public offering price of $5.50 per Share, after deducting the underwriting discount and estimated offering expenses, the Company's pro forma net tangible book value of Common Stock at September 30, 1996 would have been $10,430,147 in the aggregate, or approximately $2.84 per share of Common Stock. This represents an immediate increase in net tangible book value of $1.49 per share to existing stockholders and an immediate dilution of $2.66 per share in net tangible book value to new investors purchasing in the Offering. The following table illustrates this per share dilution:

Assumed initial public offering price per Share.......................             $    5.50
  Pro forma net tangible book value per Share before the Offering.....  $    1.35
  Increase per share attributable to the Offering.....................       1.49
                                                                        ---------
Pro forma net tangible book value per Share after the Offering........                  2.84
                                                                                   ---------
Dilution in net tangible book value per Share to new
  investors(1)(2).....................................................             $    2.66
                                                                                   ---------
                                                                                   ---------

------------------------

(1) Determined by subtracting the pro forma net tangible book value per share after the Offering from the amount of cash paid by a new investor for Securities in the Offering.

(2) If the Underwriters' over-allotment option is exercised in full, dilution per share to new investors would be $2.53. See "Underwriting."

    The following table summarizes, on a pro forma basis to reflect the same adjustments described above, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by (i) existing stockholders of Common Stock at September 30, 1996 and (ii) new stockholders in the Offering, assuming the sale of the 1,700,000 Shares and 1,700,000 Warrants offered hereby at an assumed initial public offering price of $5.50 per Share and $0.10 per Warrant. The calculations are based upon total consideration given by new investors and existing stockholders before any deduction of underwriting discounts and offering expenses.

                                                         SHARES PURCHASED         TOTAL CONSIDERATION
                                                      -----------------------  --------------------------   AVERAGE PRICE
                                                        NUMBER      PERCENT       AMOUNT        PERCENT       PER SHARE
                                                      ----------  -----------  -------------  -----------  ---------------
Existing stockholders(1)............................   1,975,088          54%  $   7,965,502          46%     $    4.03
New investors.......................................   1,700,000          46       9,350,000          54           5.50
                                                      ----------         ---   -------------         ---          -----
Total...............................................   3,675,088         100%  $  17,315,502         100%     $    4.71
                                                      ----------         ---   -------------         ---          -----
                                                      ----------         ---   -------------         ---          -----

------------------------

(1) Excludes, as of September 30, 1996, 454,187 shares of Common Stock issuable upon exercise of stock options with a weighted average exercise price of $2.14 per share outstanding under the Company's Plan, and 10,834 shares of Common Stock issuable upon exercise of an outstanding warrant at an exercise price of $1.50 per share. Also excludes 479,146 shares of Common Stock reserved for future grants of options and stock issuance rights under the Plan. See "Management -- 1996 Stock Option/ Stock Issuance Plan," "Description of Securities" and "Shares Eligible for Future Sale."

                            SELECTED FINANCIAL DATA

    The following selected financial data set forth below at December 31, 1994 and 1995 and for each of the periods from inception (June 21, 1994) through December 31, 1994 and the year ended December 31, 1995 have been derived from the audited financial statements of the Company. The financial statements of the Company at December 31, 1994 and 1995 and for the fiscal period from inception (June 21, 1994) to December 31, 1994 and the year ended December 31, 1995, together with the notes thereto and the related report of Arthur Andersen LLP, independent public accountants, are included elsewhere in this Prospectus. The selected financial data for the nine months ended September 30, 1995, September 30, 1996, and the period from inception (June 21, 1994) to September 30, 1996 are derived from unaudited financial statements of the Company, which are included elsewhere in this Prospectus. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) that the Company considers necessary for a fair presentation. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of results for any future period or the full year. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                                                                                                    PERIOD FROM
                                        PERIOD FROM                                                  INCEPTION
                                         INCEPTION                                                   (JUNE 21,
                                         (JUNE 21,                        NINE MONTHS ENDED            1994)
                                       1994) THROUGH   YEAR ENDED           SEPTEMBER 30,             THROUGH
                                       DECEMBER 31,   DECEMBER 31,   ----------------------------  SEPTEMBER 30,
                                           1994           1995           1995           1996            1996
                                       -------------  -------------  -------------  -------------  --------------
STATEMENTS OF OPERATIONS DATA:
Revenues.............................   $   --        $    --        $    --        $    --         $    --
Expenses:
  Research and development...........       427,870       1,662,241      1,108,313      2,743,316      4,833,427
  General and administrative.........        10,564         417,724        278,140        255,157        683,445
                                       -------------  -------------  -------------  -------------  --------------
    Total expenses...................       438,434       2,079,965      1,386,453      2,998,473      5,516,872
                                       -------------  -------------  -------------  -------------  --------------
Loss from operations.................      (438,434)     (2,079,965)    (1,386,453)    (2,998,473)    (5,516,872)
Other income, net....................        11,487         192,834        122,085         73,027        277,348
                                       -------------  -------------  -------------  -------------  --------------
Net loss.............................   $  (426,947)  $  (1,887,131) $  (1,264,368) $  (2,925,446)  $ (5,239,524)
                                       -------------  -------------  -------------  -------------  --------------
                                       -------------  -------------  -------------  -------------  --------------
Pro forma net loss per share(1)......                 $       (1.02)                $       (1.44)
                                                      -------------                 -------------
                                                      -------------                 -------------
Shares used in computing net loss per
  share(1)...........................                     1,856,249                     2,036,458
                                                      -------------                 -------------
                                                      -------------                 -------------

                                                               AT DECEMBER 31,
                                                          --------------------------       AT SEPTEMBER 30,
                                                              1994          1995                 1996
                                                          ------------  ------------  ---------------------------
                                                                                                         AS
                                                                                         ACTUAL      ADJUSTED(2)
                                                                                      ------------  -------------
BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments.......  $  1,085,433  $  1,301,030  $  1,250,806  $   9,018,806
Total assets............................................     1,489,122     2,721,054     2,835,039     10,603,039
Total liabilities.......................................       691,069       152,367       172,892        172,892
Total stockholders' equity..............................       798,053     2,568,687     2,662,147     10,430,147

------------------------

(1) See Note 2 of Notes to Financial Statements for an explanation of net loss per share and shares used in computing net loss per share.

(2) Adjusted to give effect to the receipt of the estimated net proceeds of the Offering based upon an assumed initial public offering price of $5.50 per Share and $0.10 per Warrant (after deducting estimated offering expenses and underwriting discounts payable by the Company in connection with the Offering). See "Use of Proceeds."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND OTHER PARTS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    Codon was incorporated in Delaware in June 1994 as a subsidiary of Oncor under the name "OncorPharm, Inc." and changed its name to Codon Pharmaceuticals, Inc. in September 1996. The Company is engaged in the design and preclinical study of lead compounds and product candidates for use in the treatment and prevention of cancers and viral infections, the control of melanin production in the skin, and gene repair. Since its inception, the Company has devoted substantially all of its resources to acquiring certain of its proprietary technologies through licensing arrangements, developing its lead compounds and potential product candidates and hiring its scientific and management staff. The Company has not completed development of any potential product candidates and, accordingly, has not begun to generate revenues from any product candidates and does not expect to receive any such revenue for at least several years, if at all. There can be no assurance that any of the Company's potential product candidates will ever be successfully commercialized by the Company or any of its potential collaborators. See "Risk Factors -- No Assurance of Successful Product Candidate Development."

    The Company is at a development stage and is subject to all of the business risks associated with a new enterprise, including constraints on the Company's financial, personnel and other resources, lack of established collaborative partnering relationships, and uncertainties regarding lead compound and product candidate development and future revenues. Prospective investors, therefore, have limited historical financial information about the Company upon which to base their evaluation of the Company's performance and an investment in the Securities offered hereby. The Company has incurred operating losses since its inception and, at September 30, 1996, the Company's accumulated deficit since inception was $5,239,524. The Company's losses have resulted principally from expenses incurred in research and development and laboratory operations, and from general and administrative expenses. The Company has yet to generate any revenues, and there can be no assurance that the Company will be able to generate revenues in the future. The Company anticipates that it will continue to incur substantial additional operating losses for at least the next several years and expects cumulative losses to increase as the Company's research and development and general and administrative efforts expand. The Company's ability to achieve profitability depends on its ability to out-license its potential product candidates to corporate partners, and the ability of such corporate partners to obtain the requisite regulatory approvals and successfully commercialize such product candidates. There can be no assurance when, or if, the Company will become profitable.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION (JUNE 21, 1994) TO DECEMBER
  31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996

    RESEARCH AND DEVELOPMENT EXPENSES. The Company's research and development expenses consist primarily of payments relating to the preclinical development of the Company's lead compounds and potential product candidates and the expenses related to the Company's funding of research in collaboration with certain universities and institutions. The Company incurred research and development expenses of $427,870, $1,662,241 and $2,743,316 in 1994, 1995 and
the first nine months of 1996, respectively. The increase in research and development expenses in 1995 and the first nine months of 1996 results primarily from: (1) hiring of additional research and development personnel to conduct and coordinate the

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Company's expanded research and development program; (2) completion and start-up of the Company's laboratory facility in May 1995 resulting in increased expenses for operating supplies, depreciation and amortization; and (3) an increase in the number of licensing and collaborative arrangements with research institutions resulting in increased license fees, consulting fees, and research grants and expenses. Research and development expenses are expected to increase as the Company continues to expand its research and development activities and as it enters into collaborative arrangements with potential academic and corporate partners.

    GENERAL AND ADMINISTRATIVE EXPENSES. The Company's general and administrative expenses consist primarily of salaries paid to the Company's executive officers and administrative personnel, professional fees, insurance, and other administrative expenses. The Company incurred general and administrative expenses of $10,564, $417,724 and $255,157 in 1994, 1995 and the first nine months of 1996, respectively. The increase in general and administrative expenses in 1995 resulted primarily from the hiring of the Company's first full time Chief Executive Officer in February 1995, the hiring of other legal and administrative personnel, and increased legal fees associated with the expansion of the Company's research and development program. The decline in the rate of general and administrative spending in the first nine months of 1996 reflects reduced spending for legal fees and a reduction in the level of administrative and accounting services provided to the Company by Oncor. The Company anticipates that the management services arrangement with Oncor, pursuant to which Oncor provides certain administrative, accounting and consulting services, will decrease as the Company hires additional personnel to perform these services. The Company believes the incremental cost to hire additional personnel and perform the services currently provided by Oncor will not be material. The Company anticipates that general and administrative expenses will increase as the number of personnel increase. See "Certain Transactions -- Relationship with Oncor."

    OTHER INCOME. Other income consists primarily of equipment rental income from OncorMed, Inc. ("OncorMed," an affiliate of Oncor), and interest income on invested funds. Other income was $11,487, $192,834 and $73,027 in 1994, 1995 and the first nine months of 1996, respectively. Rental income from OncorMed was $66,000 and $54,000 for the year ended December 31, 1995 and the first nine months of 1996, respectively. The fluctuation in other income was due in part to the investment of funds received in connection with private placements of the Company's Preferred Stock.

    NET LOSSES. The Company incurred net losses of $426,947, $1,887,131 and $2,925,446, in 1994, 1995 and the first nine months of 1996, respectively. The Company expects its operating losses to continue and increase for at least the next several years.

LIQUIDITY AND CAPITAL RESOURCES

    Since the Company's inception there have been no revenues and the Company's operations have principally been funded through an initial capital infusion from Oncor, private placements of the Company's equity securities and, to a lesser extent, by advances from Oncor. From the date of inception through September 30, 1996, the Company has received net proceeds of $5,969,000 from the sale and issuance of Preferred Stock in such financings. Further, Oncor advanced a total of $632,502 to the Company from June 1994 through December 1994 (the "Oncor Advances"). On December 31, 1994, the Oncor Advances were converted into a convertible promissory note convertible into Common Stock at $6.00 per share (the "Note"). In April 1995, Oncor converted the Note to 105,417 shares of Common Stock of the Company. No additional advances were made by Oncor to the Company after the Note was converted to Common Stock.

    As of September 30, 1996, the Company had cash, cash equivalents and short-term investments of $1,250,806. For the nine months ended September 30, 1996, net cash used in the Company's operating activities was $2,628,451. For the years ended December 31, 1995 and 1994, net cash used in the Company's operating activities was $1,749,590 and $358,405, respectively, and included amounts paid by the Company in connection with its various collaborative arrangements.

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    In November 1996, the Company expects to enter into a sublease with Oncor for its current facilities which will expire in March 2004, with Oncor having an option to extend the lease for an additional five-year term. The sublease will require the Company to pay monthly rent of approximately $10,200 and monthly maintenance of approximately $3,100. The monthly rent and the monthly maintenance fee will be subject to adjustments for inflation. See "Business -- Facilities" and "Certain Transactions -- Relationship with Oncor."

    The Company has incurred negative cash flows from operations since its inception. The Company has expended, and expects to continue to expend, substantial funds to continue its research and development, preclinical studies and laboratory operations. The Company expects that its existing capital resources, together with the net proceeds of the Offering and the interest earned thereon, will be adequate to fund its capital requirements for the next 18 months. No assurance can be given that there will be no change in the Company's business, financial condition or results of operations that would consume available resources before such time. The Company's future capital requirements and the adequacy of available funds will depend on many factors, including the progress and scope of its research and development activities, the progress of its preclinical studies, relationships with possible collaborative partners, changes in the focus and direction of the Company's research and development programs, the costs involved in preparing, filing, processing, maintaining, and enforcing patent claims and other intellectual property rights, competitive factors and technological advances, changes in the requirements of the FDA and comparable foreign regulatory processes and other factors. To the extent that funds generated from the Company's operations, together with its existing capital resources and the net proceeds of the Offering and the interest earned thereon, are insufficient to meet the Company's operating requirements, it is likely that the Company will seek to obtain additional funds through equity or debt financing or collaborative or other arrangements with corporate partners and others, or from other sources. The terms and prices of any such financings may be significantly more favorable to investors than those of the Securities to be sold in the Offering, which could have the effect of diluting or adversely affecting the holdings or the rights of existing stockholders of the Company, including investors acquiring Common Stock in the Offering. No assurance can be given that any required additional financing will be available when needed or on terms acceptable to the Company. If adequate additional funds are not available, the Company may be required to delay, scale back or eliminate certain of its research and development activities, to relinquish rights to certain of its technologies, lead compounds, or product candidates, or to license third parties the development of technologies, lead compounds, or product candidates that the Company would otherwise seek to develop itself. The unavailability of adequate funds in the future would have a material adverse effect on the Company's business, financial condition and results of operations.

                                       26
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                                    BUSINESS

    THE FOLLOWING BUSINESS SECTION CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

THE COMPANY

    Codon is expert in the design and preclinical study of lead compounds and product candidates based on DNA or on the small molecule building blocks of DNA (nucleosides). This core expertise was developed primarily through by recruiting a team of synthetic chemists from the Memorial Sloan-Kettering Cancer Institute, and by assembling the team of biochemists that invented the Company's proprietary Code Marker gene repair technology. The Company's gene repair product candidates are designed to trigger highly site-specific sectional replacements of like sequences of DNA (precision site-directed homologous recombination) to restore damaged genes to their normal structure and function. The Company believes that its gene repair technology may overcome many of the problems currently encountered in the conversion of genomic discoveries into useful human therapies. To develop the commercial potential of its lead compounds and product candidates, the Company intends to pursue licensing or joint venture arrangements with potential corporate partners for clinical testing, seeking regulatory approval, manufacturing, marketing and commercializing product candidates that perform favorably in preclinical studies.

    The Company's development programs are focused on the treatment and prevention of cancers and viral infections, the control of melanin production in the skin, and gene repair. In each of its programs, the Company, in collaboration with academic partners such as Johns Hopkins, Yale, and, through the Oncor License, Princeton: (i) identifies an "intervention point" in a metabolic process, or a specific DNA sequence error in a gene, which the Company believes may contribute to the course of a selected human disorder; (ii) designs lead compounds to intervene at the "intervention point" or to replace the mutated DNA sequence; and (iii) develops preclinical information on the lead compounds in order to attract the interest and resources of potential corporate partners.

    Through its design programs, Codon's scientists have identified three lead compounds for potential use in the treatment and prevention of certain cancers, and four lead compounds for potential use in controlling melanin production in skin. In addition, through the use of its proprietary Code Marker technology, the Company is engaged in a demonstration project of one EX-VIVO gene repair therapeutic prototype and, through its collaboration with Yale, one IN-VIVO gene repair therapeutic prototype. The lead compounds under development and prototype Code Marker demonstration projects include the following:

    - CDN-1007, along with its derivatives CDN-1008, CDN-1010 and CDN-1012, are designed to stimulate natural melanin production in skin in the absence of potentially damaging UV light.

    - CDN-2022 is designed to trigger a differentiation response in leukemia cells that the Company believes may restore the affected cells' obedience to normal growth controls.

    - CDN-4007 is designed to inhibit inosine monophosphate dehydrogenase (IMPDH), an enzyme which is essential to rapid cell growth in many cancers.

    - CDN-5005 is being designed to inhibit DNA-methylase, an enzyme which may contribute to adverse mutations in certain cancers.

    - CM-ADA is being developed as an EX-VIVO therapeutic for repairing the genetic defect that causes ADA immunodeficiency ("bubble-boy" disease).

    - CM-SC is being designed as an EX-VIVO therapeutic for repairing the genetic defect most often associated with sickle cell disease (homozygote sickle cell anemia).

    - CM-CKR5 is being designed as an EX-VIVO prophylactic for the prevention of HIV infection of certain human immune system cells.

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    - CM-CF may be designed as an IN-VIVO therapeutic, following completion of animal studies, to repair the genetic defect most often associated with cystic fibrosis.

    - CM-B3AR may be designed as an IN-VIVO therapeutic, following completion of animal studies, to repair the genetic defect contributing to one of the most prevalent forms of obesity and diabetes.

    Currently, the Company's research and development programs are at a very early stage of development. The Company has not completed development of any potential product candidates and substantial additional research and development will be necessary in order for the Company to develop potential product candidates based on its technologies, and there can be no assurance that the Company's research and development efforts will lead to the development of product candidates that are, through out-licensing arrangements with potential corporate partners, successful in preclinical studies, prove to be safe and effective in clinical trials, receive the requisite regulatory approvals, or utlimately, are successfully commercialized. See "Risk Factors -- No Assurance of Successful Product Candidate Development."

    The Company intends to maintain its focus and build on its core expertise as it in-licenses compatible technologies and lead compounds. Further programs to discover and develop additional lead compounds will be initiated (i) as opportunities arise from discoveries relating to novel nucleoside compounds, and DNA sequence errors causing selected human genetic disorders, and (ii) at the request of potential corporate partners. The Company's strategy for the clinical trials, regulatory approval and commercialization of any of its potential product candidates is to enter into arrangements with corporate partners, licensees and others. The Company's success, therefore, is reliant upon the success of such third parties in performing clinical trials, obtaining the requisite regulatory approvals, and successfully commercializing the Company's product candidates. There can be no assurance that such arrangements will be obtainable on commercially reasonable terms, if at all, that such arrangements will be successful, the parties with which the Company will establish relationships will perform their obligations under the arrangements, or that potential collaborators will not compete with the Company by seeking alternative means of developing treatments for the disorders targeted by the Company. See "Risk Factors -- Dependence on Collaborations and Licenses with Others."

DEVELOPMENT OF LEAD COMPOUNDS BASED ON NUCLEOSIDES

    Nucleosides are compounds which are structurally related to nucleotides, the fundamental building blocks of DNA. Such compounds are involved in a broad range of cellular metabolic processes and interact with essential cellular enzymes. Examples of such metabolically important compounds include adenosine triphosphate, a carrier of stored energy in cells, and cyclic adenosine monophosphate, a carrier of hormonal signals from the outside to the inside of a cell to regulate intracellular metabolic processes. In addition, nucleosides often act in a manner similar to hormones in that they act outside of cells rather than solely inside a cell. For example, extra-cellular adenosine acts to help tissues adjust to transient oxygen deprivation by widening capillaries, suppressing cardiac arythmias, and locally decreasing the activity of certain immune system cells (macrophages).

    Over the last 50 years, many small molecule nucleoside pharmaceuticals have been successfully administered in the treatment of certain cancers and viral infections. Examples of successful nucleoside anticancer pharmaceuticals include Cytarabine ("Ara-C"), an antileukemia drug, and 5-Flourouracil ("5-FU"), a widely used anticancer drug. Examples of successful nucleoside antiviral pharmaceuticals include Zidovudine (formerly "AZT"), DDI and DDC, treatments for HIV infection, and Zovirax, a topical treatment for herpes. However, while many small molecule nucleoside pharmaceuticals have been used successfully and cost-effectively in the treatment of certain disorders, certain other specific nucleoside compounds (non-hydrolizable dinucleotides) that have shown great promise in selectively regulating different enzymes required for such diverse processes as cancer cell growth, immune cell regulation, or virus replication have been too difficult to manufacture in an efficient and cost-effective manner. In response to these specific difficulties, the Company has developed CDN-7000, a single molecular synthesis "intermediate" from which the Company believes anticancer product candidates may be developed and

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manufactured in a cost-effective and efficient manner. Several novel derivatives of CDN-7000 synthesized by the Company have entered preclinical studies. Additional lead compounds being evaluated by the Company as potential product candidates and the indications they are being designed to treat are as follows:

    - LEUKEMIA (MATURATIONAL AGENT). CDN-2022 is a nucleoside compound that has been designed by the Company to trigger a differentiation response in certain leukemia cells grown in tissue culture in order to stimulate a permanent change in the cells. In particular, CDN-2022 is designed to stop an affected cell's abnormal growth and division, and to produce mature, stable blood cells. If CDN-2022 continues to show promise in preclinical studies, the Company believes it may be developed as a product candidate for the treatment of certain types of leukemias.

    - CANCER (IMPDH INHIBITOR). CDN-4007 is designed to inhibit IMPDH, an enzyme that is essential to DNA replication in certain types of rapidly growing cancer cells. Studies have shown that a complete blockade of IMPDH may result in an arrest of DNA replication and may be a promising mechanism for treating certain types of rapidly growing cancers. Certain studies also indicate that IMPDH inhibition may slow viral replication in cells. In the Company's preclinical studies, CDN-4007 has demonstrated promising specificity in binding to IMPDH in vitro and blocking its function. The Company is currently experimenting with additional variants which are being designed to further improve the activity of CDN-4007.

    - CANCER (DNA-METHYLASE INHIBITOR). CDN-5005 is being designed to inhibit DNA-methylase, an enzyme that studies have shown may contribute to adverse mutations in certain cancers. While this enzyme regulates certain normal functions in cells during embryonic development, many scientists believe that it contributes to DNA mutation when it is active in adult cells. These mutations are now suspected to be involved in progressive deterioration of cell function in certain solid tissue cancers, such as colon cancer. The Company believes that blocking DNA-methylase might prove useful as an adjunct to current cancer treatments. In preclinical studies being conducted by the Company's chemists, CDN-5005 has demonstrated an ability to block the activity of DNA-methylase in adult cells in-vitro.

PHARMACEUTICAL CONTROL OF NATURAL MELANIN PRODUCTION IN SKIN, FOR PREVENTION OF
  SKIN CANCER

    Leading dermatologists estimate that there are more than 600,000 new cases of skin cancer in the United States each year, consisting of approximately 400,000 new cases of basal cell skin cancer, approximately 150,000 new cases of squamous cell skin cancers, and approximately 40,000 new cases of malignant melanoma. Further, approximately 40,000,000 pale-skinned people in the United States may be at an increased risk of developing such skin cancers from unprotected exposure to UV light.

    Products that artificially mask skin color through self-tanning generated approximately $67 million in revenues in the United States in 1995. However, none of these dye-type products are designed to produce the most desirable, natural coloring and do little to protect skin against damage from UV light. Many companies and academic scientists have made serious commitments to developing products designed to protect people against the damaging effects of UV light. While sunblocks effectively prevent penetration of UV light into the skin, they also prevent the user's ability to develop a suntan. Other companies have introduced "sunless tanning" products, which are designed to mimic the appearance of a natural suntan but offer no real protection against the potential damaging effects of UV light. Additional product candidates being developed by companies and academic scientists have not been proven effective and many have demonstrated significant side effects when used.

    Until recently, scientific knowledge of biochemical mediators of melanogenesis has been insufficient to permit the successful development of pharmaceuticals that stimulate or inhibit natural melanin (skin pigment) production. The successful development and commercialization of such stimulatory or inhibitory pharmaceuticals may result in significant advancements in normal skin care, novel treatments for pigmentary diseases, and comprehensive skin cancer prevention. However, the commercialization of any such

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pharmaceutical products would require approval by the FDA and comparable agencies in foreign countries, and no assurance can be given that any such product candidates would receive the requisite regulatory approvals on a timely basis, if at all. See "Risk Factors -- No Assurance of Regulatory Approval; Government Regulation."

    The Company has developed CDN-1007, and its derivatives, CDN-1008, CDN-1010 and CDN-1012, as lead compounds that the Company believes may be developed into product candidates for the stimulation of natural melanin production and distribution in skin. In early tissue culture and animal experiments conducted by the Company, these lead compounds have demonstrated significant dose-response increases in the melanin content of cells without producing any short-term toxicity.

DEVELOPMENT OF LEAD COMPOUNDS BASED ON THE COMPANY'S CODE MARKER GENE REPAIR
  TECHNOLOGY

    Recent advances in human genome research, including the Human Genome Project, have dramatically increased the rate at which genes involved in major human disorders are being discovered. However, limits on current technologies are frustrating the conversion of these genetic discoveries into useful human therapies. First, current technologies for inserting artificial genes into human cells (vector gene therapy) have failed to meet expectations due to, among other things, the low efficiency of introducing the artificial "transgenes" into cells, an inability to specifically deliver the therapeutic to certain cells, the stimulation of immune reactions against certain delivery-packaging systems, and the unreliable functioning of the artificial gene implants. Second, the high dose requirements and high cost of manufacture of products based on current technologies for blocking gene function (e.g., antisense, ribozymes and triplex) have limited the widespread use of such technologies. Third, the substantial time and expense generally required to develop small molecule drugs designed to correct genetic metabolic problems have prevented many pharmaceutical entities from entering this marketplace.

    Codon's Code Marker technology is a version of homologous recombination, a natural cellular mechanism that exchanges sections of like sequences of DNA to restore damaged genes to their normal structure and function. The Company's Code Marker technology triggers this activity, in a highly site-directed manner, so that a region of normally structured DNA is exchanged for the mutated sequence of the disease-causing gene. The Company believes that this technology may overcome many of the problems currently encountered in the conversion of genomic discoveries into useful human therapies. First, use of the Company's proprietary technology requires only a knowledge of the normal DNA sequence of a functional gene and the mutated DNA sequence(s) of the disease-causing gene. As a result, the time required to study and understand the broad metabolic context of a gene's protein product (to make appropriate small molecule drugs) is unnecessary. Second, the Company believes that the changes effected in the cell using the Company's Code Marker technology are permanent, so prolonged and expensive maintenance doses of pharmaceuticals may be unnecessary. Third, the Company believes that restoration of a gene's normal DNA sequence may have the highest probability of obtaining normal function from the treated gene. This eliminates the need to understand and devise artificial genetic "on-off" switches to make the gene function.

    The Company intends to exploit two strategies in connection with developing product candidates based on its gene repair technology. The EX-VIVO strategy involves removing cells from the patient, treating them with Code Marker potential product candidates to trigger gene repair, and then re-implanting the cells in patients. The Company is currently engaged in an EX-VIVO demonstration project designed to demonstrate the function of its Code Marker technology. In addition, the Company is engaged in animal studies, in collaboration with Yale, to demonstrate the effectivness of IN-VIVO gene repair through intravenous injection of Code Marker potential product candidates. See " -- Licensing and Collaborative Arrangements." In both strategies, preclinical studies conducted by the Company have indicated that each dose of the treatment results in the repair of approximately eight percent (8%) to ten percent (10%) of the cells containing the genetic mutation. In certain diseases, the Company believes that the repair of a majority of the mutated cells in the relevant tissue expressing the normal gene may reduce the severity of the symptoms of the disorder. As a result, the Company believes that multiple treatments using product

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candidates developed through the Company's technology may provide a treatment for a number of major human disorders.

    Currently, Codon has initiated five Code Marker gene repair product design and development programs for treatment of: (1) adenosine deaminase ("ADA") deficiency, (2) sickle cell disease, (3) CKR-5 modification, to prevent HIV infection of human immune system cells, (4) cystic fibrosis, and (5) a highly prevalent form of obesity caused by a mutation in the Beta-3 adrenergic receptor (Beta-3AR). The Company's research and development programs are at a very early stage of development and the Company has not completed development of any of the potential product candidates listed below. Other programs will be initiated as opportunities arise from "genomics" discoveries and according to the interests of potential corporate partners. See "Risk Factors -- No Assurance of Successful Product Candidate Development" and " -- No Assurance of Regulatory Approval; Government Regulation."

    ADENOSINE DEAMINASE DEFICIENCY

    ADA deficiency is a rare, inherited immune deficiency which leaves affected children unable to combat infection. The genetic defect lies in a single enzyme which normally prevents tissue accumulation of an immune-suppressant molecule, adenosine. Children lacking this enzyme accumulate such high levels of adenosine that their otherwise normal immune cells cease functioning. The lack of this enzyme is currently treated by injecting an expensive, stabilized version of the enzyme into the patient's blood on a weekly basis. Additionally, researchers are conducting clinical trials relating to the insertion of an artificial transgene to provide a functioning copy of the gene for the ADA enzyme into certain of the patient's cells.

    The Company intends to develop a Code Marker product candidate for ADA deficiency as a proof-of-principle demonstration of the Company's EX-VIVO modification of human immune cells, and comparing the efficacy of Company's therapeutic approach with those of prior technologies. Dr. Kenneth Culver, one of the Company's scientists and the first physician to treat ADA children with insertional gene therapy, has begun tissue culture experiments to demonstrate EX-VIVO gene repair of human T-cells carrying the ADA-defective gene. If successful gene repair can be demonstrated in these preclinical studies, Codon intends to request permission from the FDA and other regulatory authorities to re-introduce the corrected T-cells into the patient who donated them. The Company believes that, when re-introduced into the patient, repaired T-cells carrying a normal ADA gene may demonstrate that EX-VIVO reparation of even a small number of the patient's T-cells could provide significant clinical benefit. However, there can be no assurance that such experiments will be successful or, if so, that FDA or other regulatory authorities will approve the Company's request in a timely fashion, if at all. See "Risk Factors -- No Assurance of Regulatory Approval; Government Regulation."

    SICKLE CELL DISEASE

    In sickle cell disease (homozygote sickle cell anemia), a single point mutation converts normal hemoglobin-B to hemoglobin-S, stretching the red blood cells into an abnormal "sickle" shape and making them less able to pass through capillaries. Blockage of capillaries by stiff sickled red blood cells causes the severe pain and tissue damage normally associated with sickle cell disease. Current treatments of sickle cell disease merely treat symptoms. Patients are prescribed pain medications and, to improve blood circulation, they are provided with intravenous fluids and transfusions of normal red blood cells. Certain medical centers are experimenting with fully matched bone marrow transplant procedures as a cure for sickle cell disease, but the current transplant technique results in a relatively high mortality rate.

    Codon believes that its Code Marker gene repair technology could be used to treat symptomatic sickle cell disease, even if only a minority of the patient's bone marrow cells are repaired to carry the normal B-hemoglobin gene. As a result, Codon and its academic collaborators are designing prototype Code Marker product candidates for treatment of sickle cell disease and may begin preclinical studies if the ADA deficiency demonstration of EX-VIVO gene repair is successful.

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    HIV AND THE CKR-5 VARIANT

    Recent studies have demonstrated that a naturally occurring variant of the CKR-5 gene may cause certain immune system cells (macrophages) to become resistant to infection by HIV. Since other studies have determined that macrophages are one of the principal reservoirs for HIV, the Company believes that altering the CKR-5 genes may significantly alter the course of the HIV infection's progression to AIDS. Based on these studies, the Company's scientists have begun designing EX-VIVO Code Marker product candidates. The Company intends to commence tissue culture experiments if the ADA deficiency demonstration of EX-VIVO gene repair is successful.

    CYSTIC FIBROSIS

    Cystic fibrosis ("CF") is a relatively common inherited disorder in people of European descent and occurs in approximately one in 2,000 births in North America and northern Europe. CF arises from defects in the molecular structure of a protein that normally regulates the flow of salt and water onto the wet surfaces lining the lungs, gut and genitourinary tract. Many patients with CF do not survive beyond their twenties. Approximately seventy percent (70%) of all CF patients carry the same genetic mutation (del-508), while more than 350 mutations are responsible for the remaining genetic mutations causing CF.

    Current treatments for CF only treat the symptoms of the disease. These treatments include the use of physical therapy and pharmaceutical agents to help loosen the secretions of the airways, lungs and gut, and the use of antibiotics to suppress bacterial and fungal infections incubated in the slow-moving secretions. Curative therapies have been attempted unsuccessfully since the identification of the specific genetic defect that causes CF, including attempts to insert artificial transgenes into the lining of the airway.

    Codon intends to develop a treatment for CF using direct repair of the patient's mutated CF gene by systemic IN-VIVO therapy. Such therapy may be given intravenously and would be designed to disperse throughout the whole body, allowing repair of epithelial cells lining of the gut and urinary tract, as well as those in the airway. The Company plans to begin preclinical studies of CF Code Marker product candidates following the completion of animal studies for IN-VIVO gene repair.

    OBESITY

    Codon has obtained a worldwide exclusive license from Johns Hopkins to technology relating to the recently identified Trp64Arg allele of the Beta-3 adrenergic receptor ("Beta-3AR"). Beta-3AR may participate in the mechanism that regulates how rapidly the human body burns calories. In the United States, one person in 150 has both Beta-3AR genes in the Trp64Arg form. Such people, carrying two copies of this variant allele, may burn calories significantly more slowly than those with normal Beta-3AR genes, resulting in a statistically significant weight gain over their normal siblings and, possibly, the development of non-insulin dependent diabetes. Such people may benefit from a treatment that could convert at least one of their Beta-3AR gene copies to the normal structure.

    Current treatments for obesity, including diet, exercise and weight-reduction drugs, are effective in the short term, but often fail over the long term. Nevertheless, people in the United States spend billions of dollars each year for all of these products and services combined. Following the completion of animal studies for IN-VIVO gene repair, Codon plans to begin preclinical studies of its Beta-3AR Code Marker product candidates.

RESEARCH AND DEVELOPMENT

    The Company's research and development programs are at a very early stage of development. The Company has not completed development of any potential product candidates and, accordingly, has not begun to generate revenues from any product candidates. Substantial additional research and development will be necessary in order for the Company to develop potential product candidates based on its small molecule nucleoside compound technologies and its Code Marker technology, and there can be no assurance that the Company's research and development efforts will lead to the development of product candidates that are successful in preclinical studies, prove to be safe and effective in clinical trials, receive the requisite regulatory approvals, or, ultimately, are successfully commercialized. In addition to further research and development, all of the Company's potential product candidates will require significant, time-consuming and costly preclinical studies, clinical trials, regulatory approval, and substantial additional investment prior to their commercialization. It will be a number of years, if ever, before any of the Company's product candidate development efforts will be completed. There can be no assurance that any such product candidate will be successfully developed, will prove successful in preclinical studies, will be successfully licensed to future collaborative partners for clinical trials, will prove to be safe and effective in clinical trials, will meet applicable regulatory standards, will be capable of being produced in commercial quantities at acceptable costs, will be eligible for third-party reimbursement from governmental or private insurers, will be successfully marketed, or will achieve market acceptance. Further, the Company's product candidates may prove to have undesirable or unintended side effects that may prevent or limit their ability to receive regulatory approval or limit their commercial use. The Company may find, at any stage of this complex process, that potential product candidates that appeared promising in preclinical studies do not demonstrate safety or efficacy on a larger scale, in clinical trials, or do not receive the requisite regulatory approvals. Accordingly, any product candidate development program undertaken by the Company may be curtailed, redirected or eliminated at any time. In addition, there may be delays in the Company's preclinical development and study schedules, and there can be no assurance that the Company will meet expected preclinical development and study schedules, which could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company conducts the majority of its research and development activities through its own scientific staff and facilities. The Company has assembled a scientific staff with multi-disciplinary skills in advanced research technologies, including biochemistry, organic chemistry, analytic chemistry, molecular biology, cell biology, microbiology, and enzymology. The Company currently has 18 scientists engaged in research and development, 15 of whom are M.D.s and/or Ph.D.s. The Company's research facilities include laboratories for each of the scientific staff's disciplines. In addition to its in-house research programs, the Company, both directly and through the Oncor License, collaborates with academic and research institutions to support research in areas of interest to the Company. Usually such research assistance is performed in conjunction with additional in-house research and the faculty member supervising the outside research effort may also participate as a consultant to the Company.

LICENSING AND COLLABORATIVE ARRANGEMENTS

    The Company's strategy for the preclinical research and development of certain of its product candidates is to rely in part on various collaborative and license arrangements with academic and research institutions and commercial entities. Accordingly, the Company is dependent in part upon the subsequent success of such third parties in performing their obligations. The Company has entered into collaborative arrangements with leading research institutions, including arrangements with each of Johns Hopkins, Yale, and, through the Oncor License, Princeton, and is continually seeking to enter into additional arrangements with other collaborators and licensees. There can be no assurance that the Company will be able to enter into acceptable collaborative and license arrangements in the future, or that the parties with which the Company has established or will establish arrangements will perform their obligations under the arrangements. There can also be no assurance that its existing arrangements or any future arrangements will lead to the development of product candidates with commercial potential, that the Company will be able to obtain proprietary rights or licenses for proprietary rights with respect to any technology developed in connection with these arrangements, that the Company will be able to ensure the confidentiality of any proprietary rights and information developed in such arrangements, or prevent the public disclosure thereof. In general, the Company's collaborative and license arrangements provide that they may be terminated under certain circumstances. There can be no assurance that such arrangements will not be terminated, or that the Company will be able to extend any of its collaborative and license arrangements upon their expiration. The Company currently has certain licenses from third parties, either directly or indirectly through the Oncor License, and in the future may require additional licenses from these or other parties to effectively develop potential product candidates. There can be no assurance that such licenses will be obtainable on commercially reasonable terms, if at all, or renewable if obtained, that the patents underlying such licenses, if any, will be valid and enforceable, or that the proprietary nature of the patented technology underlying such licenses will remain proprietary.

    THE JOHNS HOPKINS UNIVERSITY SCHOOL OF MEDICINE

    Through a collaborative research agreement with Johns Hopkins (the "Hopkins Collaborative Agreement"), the Company is currently providing financial support for research relating to the Trp64Arg allele of Beta-3AR. Unless terminated earlier, the Hopkins Collaborative Agreement terminates in March 1999, subject to renewal in certain instances. Further, through a license with Johns Hopkins (the "Hopkins License"), the Company has obtained an exclusive, worldwide license for prophylactic and therapeutic uses relating to Johns Hopkins' potentially patentable and non-patentable Trp64Arg allele technologies. Unless terminated earlier, the Hopkins License expires in each country on the date 10 years after the first commercial sale of an FDA-approved product based on the licensed technologies. The Company is obligated to make certain royalty payments to Johns Hopkins based on the percentage of net sales of products incorporating the licensed technologies. In addition, in connection with the Hopkins License, the Company issued warrants to Johns Hopkins to purchase an aggregate of 10,834 shares of the Common Stock of the Company at an exercise price of $1.50 per share.

    YALE UNIVERSITY SCHOOL OF MEDICINE

    Through a research agreement with Yale University (the "Yale Research Agreement"), the Company is currently providing financial support for research relating to oligonucleotide mediated gene therapy (the "Yale Technology"). Pursuant to the terms of the Yale Research Agreement, the Company has an option to obtain exclusive worldwide licenses on any Yale Technology developed under the Yale Research Agreement. Unless terminated earlier, the Yale Research Agreement terminates in January 1997, subject to renewal in certain instances. Through a license with Yale University (the "Yale License"), the Company has also obtained an exclusive worldwide license for commercial use of an existing invention related to the Yale Technology that is currently the subject of a pending United States patent application. Unless terminated earlier, the Yale License expires in each country on the date of the last to expire patent issued in such country. The Company is obligated to make certain royalty and milestone payments to Yale University based on the percentage of net sales of products incorporating the licensed technologies.

    PRINCETON UNIVERSITY

    Through a license agreement between Oncor and Princeton (the "Princeton License"), Oncor has obtained a worldwide license for commercial use of Princeton's triple stranded nucleic acid technology. The Princeton License is exclusive for so long as Oncor pays Princeton a minimum annual royalty, and is non-exclusive thereafter. Unless terminated earlier, the Princeton License terminates in each country on the date of the last to expire patent issued in such country. Furthermore, Oncor is obligated to make certain royalty and milestone payments to Princeton based on the percentage of net sales of products incorporating the licensed technologies. In February 1995, the Company and Oncor entered into the Oncor License pursuant to which Oncor is providing the Company with an exclusive worldwide license to certain of Oncor's human genome technologies, including certain technologies licensed to Oncor under the Princeton License, that may be useful in the development of product candidates for the treatment and prevention of certain human disorders which are caused wholly, or in part, by genetic mutations. It is the Company's intention to have the Princeton License assigned by Oncor to the Company prior to the consummation of the Offering.

    Under the terms of the Oncor License, the Company is obligated to pay Oncor, on a semi-annual basis, royalties for any of the Company's product candidates commercialized by the Company or its potential corporate partners, based in whole or in part on existing Oncor technology licensed to the Company by Oncor. As of September 30, 1996, none of the Company's product candidates had been commericalized. The Company is reliant on the technologies licensed directly from Oncor and from third parties through Oncor, which will form the basis of some if not all of the Company's product candidates. The Company's rights under the Oncor License are subject to certain rights retained by Oncor in the field of genetic test systems and related products. The initial term of the Oncor License expires in January 2000. Thereafter, the Oncor License is automatically renewable for additional one-year periods, unless either party objects. There can be no assurance that the Oncor License will be renewed at the end of its initial term or that it will not be terminated earlier pursuant to its terms. There also can be no assurance that conflicts of interest between Oncor and the Company will not arise in respect to the Oncor License or other aspects of the Company's relationship with Oncor.

    The Company's rights to technologies licensed to the Company from third parties through the Oncor License are subject to the license agreements between such third parties and Oncor. No assurance can be given that the third parties to these agreements will perform their obligations under such agreements on a timely basis, if at all. If such third parties breach or terminate their agreements with Oncor or otherwise fail to, or are unable to, comply with the provisions of their agreements with Oncor for whatever reason, the Company would have no direct recourse and would be dependant on Oncor to enforce such agreements. The agreements between Oncor and the third parties expire at various times. There can be no assurance that these agreements will be renewed at the end of their initial terms or that such agreements will not be terminated or cancelled prior to their expiration. The Company has no rights under these third-party agreements and is reliant upon Oncor to negotiate renewal of such agreements and resolve disputes under such agreements. If the third parties to the agreements that the Company licenses from Oncor through the Oncor License breach such agreements or otherwise fail to comply with such agreements, or such agreements are terminated or otherwise expire, the preclinical development of certain of the Company's product candidates may be delayed or terminated, or the Company would have to expend substantial additional resources on preclinical development, which would have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company's strategy for the preclinical research, development, clinical trials and commercialization of certain of its product candidates is to enter into various collaborative and other arrangements with corporate partners, licensees and others, and upon the subsequent success of third parties in performing clinical testing, obtaining regulatory approvals, manufacturing and marketing the Company's products. There can be no assurance that such arrangements will be obtainable on commercially reasonable terms, if at all, that such arrangements will be successful, that the parties with which the Company has established or will establish arrangements will perform their obligations under the arrangements, or that current or potential collaborators will not compete with the Company by seeking alternative means of developing treatments for the diseases targeted by the Company.

PATENTS AND PROPRIETARY INFORMATION

    The Company's success will depend in large part on its or its licensees ability to obtain patents, defend its patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and in foreign countries. Because of the substantial length of time and expense associated with bringing new products through development and regulatory approval to the marketplace, the pharmaceutical and biotechnology industries place considerable importance on obtaining and maintaining patent and trade-secret protection for new technologies and products. The Company owns or licenses the technologies underlying five pending United States patent applications and it has filed certain corresponding foreign patent applications and intends to file additional foreign patent applications and additional United States patent applications in relation to its patentable technologies, as appropriate.

There can be no assurance that patents will issue as a result of any such pending applications or that, if issued, such patents will be sufficiently broad to afford protection against competitors with similar technology. The patent position of firms relying upon biotechnology is highly uncertain in general and involves complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in biotechnology patents or the degree of protection afforded under such patents. In addition, there can be no assurance that any patents issued to the Company, or for which the Company has license rights, will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide adequate protection to the Company. Moreover, there can be no assurance that others will not independently develop substantially equivalent technologies, design around the Company's or its licensees' patents, or obtain access to the Company's unpatentable know-how.

    The commercial success of the Company will also depend upon avoiding the infringement of patents issued to competitors and upon maintaining the technology licenses upon which certain of the Company's potential product candidates might be based. Litigation, which could result in substantial cost to the Company, may be necessary to enforce the Company's patent and license rights or to determine the scope and validity of others' proprietary rights. If competitors of the Company prepare and file patent applications in the United States that claim technology also claimed by the Company, the Company may have to participate in interference proceedings declared by the PTO to determine the priority of invention, which could result in substantial cost to the Company, even if the outcome is favorable to the Company. An adverse outcome could subject the Company to significant liabilities to third parties and require the Company to license disputed rights from third parties, cease using the technology, or curtail any related research and development activity. A United States patent application is maintained under conditions of confidentiality while the application is pending in the PTO, so that the Company cannot determine the inventions being claimed in pending patent applications filed by its competitors in the PTO. Further, patent laws do not provide any remedies for infringement that occurred before the patent is granted.

    The Company's rights to technologies licensed to the Company from third parties through Oncor are subject to various provisions in the license agreements between such third parties and Oncor. No assurance can be given that Oncor will perform its obligations under such agreements, that such agreements will not be terminated, or that such agreements can be renewed upon termination or expiration. If Oncor breaches such agreements or otherwise fails to comply with such agreements, or if such agreements are terminated or otherwise expire, the preclinical development of certain of the Company's product candidates may be delayed or terminated, or the Company would have to expend substantial additional resources on preclinical development, which would have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company currently has certain licenses from third parties and in the future may require additional licenses from other parties to effectively develop its potential product candidates. There can be no assurance that such licenses will be obtainable on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable or that the proprietary nature of the technology underlying such licenses will remain proprietary.

    The Company relies substantially on certain technologies that are not patentable or proprietary and are therefore available to the Company's competitors. The Company also relies on certain proprietary trade secrets and know-how that are not patentable. Although the Company has taken steps to protect its unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, consultants and certain of its contractors, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors. In addition, the Company's scientists have obtained proprietary and other confidential information relating to the Company's potential collaborative partners during the development, negotiation and due diligence stages of potential arrangements with such collaborative partners. Although the Company has taken steps to protect the proprietary and other confidential information received from potential collaborative partners, there can be no assurance that any such potential collaborative partners will not make a claim that the Company has breached its responsibilities with respect to such information. Such a claim, if made, could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company's management and scientific personnel have been recruited primarily from other pharmaceutical companies and academic institutions. In many cases, these individuals are continuing research in the same areas with which they were involved prior to joining the Company. As a result, the Company could be subject to allegations of violation of trade secrets and similar claims. The Company has not received any notice of any such claims and knows of no basis for any such claims.

COMPETITION

    The pharmaceuticals and biotechnology industries are subject to intense competition. Competitors of the Company in the United States and in foreign countries are numerous and include, among others, diagnostic, health care, pharmaceutical, biotechnology and chemical companies, academic institutions, government agencies and other public and private research organizations. The Company's competitors for its small molecule nucleoside compound program include companies that design, test and market small molecule nucleoside drugs for treatment of cancers and viral disorders. Such competitors include Bristol-Myers Squib, Glaxo-Wellcome, Zeneca, Gilead Sciences Anaderm Research, Inc., and Gensia Pharmaceuticals. In addition, the Company's Code Marker technology competes with other technologies utilized to treat human disease. Such competing technologies include: (1) databases of DNA code information relating to the human genome, (2) therapeutics using oligonucleotides to alter gene activity and cell function (e.g., antisense blocking of mRNA translation, triplex blocking of gene transcription, and ribozymal destruction of mRNA's), including therapeutics being developed by companies such as Cell Genesys, Kimerogen and Epoch Pharmaceuticals, and (3) therapeutics based on insertion of artificial genes into cells (gene therapy). With respect to genetic databases, the Company actively seeks to develop collaborative alliances with universities or corporations that have identified the genetic codes of mutant genes underlying particular genetic disorders. However, the Company has no plans to initiate genetic discovery activities in competition with these parties, and, furthermore, there can be no assurance that the Company will be able to enter into collaborative alliances with such parties on commercially reasonable terms, if at all.

    Many of these competitors have substantially greater financial and technical resources and production and marketing capabilities than the Company. There can be no assurance that these competitors will not succeed in developing technologies and products that are more effective, easier to use or less expensive than those that are being developed by the Company, or that would render the Company's technology and potential product candidates obsolete and noncompetitive. The Company also competes with various companies in acquiring technology from academic institutions, government agencies and research organizations. In addition, many of the Company's competitors have significantly greater experience than the Company in conducting preclinical studies of new pharmaceutical products and in obtaining FDA and other regulatory approvals of products for use in health care. Accordingly, the Company's competitors may succeed in obtaining regulatory approval for products more rapidly than the Company's potential collaborators. The Company relies on certain technologies that are not patentable or proprietary and are available to the Company's competitors. Competition may increase further as a result of the potential advances in the technology underlying the product candidates being developed by the Company.

GOVERNMENT REGULATION

    The FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of pharmaceutical products through lengthy and detailed laboratory and clinical trial procedures and other costly and time-consuming procedures. Satisfaction of these requirements typically takes a number of years and varies substantially based upon the type, complexity and novelty of the pharmaceutical. In general, the FDA approval process for pharmaceuticals involves the submission of an IND application following preclinical studies, clinical trials in humans to demonstrate the safety and efficacy of the product under the protocols set forth in the IND and submission of preclinical and clinical data as well as other information to the FDA in an NDA or PLA. To date, the Company has not submitted an IND for any of its lead compounds or product candiates under development, and there can be no assurance that an IND will be submitted for any of the Company's potential product candidates. The Company or its potential collaborators will be required to expend substantial time and financial resources to conduct clinical trials. There can be no assurance that the results of such trials, should they be commenced, will support the submission or the approval of an NDA or PLA. Accordingly, there can be no assurance that FDA or other regulatory approval for any of the Company's potential product candidates will be granted on a timely basis, if at all. There can be no assurance that the Company or its potential collaborators will have sufficient resources to complete the required regulatory review process, or that the Company or its potential collaborators could overcome the inability to obtain, or delays in obtaining, such approvals. The failure of the Company or its potential product candidates to receive FDA approval would preclude the Company or its potential collaborators from marketing and selling any of the Company's product candidates in the United States and would have a material adverse effect on the Company's business, financial condition and results of operations. As part of its product candidate commercialization strategy, the Company or its potential collaborators may seek approval to market and sell certain of the Company's product candidates first in Europe before obtaining the requisite approvals in the United States. European and other foreign regulatory approvals are subject to the same risks and uncertainties as FDA and other regulatory approvals in the United States.

    The manufacturing and marketing of the Company's product candidates by the Company or its potential collaborators, as well as the Company's ongoing research and development activities and preclinical studies, are also subject to regulation by governmental agencies of the United States and other countries. The effect of government regulation may be to delay marketing of the Company's product candidates by the Company or its potential collaborators for a considerable period of time, to impose costly procedures upon the activities of the Company or its potential collaborators, and to furnish a competitive advantage to larger companies that compete with the Company or its potential collaborators. Any delay in obtaining, or failure to obtain, FDA or other necessary regulatory approvals, including approvals by comparable agencies in foreign countries, would adversely affect the marketing of the Company's product candidates by the Company or its potential collaborators and the ability to generate revenue. In addition, even if approvals are obtained, the marketing and manufacturing of pharmaceuticals are subject to continual FDA (or comparable foreign agency) review and surveillance and failure to comply with regulations, including maintaining compliance with GMP requirements, or discovery of previously unknown problems can result in FDA (or comparable foreign agency) action against the product or the manufacturer, including fines, recalls, product seizures, and suspension or withdrawal of previously granted regulatory approvals. Furthermore, government regulation may increase at any time, creating additional hurdles for the Company or its potential collaborators. The extent of potential adverse government regulation that might arise from future legislation or administrative action cannot be predicted.

    Additionally, the Company and its potential collaborators are or may become subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with the Company's research and development work, including, but not limited to, the Federal Food, Drug and Cosmetic Act, the Environmental Protection Act, the Occupational Safety and Health Act, and state, local and foreign counterparts to certain of such acts. Compliance with such laws, regulations and requirements may be costly and time-consuming, and the failure to maintain such compliance by the Company or its potential collaborators could have a material adverse effect on the Company's business, financial condition and results of operations.

    To date, the Company has engaged in preclinical development of its potential product candidates and expects to conduct clinical trials through collaborative arrangements with third parties not employed by the Company. To adequately test its product candidates and to obtain necessary regulatory approvals in-house, the Company will need to hire additional personnel skilled in the clinical trial and the regulatory compliance processes. There can be no assurance that the Company will successfully complete clinical trials of, obtain regulatory approval for, or manufacture or market any product candidate it may develop, either independently or pursuant to manufacturing or marketing arrangements, if any, with third parties. Should the Company seek to enter into any such third-party arrangements, there can be no assurance that such arrangements can be successfully negotiated on commercially reasonable terms or that any such arrangements, if entered into, will be successful.

SCIENTIFIC ADVISORY BOARD AND CONSULTANTS

    The Company has retained a group of scientists with expertise in DNA chemistry, cancer genetics, molecular biology, oncology and other relevant scientific disciplines to serve on its scientific advisory board. The scientific advisory board meets as a group at scheduled meetings and the scientific advisors meet more frequently, on an individual basis, with the Company's scientific personnel and management to discuss the Company's ongoing research and development products.

    The current members of the scientific advisory board are as follows:

    JACQUES R. FRESCO, PH.D. is Professor of Molecular Biology, Princeton University. Formerly the Chairman of the Department of Biochemical Sciences, Princeton University, Dr. Fresco is the original developer of third-strand nucleic acid binding.

    PETER M. GLAZER, M.D., PH.D. is Assistant Professor, Department of Therapeutic Radiology, Yale University School of Medicine. Dr. Glazer is pioneering research on mutation damage and repair utilizing psoralen third-strands.

    CURTIS C. HARRIS, M.D. is the Chief of the Laboratory of Human Carcinogenesis, the National Institutes of Health, National Cancer Center. Dr. Harris is a leading investigator into the role of the mutant p53 protein and other oncogene products in carcinogenesis.

    JOHN E. HEARST, PH.D. is an active Emeritus Professor in the Department of Chemistry and the Division of Biochemical Dynamics at the Lawrence Berkeley Laboratory, University of California, Berkeley. Dr. Hearst has pioneered research of third-strand directed psoralen drug DNA damage.

    LYNN C. KLOTZ, PH.D. was formerly an Associate Professor of Biochemistry and Molecular Biology at Harvard University. He is an expert in oligonucleotide physical chemistry and recently co-authored a large study on oligonucleotide therapeutics technology and its commercial promise.

    THOMAS KUNKEL, PH.D. is a Research Geneticist at the National Institute of Environmental Health Sciences (NIEHS), Research Triangle Park, North Carolina. Dr. Kunkel is a leader in the study of site-directed mutagenesis and the mechanisms of DNA nucleotide excision repair.

    ALAN R. SHULDINER, M.D. is an Associate Professor of Medicine at The Johns Hopkins School of Medicine. Dr. Shuldiner is an expert in obesity and diabetes and is the discoverer of the Trp64Arg mutation in Beta-3AR.

    HUNTINGTON F. WILLARD, PH.D. is the Chairman, Department of Genetics at the Case Western Reserve University. Formerly an Associate Professor of the Department of Genetics at Stanford University, Dr. Willard is an expert in chromosome structure and function and in how these affect the function of individual genes.

    The Company also has consulting agreements with a number of other scientists with expertise in the Company's core disciplines who are consulted from time to time by the Company.

    The scientific advisors and consultants are reimbursed for their expenses, receive nominal cash compensation in connection with their service, and may have been issued options to purchase shares of Common Stock. See "Risk
Factors -- Dependence on Key Management and Qualified Personnel" for a description of certain risks associated with the scientific advisors and consultants.

MANUFACTURING

    The Company has no experience in manufacturing pharmaceuticals and has not invested in the development of pharmaceutical manufacturing capabilities that comply with the current GMP requirements prescribed by the FDA. To be successful, upon the receipt of the requisite regulatory approvals, the Company's product candidates must be manufactured in commercial quantities under GMP, and at acceptable costs. Once it has identified potential product candidates, the Company will depend on its collaborators or licensees, if any, or it will need to develop its own GMP manufacturing facility for the commercial manufacture of its potential product candidates. If the Company is unable to enter into collaborative relationships or develop manufacturing capabilities on acceptable terms, its ability to conduct preclinical studies will be adversely affected, resulting in delays in the development of such product candidates, the submission of product candidates for regulatory approval and delays in the initiation of new development programs. There can be no assurance that the Company will be able to acquire or establish satisfactory third-party relationships to provide manufacturing resources.

MARKETING AND SALES

    The Company has no experience in marketing, distribution or selling pharmaceutical products. In order to market and sell any product candidates that it may develop in-house, the Company will need to develop a sales force and a marketing group, or make appropriate arrangements with its collaborators, licensees or other strategic partners to provide for the sales, distribution and marketing of any product candidates it may develop. There can be no assurance that the Company will be able to establish sales, distribution or marketing capabilities, or make arrangements with others to perform such activities.

PRODUCT LIABILITY AND INSURANCE

    The Company's business may be materially and adversely affected by potential product liability risks which are inherent in the preclinical study, clinical trials, manufacturing, and marketing of the Company's potential product candidates. There can be no assurance that product liability claims will not be asserted against the Company, its collaborators, or licensees. In addition, the use of pharmaceutical product candidates that may be developed by the Company's potential collaborators in clinical trials and the subsequent sale of such product candidates by the Company's potential collaborators is likely to cause the Company to bear all or a portion of those risks. The Company does not currently have product liability insurance relating to any pharmaceutical product candidates it may develop. There can be no assurance that it will be able to obtain or maintain adequate product liability insurance on acceptable terms or that such insurance will provide adequate coverage against potential liabilities. Furthermore, there can be no assurance that any collaborators or licensees of the Company will agree to indemnify the Company, be sufficiently insured, or have a net worth sufficient to satisfy the product liability claims. Claims or losses in excess of any liability insurance coverage that may be obtained by the Company could have a material adverse effect on the Company's business, financial condition or results of operations.

HUMAN RESOURCES

    As of September 30, 1996, the Company had 24 employees, consisting of three administrative, three legal and 18 laboratory research personnel. Of the 24 employees, 15 are Ph.Ds and/or M.D.s and two are J.D.s. None of the Company's employees is represented by a labor union. The Company has experienced no work stoppages and believes that its relations with its employees are good. For a description of certain risks associated with the Company's employees, see "Risk Factors -- Dependence on Key Management and Qualified Personnel."

FACILITIES

    The Company's administrative, research and development facilities consist of approximately 10,000 square feet in Gaithersburg, Maryland, under an arrangement with Oncor. The Company expects to enter into a sublease with Oncor in November 1996 relating to its facilities, which sublease is expected to expire in March 2004, subject to an extention of the lease by Oncor. The Company believes that its facilities are adequate through the end of 1996. An additional, adjacent 12,000 square feet of space is immediately available as needed and would satisfy the Company's projected requirements through 1999. See "Certain
Transactions -- Relationship with Oncor."

LEGAL PROCEEDINGS

    The Company is not a party to any material litigation and is not aware of any pending or threatened litigation that would have a material adverse effect on the Company or its business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Company are as follows:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Stephen Turner(1)....................................          51   Chairman of the Board of Directors
William A. Ryan, Jr., M.D............................          39   President, Chief Executive Officer and Director
Theodore D. Pennington...............................          59   Chief Financial Officer, Vice President,
                                                                    Finance and Administration, Treasurer
                                                                    and Secretary
Jay George, Ph.D.....................................          43   Vice President, Research and Development
John Pappajohn(1)....................................          68   Director
Julius A. Vida, Ph.D., M.B.A.........................          68   Director
Sandy B. Primrose, Ph.D..............................          51   Director

------------------------

(1) Member of the Audit and Compensation Committees.

    MR. STEPHEN TURNER has served as the Company's Chairman of the Board of Directors since its incorporation in June 1994, and served as the Company's President from June 1994 to February 1995. Since its incorporation in 1983, Mr. Turner has also served as Chairman of the Board of Directors and Chief Executive Officer of Oncor. From 1976 to 1983, Mr. Turner was the founder and Chairman of the Board of Directors of Bethesda Research Laboratories, Inc. ("BRL"), now a division of Life Technologies, Inc. BRL manufactures and markets products for use in molecular biology research. Prior to joining BRL, Mr. Turner was employed by Becton, Dickinson and Company, a health care company. Mr. Turner serves on the Board of Directors of OncorMed, Inc., a provider of genetic testing and medical information services.

    WILLIAM A. RYAN, JR., M.D. has served as the Company's President and Chief Executive Officer since February 1995 and as a Director since May 1995. From July 1992 to February 1995, Dr. Ryan served as Director of Technology Assessment for The Castle Group, Ltd., a medical venture capital firm, and as an Investment Banker for Paramount Capital, Inc., an investment banking firm. From April 1990 to July 1992, Dr. Ryan served as an Associate Investment Banker in the Health Care Industry Corporate Finance Group at Smith Barney, Harris Upham, an investment banking firm. From April 1985 to April 1990, Dr. Ryan was an American Cancer Society Fellow at the Cold Spring Harbor Laboratory.

    MR. THEODORE D. PENNINGTON has served as the Company's Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary since September 1996. From October 1995 to September 1996, Mr. Pennington was an independent consultant in the software industry. From May 1990 to October 1995, Mr. Pennington served in various capacities with Cryomedical Sciences, Inc., a developer of high-tech medical devices and biotech products, including Vice President -- Finance and Administration. From 1987 to 1989, Mr. Pennington served as Corporate Controller of Netrix Corporation, a manufacturer of telecommunications hardware and software.

    JAY GEORGE, PH.D. has served as the Company's Vice President, Research and Development since its incorporation in June 1994. From January 1984 to June 1994, Dr. George served in various capacities with Oncor, most recently as Vice President of Research and Development. From June 1981 to January 1984, Dr. George was Research Assistant Professor in the Department of Biochemistry at Georgetown University.

    MR. JOHN PAPPAJOHN has been a Director of the Company since its incorporation in June 1994. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm, both located in Des Moines, Iowa. Mr. Pappajohn serves on the Boards of Directors of Drug Screening Systems, Inc., a manufacturer and marketer of test kits used in detection of drug abuse, CORE, Inc., a provider of software and consulting services to aid the management of a company's employee disability and worker's compensation responsibilities, Drug Screening Systems, Inc., a manufacturer and marketer of test kits used in detection of drug abuse, Fuisz Technologies Ltd., a developer of rapidly dissolving tablet technologies for oral drug delivery and food applications, GalaGen, Inc., a developer of oral therapeutics for the treatment and prevention of gastrointestinal diseases, OncorMed, Inc., a provider of genetic testing and medical information services, PACE Health Management Systems, Inc., a developer and marketer of software systems for health management, and The Care Group, Inc., a homecare and alternative site health care company.

    JULIUS A. VIDA, PH.D., M.B.A. has been a Director of the Company since October 1996. In June 1993, Mr. Vida founded, and since such time has served as the President of Vida International Pharmaceutical Consultants, a pharmaceutical and biotechnology industries consulting firm. From 1975 to June 1993, Dr. Vida served in various capacities with Bristol-Myers Squibb Co., a pharmaceutical company, most recently as Vice President, Business Development, Licensing and Strategic Planning. From 1967 to 1975, Dr. Vida served as the Section Head, Pharmaceutical Research Central Research Laboratory of Kendall Colgate Co., a pharmaceutical company. Dr. Vida serves on the Boards of Directors of Biomatrix, Inc., a biotechnology company, Medarex, Inc., a biotechnology company, SuperGen, Inc., a biotechnology company, and the Boards of Directors of several privately-held biotechnology companies.

    SANDY B. PRIMROSE, PH.D. has been a Director of the Company since October 1996. Since July 1996, Dr. Primrose has served as V.P. of European Operations of Azur Environmental, an environmental diagnostic manufacturing company. From May 1995 to July 1996, Dr. Primrose served as Managing Director of International Diagnostics Group, Ltd., a food microbiology organization. From August 1994 to May 1995, Dr. Primrose was an independent consultant undertaking business and technical reviews in the biotechnology and pharmaceutical industries. From 1986 to August 1994, Dr. Primrose served in various capacities with Amersham International, a radiochemical and radiopharmaceutical company, including General Manager, Molecular Biology Division, General Manager, Life Sciences Division, Director of New Business Development and, most recently, as Technical Director. From 1981 to 1986, Dr. Primrose served in various capacities with Searle Research and Development, a research and development company, most recently as Senior Director of Drug Development.

    The Directors of the Company hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. National Securities Corporation is entitled to designate one member of the Board of Directors from the date of this Prospectus until 12 months from the date of this Prospectus. Non-management Directors receive a fee of $2,500 for attending Board of Directors' or committee meetings, and are reimbursed for expenses incurred in connection with performing their duties as Directors of the Company. Non-management Directors appointed or elected to the Board of Directors on or after the date of the Offering will receive an immediately exercisable option grant under the Company's Plan to purchase 10,000 shares of Common Stock, at the fair market value at the date of the grant, subject to certain rights of repurchase by the Company. In addition, on the date of each annual meeting of stockholders held after the date of the Offering, each non-management Director who will continue to serve as a Director for the following year, and also has served as a Director for at least six months prior to the date of the annual meeting, shall receive an option to purchase 2,000 shares of Common Stock, at the fair market value at the date of the grant, vesting over a one-year period beginning on the date of grant. See "-- 1996 Stock Option/Stock Issuance Plan."

    The Audit Committee was established in October 1996 and reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the

Company's independent auditors, and the accounting practices of the Company. The Compensation Committee was established in October 1996 and determines the salaries and incentive compensation of the other employees and consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans of the Company, including the Company's Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to October 1996, the Company's Board of Directors performed the duties of the Compensation Committee. The Company's Compensation Committee consists of Mr. John Pappajohn and Mr. Stephen Turner. The Compensation Committee determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers the 1996 Plan. Until February 1995, Mr. Turner served as the Company's President. Mr. Turner is the Chief Executive Officer and Chairman of the Board of Directors of Oncor.

EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation paid by the Company during 1995 to the Company's Chief Executive Officer and the one other executive officer of the Company whose total compensation during 1995 exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                 COMPENSATION(2)
                                                                                                     AWARDS
                                                                            ANNUAL           -----------------------
                                                                        COMPENSATION(1)            SECURITIES
                                                                    -----------------------        UNDERLYING
NAME AND PRINCIPAL POSITION                                YEAR     SALARY($)    BONUS($)          OPTIONS(#)
-------------------------------------------------------  ---------  ----------  -----------  -----------------------
William A. Ryan, Jr., M.D.(3)..........................       1995  $  100,833      --                 66,667
  President and Chief
  Executive Officer
Stephen Turner(3)......................................       1995      --          --                 50,000(4)
  Chief Executive Officer
Jay George, Ph.D.......................................       1995     125,625      --                 33,334
  Vice President, Research and
  Development

------------------------

(1) Other annual compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000, or 10% of the total annual salary and bonus for each Named Executive Officer in 1995.

(2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payments to any Named Executive Officer in 1995.

(3) Mr. Stephen Turner served as Chief Executive Officer until the appointment of Dr. Ryan in February 1995. Mr. Turner received no cash compensation from the Company in 1995.

(4) Options to purchase 50,000 shares of Common Stock were granted to Mr. Turner in his capacity as a Director of the Company, subsequent to his resignation as Chief Executive Officer.

STOCK OPTION INFORMATION

    The following table shows, with respect to the Named Executive Officers, certain information concerning the grant of stock options in 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                    -------------------------------------------------------------------    VALUE AT ASSUMED
                                     NUMBER OF     PERCENT OF                                            ANNUAL RATES OF STOCK
                                    SECURITIES    TOTAL OPTIONS     INITIAL      MARKET                   PRICE APPRECIATION
                                    UNDERLYING     GRANTED TO      EXERCISE     PRICE PER                 FOR OPTION TERM(1)
                                      OPTIONS     EMPLOYEES IN       PRICE        SHARE     EXPIRATION   ---------------------
NAME                                  GRANTED      FISCAL YEAR     ($/SHARE)    ($/SHARE)      DATE         5%         10%
----------------------------------  -----------  ---------------  -----------  -----------  -----------  ---------  ----------
William A. Ryan, Jr., M.D.........      66,667(2)        29.85%    $    1.50    $    1.50      2/22/05   $  62,890  $  159,375
Stephen Turner....................      50,000(3)        22.39          1.50         1.50      2/16/05      47,167     119,531
Jay George, Ph.D..................      33,334(3)        14.93          1.50         1.50      2/16/05      31,445      79,689

------------------------

(1) Potential realizable value is based on the assumption that the price per share of the Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. The assumed 5% and 10% annual rates of appreciation (compounded annually) over the term of the option are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

(2) The options vest in four equal annual installments, commencing on the date of grant.

(3) The options vest in five equal annual installments, commencing on the date of grant.

    The following table sets forth certain information with respect to the Named Executive Officers regarding stock option values at December 31, 1995. No stock options were exercised by such persons in 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                           UNDERLYING             VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                                        FISCAL YEAR END            FISCAL YEAR END(1)
                                                   --------------------------  --------------------------
NAME                                               EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------------------------  -----------  -------------  -----------  -------------
William A. Ryan, Jr., M.D........................      --            66,667        --        $   266,668
Stephen Turner...................................      --            50,000        --            200,000
Jay George, Ph.D.................................      --            33,334        --            133,336

------------------------

(1) There was no public trading market for the Common Stock at September 30, 1996. Accordingly, these values have been calculated on the basis of the assumed initial public offering price of $5.50 per Share, less the applicable exercise price, multiplied by the number of shares underlying such options.

1996 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's 1995 Stock Option Plan (the "Predecessor Plan") was originally adopted by the Board of Directors in February 1995. Up to 466,667 shares of Common Stock were authorized and reserved for issuance under the 1995 Plan. Under the 1995 Plan, the Board of Directors granted options from time to time to employees, officers, directors, consultants and the Company's scientific advisory board. Options to purchase 454,187 shares of Common Stock, at a weighted-average exercise price of $2.14 per share, are currently outstanding under the 1995 Plan, 70,171 of which are currently exercisable.

    The Company's 1996 Stock Option/Stock Issuance Plan (the "Plan") is intended to serve as the successor equity incentive program to the Company's Predecessor Plan. The Plan was adopted by the Board of Directors in October 1996 and approved by the stockholders in October 1996. 954,166 shares of Common Stock have been authorized for issuance under the Plan. This share reserve is comprised of (i) the shares that remained available for issuance under the Predecessor Plan, including the shares subject to outstanding options thereunder, plus (ii) an additional increase of 500,000 shares. Except to the extent otherwise provided below, the terms of the Predecessor Plan are substantially similar to those as the Discretionary Option Grant Program under the Plan.

    The Plan is divided into three separate components: (i) the Discretionary Option Grant Program under which eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of their fair market value on the grant date; (ii) the Stock Issuance Program under which such individuals may, at the discretion of the Plan Administrator's, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than 85% of their fair market value at the time of issuance or as a bonus tied to the performance of services; and (iii) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-management Board of Directors members to purchase shares of Common Stock at an exercise price equal to 100% of their fair market value on the grant date. The exercise price per share of an option granted under the Predecessor Plan may be less than, equal to or greater than the fair market value on the grant date.

    The Discretionary Option Grant Program and the Stock Issuance Program will be administered by the Compensation Committee. As Plan Administrator, the Compensation Committee has complete discretion to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance, and the maximum term for which any granted option is to remain outstanding.

    Upon an acquisition of the Company by merger or asset sale, each outstanding option and unvested stock issuance will be subject to accelerated vesting under certain circumstances.

    Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program, which provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Common Stock.

    The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (including options incorporated from the Predecessor Plan) in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the Common Stock on the new grant date.

    Under the Automatic Option Grant Program, each individual serving as a non-management Board of Directors' member on the date the Underwriting Agreement for the Offering is executed will receive an option grant on such date for 10,000 shares of Common Stock, provided such individual has not otherwise been in the prior employ of the Company. Each individual who first becomes a non-management Board of Directors' member thereafter will receive a 10,000-share option grant on the date such individual joins the Board of Directors, provided such individual has not been in the prior employ of the Company. In addition, at each annual stockholders' meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-management Board of Directors' member after the meeting will receive an additional option grant to purchase 2,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company.

    Each grant will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board of Directors' service. Each 10,000 share automatic grant will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-management Board of Directors' member cease prior to the lapse of such repurchase rights. The repurchase rights relating to the 10,000-share grant will lapse in four equal and successive annual installments over the optionee's period of Board of Directors' service. Each additional 2,000-share grant will vest upon the optionee's completion of one year of Board of Directors' service measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board of Directors' member.

    The Board of Directors may amend or modify the Plan at any time. The Plan will terminate in October 2006, unless sooner terminated by the Board of Directors.

    The Compensation Committee has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options granted under the Plan held by the Chief Executive Officer and any other executive officer or the shares of Common Stock subject to direct issuances held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

SEVERANCE ARRANGEMENTS

    In the event that William A. Ryan, Jr., M.D., the Company's President and Chief Executive Officer, is terminated by the Company other than for cause prior to January 27, 2000, he is entitled to receive his salary for six months from the date of termination. In the event that Mr. Theodore D. Pennington, the Company's Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary, is terminated by the Company other than for cause prior to September 11, 2001, he is entitled to receive his salary for six months from the date of termination. In the event that Kenneth Culver, M.D., the Company's Director of Gene Therapy Research and Clinical Affairs, is terminated by the Company other than for cause, he is entitled to receive his salary for six months from the date of termination.

KEY-MAN LIFE INSURANCE

    The Company has applied for a $1 million term insurance policy on the life of William A. Ryan, Jr., M.D., the Company's President and Chief Executive Officer.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Second Amended and Restated Certificate of Incorporation provides that, except to the extent prohibited by the DGCL, its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under Delaware law, the directors have fiduciary duties to the Company that are not eliminated by this provision of the Second Amended and Restated Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Company for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. In addition, the Company maintains liability insurance for its officers and directors.

    The Second Amended and Restated Certificate of Incorporation also provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, all of its present and former officers and directors, and any party agreeing to serve as an officer, director or trustee of any entity at the Company's request, in connection with any civil or criminal proceeding threatened or instituted against such party by reason of actions or omissions while serving in such capacity. Indemnification by the Company includes payment of expenses in defense of the indemnified party in advance of any proceeding or final disposition thereof if the indemnified party undertakes to repay the Company upon an ultimate determination that the indemnified party was not entitled to indemnification by the Company. This provision also requires Board of Directors' approval as a precondition to any indemnification by the Company for proceedings instituted by the indemnified party. The rights to indemnification provided in this provision do not preclude the exercise of any other indemnification rights by any party pursuant to any law, agreement or vote of the stockholders or the disinterested directors of the Company.

    Section 145 of the DGCL generally allows the Company to indemnify the parties described in the preceding paragraph for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Board of Directors by a majority vote of a quorum of directors who are not parties to such proceedings, (ii) if such a quorum is not obtainable or if directed by a quorum of disinterested directors, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                              CERTAIN TRANSACTIONS

RELATIONSHIP WITH ONCOR

    In November 1996, the Company expects to enter into a sublease with Oncor for its current facilities which will expire in March 2004, with an option for Oncor to extend the lease for an additional five-year term (the "Sublease"). The Sublease will require the Company to pay monthly rent of approximately $10,200 and monthly maintenance of approximately $3,100. The monthly rent and the monthly maintenance fee will be subject to adjustments for inflation.

    In February 1995, the Company and Oncor entered into the Oncor License pursuant to which Oncor is providing the Company with an exclusive worldwide license to Oncor's human genome technologies, including certain rights granted to Oncor under the Princeton License, that may be useful in the development of product candidates for the treatment and prevention of certain human disorders which are caused wholly, or in part, by genetic mutation. It is the Company's intention to have the Princeton License assigned by Oncor to the Company prior to the consummation of the Offering. Under the terms of this agreement, the Company is obligated to pay Oncor, on a semi-annual basis, royalties for any of the Company's product candidates commercialized by the Company or its potential corporate partners, based in whole or in part on existing Oncor technology licensed to the Company by Oncor. As of September 30, 1996, none of the Company's product candidates had been commercialized. The Company is reliant on the technologies licensed directly from Oncor and from third parties through Oncor, which will form the basis of some if not all of the Company's product candidates. The Company's rights under the Oncor License are subject to certain rights retained by Oncor in the field of genetic test systems and related products. The initial term of the Oncor License expires in January 2000. Thereafter, the Oncor License is automatically renewable for additional one-year periods, unless either party objects. There can be no assurance that the Oncor License will be renewed at the end of its initial term or that it will not be terminated earlier pursuant to its terms. There also can be no assurance that conflicts of interest between Oncor and the Company will not arise in respect to the Oncor License or other aspects of the Company's relationship with Oncor.

    In December 1994, the Company entered into an agreement with Oncor, whereby Oncor agreed to provide funding of up to $1,000,000 in consideration of the Note. At any time prior to full payment of the principal balance, Oncor had the ability to convert the Note into Common Stock at a conversion price of $6.00 per share. In April 1995, Oncor converted the outstanding balance of the Note into 105,417 shares of Common Stock.

    In December 1994, the Company and Oncor entered into a services agreement (the "December Agreement") whereby the Company agreed to perform technical, research, and consulting services for Oncor. Under the terms of the December Agreement, the Company is entitled to reimbursement on a cost basis from Oncor. Charges to Oncor for services under this arrangement for the period from inception (June 21, 1994) to December 31, 1994, for the year ended December 31, 1995, and for the nine months ended September 30, 1996, were approximately $625,000, $561,000 and $152,000, respectively.

    In October 1994, 666,667 shares of Common Stock were issued to Oncor for $1,000,000. Oncor is a promoter of the Company.

    In June 1994, the Company and Oncor entered into an informal management services arrangement (the "Service Arrangement") whereby Oncor agreed to furnish to the Company certain administrative and accounting services and office space. Oncor is entitled to reimbursement of the costs of providing the services to Codon. Costs that are not specifically identifiable to Codon are allocated to Codon based on the ratio of square footage occupied by the Codon facilities to total Oncor square footage occupied. As of September 30, 1996, Oncor continued to perform these services for the Company. Expenses for the services under this arrangement charged to Codon by Oncor for the period from inception (June 21, 1994) to December 31, 1994 were not material. For the year ended December 31, 1995, and for the nine months ended September 30, 1996, expenses charged to Codon were approximately $248,000 and $175,000, respectively. Had Codon operated as an unaffiliated entity there is no assurance that Codon would have been able to obtain comparable services elsewhere for comparable costs.

RELATIONSHIP WITH ONCORMED

    In January 1995, Codon and OncorMed entered into an agreement whereby the Company leased DNA sequencers to OncorMed for a quarterly fee of $6,000 per piece of equipment. Rental income of approximately $66,000 and $54,000 was included in other income for the year ended December 31, 1995, and for the nine months ended September 30, 1996, respectively.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

    In April 1996, 1,012,667 shares of Series B Convertible Preferred Stock were sold at a purchase price of $3.00 per share to a group of investors including Mr. John Pappajohn (100,000 shares), a Director of the Company.

    In September 1996, the Company granted options to purchase an aggregate of 65,005 shares of Common Stock, exercisable at $6.00 per share, to various employees and consultants of the Company, including Mr. Theodore D. Pennington (16,667 shares), the Company's Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary.

    In April 1995, 1,500,000 shares of Series A Convertible Preferred Stock were sold at a purchase price of $2.00 per share to a group of investors including Mr. John Pappajohn (100,000 shares), a Director of the Company.

    In February 1995, the Company granted options to purchase an aggregate of 330,008 shares of Common Stock, exercisable at $1.50 per share, to various employees and consultants of the Company, including: (i) Mr. Stephen Turner (50,000 shares), the Company's Chairman of the Board of Directors; (ii) Dr. William A. Ryan, Jr. (66,667 shares), the Company's President and Chief Executive Officer; (iii) Mr. John Pappajohn (50,000 shares), a Director of the Company; and (iv) Dr. Jay George (33,334 shares), an executive officer of the Company. In February 1996, Mr. Pappajohn exercised 33,334 of these options for $50,000.

    In December 1994, the Company issued (i) 50,000 shares of Common Stock to Mr. Stephen Turner, the Company's Chairman of the Board of Directors, for $75,000; (ii) an aggregate of 66,667 shares of Common Stock to Mr. John Pappajohn, a Director of the Company, and an entity affiliated with Mr. Pappajohn, for $100,000. Mr. Turner and Mr. Pappajohn are promoters of the Company.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of October 1, 1996 by (i) each director and Named Executive Officer of the Company, (ii) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and (iii) all directors and executive officers of the Company as a group.

                                                                NUMBER OF SHARES        PERCENTAGE OWNERSHIP(1)(2)
                                                                  BENEFICIALLY      ----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                OWNED(2)         BEFORE OFFERING   AFTER OFFERING
------------------------------------------------------------  --------------------  -----------------  ---------------
Stephen Turner (3)..........................................           60,000                 3.0%              1.6%
William A. Ryan, Jr., M.D.(4)...............................           16,667               *                 *
Theodore D. Pennington......................................           --                   *                 *
Jay George, Ph.D.(5)........................................            6,667               *                 *
John Pappajohn(6)...........................................          186,668                 9.4%              5.1%
Julius A. Vida, Ph.D., M.B.A................................           --                   *                 *
Sandy B. Primrose, Ph.D.....................................           --                   *                 *
Oncor, Inc..................................................          822,084                41.6%             22.4%
  209 Perry Parkway
  Gaithersburg, Maryland 20877
Edgewater Private Equity Fund...............................          267,500                13.5%              7.3%
  666 Grand Avenue, Suite 200
  Des Moines, Iowa 50309
Mutual Ventures of..........................................          116,667                 5.9%              3.2%
  South Dakota
  5400 University Avenue
  West Des Moines, Iowa 50266
Cyrus Tang..................................................          100,000                 5.1%              2.7%
  c/o Tang Industries
  3773 Howard Hughes Pkwy.
  Las Vegas, Nevada 89109
All directors and executive officers
  as a group (seven persons)(7).............................          270,002                13.4%              7.3%

------------------------

(1) Percent ownership is based upon 1,975,088 shares of Common Stock issued and outstanding prior to the Offering and 3,675,088 shares of Common Stock issued and outstanding after the Offering.

(2) Reflects shares of Common Stock issuable upon exercise of certain outstanding options that are exercisable or will become exercisable within 60 days of October 1, 1996. Such shares are treated as outstanding solely for purposes of calculating the amount and percentage of beneficial ownership of the holder thereof. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(3) Includes 10,000 shares of Common Stock issuable upon exercise of an outstanding stock option.

(4) Consists of 16,667 shares of Common Stock issuable upon exercise of an outstanding stock option.

(5) Consists of 6,667 shares of Common Stock issuable upon exercise of an outstanding stock option.

(6) Includes 33,334 shares of Common Stock held by Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn's wife as to which Mr. Pappajohn disclaims beneficial ownership, and 3,334 shares of Common Stock issuable upon exercise of outstanding stock options.

(7) Includes 36,668 shares of Common Stock issuable upon exercise of outstanding stock options.

                           DESCRIPTION OF SECURITIES

    Upon the filing of the Second Amended and Restated Certificate of Incorporation immediately following the consummation of the Offering, the authorized stock of the Company will consist of 16,000,000 shares of Common Stock, $0.01 par value per share, and 2,000,000 shares of Preferred Stock, $0.01 par value per share.

COMMON STOCK

    The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the Company's stockholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to any prior distribution rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company in this Offering, when issued and paid for, will be, fully paid and nonassessable. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate in the future.

    As of September 30, 1996, there were 968,754 shares of Common Stock issued and outstanding and held by eight stockholders. Based upon the number of shares outstanding as of that date, and after giving effect to the sale of the Common Stock offered hereby and the conversion of shares of Preferred Stock into Common Stock upon the consummation of the Offering, there will be 3,675,088 shares of Common Stock outstanding upon the consummation of the Offering (assuming no exercise of outstanding options or warrants).

PREFERRED STOCK

    The Company's Second Amended and Restated Certificate of Incorporation grants the Board of Directors the authority to issue up to 2,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The Board of Directors has no present plans to issue additional shares of Preferred Stock.

COMMON STOCK WARRANTS

    In connection with their collaborative arrangement, the Company has warrants outstanding to Johns Hopkins to purchase 10,834 shares of Common Stock. The warrants are exercisable at $1.50 per share for a period of ten years from March 6, 1996. The warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction.

UNDERWRITER'S WARRANTS

    Pursuant to the terms of the Underwriting Agreement between the Company and the Underwriter, the Underwriter will receive 172,500 Underwriter's Warrants for nominal consideration. See "Underwriting."

REDEEMABLE WARRANTS

    The following is a brief summary of certain provisions of the Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company, the Representative, and Continental Stock Transfer & Trust Company (the "Warrant Agent"). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

    EXERCISE PRICE AND TERMS. Each Warrant entitles the registered holder thereof to purchase, at any time over a fifty-four (54) month period commencing six (6) months after the date of this Prospectus, one share of Common Stock at a
price of $         per share [125% of the initial public offering price per
share], subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. The Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants.

    The exercise price of the warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

    ADJUSTMENTS. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.

    REDEMPTION PROVISIONS. Commencing eighteen (18) months after the date of this Prospectus, the Warrants are subject to redemption at $0.10 per Warrant on thirty (30) days' prior written notice to the warrantholders if the average closing bid price of the Common Stock as reported on Nasdaq equals or exceeds 200% of the initial public offering price per share of Common Stock for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

    TRANSFER, EXCHANGE AND EXERCISE. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date five (5) years from the date of this Prospectus, at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

    WARRANTHOLDER NOT A STOCKHOLDER. The Warrants do not confer upon holders any voting, dividend or other rights as stockholders of the Company.

    MODIFICATION OF WARRANTS. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than thirty (30) days on not less than thirty (30) days' prior written notice to the warrantholders and the Representative. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrantholders. No other modifications may be made to the Warrants without the consent of two-thirds of the warrantholders.

    A significant amount of the securities offered hereby may be sold to customers of the Representative. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Representative. Although it has no obligation to do so, the Representative currently intends to make a market in the Company's securities and may otherwise effect transactions in such securities. If it participates in the market, the Representative may exert a dominating influence on the market, if one develops, for the securities described in this Prospectus. Such market-making activity may be discontinued at any time. The price and liquidity of the Common Stock and the Warrants may be significantly affected by the degree, if any, of the Representative's participation in such market. See "Underwriting."

    The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company will use its best efforts to have all the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.

    The Warrants are separately transferable immediately upon issuance. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, purchasers may buy Warrants in the aftermarket in, or may move to, jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.

CHANGE OF CONTROL PROVISIONS

    The Company is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

    Certain provisions of the Company's Second Amended and Restated Certificate of Incorporation and Bylaws, including the inability of stockholders to effect actions by written consent and allowing the Board of Directors to issue Preferred Stock without any vote or further action by the stockholders, may have the effect of preventing, discouraging or delaying a change in the control of the Company and may maintain the incumbency of the Board of Directors and management. The Second Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of Directors.

REGISTRATION RIGHTS

    The holders of 1,006,334 shares of Common Stock are entitled to certain rights with respect to the registration of shares of Common Stock under the Securities Act. Under the terms of the agreement between the Company and the holders of such registrable securities, beginning 12 months following the date of this Prospectus, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other securityholders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. These registration rights expire in June 2000. In addition, beginning 12 months from the date of this Prospectus, the stockholders benefiting from these rights may also require the Company to file one registration statement under the Securities Act at its expense with respect to their shares of Common Stock, and the Company is required to use its best efforts to effect such registration. These registration rights expire in June 2000. In addition, these stockholders have the right to require the Company to file up to two additional registration statements on Form S-3. This right becomes available upon the eligibility of the Company to use such Form S-3 and expires in June 2000. All of these rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Company's Common Stock and Warrants is Continental Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to the Offering, there has been no market for the Common Stock or the Warrants of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock and the Warrants of the Company in the public market could adversely affect prevailing market prices for the Common Stock and the Warrants and the ability of the Company to raise equity capital in the future.

    Upon completion of the Offering, the Company will have outstanding 3,675,088 shares of Common Stock and 1,700,000 Warrants, assuming no exercise of the Underwriters' over-allotment option, no exercise of outstanding options granted under the Plan, no exercise of the outstanding warrants and no exercise of the Representative's Warrants. Of these securities, the 1,700,000 Shares and 1,700,000 Warrants sold in the Offering will be available for immediate sale in the public market without restriction under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act.

    The remaining 1,975,088 shares held by existing stockholders will be restricted securities, as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered under the Securities Act, or if they qualify for an exemption from registration under Rule 144 or 701 promulgated under the Securities Act, which are summarized below. Sales of the Restricted Shares in the public market, or the availability of such shares for sale, could adversely affect the market prices of the Common Stock and Warrants.

    All officers and Directors of the Company and all holders of 1% or more of the issued and outstanding Common Stock have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of 18 months following the effective date of the Registration Statement without the prior written consent of the Representative. The Company has also agreed to use its best efforts to cause all holders of less than 1% of the issued and outstanding Common Stock and all holders of options, warrants or other securities convertible, exercisable or exchangeable for less than 1% of the issued and outstanding Common Stock to enter into similar lock-up agreements with the Representative and the Company. As a result of these contractual restrictions, shares subject to lockup agreements will not be saleable until the agreements expire. Upon expiration of the 18 month lockup period, no shares of Common Stock will be eligible for sale pursuant to Rule 701, and approximately 1,468,750 shares will be eligible for sale under Rule 144. The remaining approximately 506,334 shares held by existing stockholders will become eligible for public resale at various times over a period of less than two years following the completion of this Offering, subject in some cases to vesting provisions and volume limitations. In addition, as of September 30, 1996, options to purchase an aggregate of 454,187 shares of Common Stock were outstanding under the Plan and warrants to purchase an aggregate of 10,834 shares of Common Stock will be outstanding, all of which are subject to the eighteen (18) month lockup described above. Upon expiration of the lockup, approximately 389,167 shares subject to such options will be vested.

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least two years (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1 percent of the number of shares of Common Stock then outstanding (approximately 36,750 shares immediately after this Offering) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least three years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

    In general, Rule 701 permits resales of shares issued pursuant to certain compensatory benefit plans and contracts 90 days after the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 144, but without compliance with certain restrictions, including the holding period requirements contained in Rule 144. Shortly after the Offering, the Company intends to file a registration statement on Form S-8 under the Securities Act covering shares of Common Stock reserved for issuance under the Company's stock plans. Such registration statement will automatically become effective upon filing. Accordingly, shares registered under such registration statement will, subject to Rule 144 volume limitations applicable to affiliates, be available for sale in the open market, unless such shares are subject to vesting restrictions with the Company or the lockup agreements described above.

                                  UNDERWRITING

    The Underwriters named below (the "Underwriters"), for whom National Securities Corporation is acting as representative (in such capacity, the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of shares and Warrants set forth opposite their names:

UNDERWRITER                                             NUMBER OF SHARES   NUMBER OF WARRANTS
------------------------------------------------------  -----------------  -------------------
National Securities Corporation.......................

                                                        -----------------       ----------
    Total.............................................       1,700,000           1,700,000
                                                        -----------------       ----------
                                                        -----------------       ----------

    The Underwriters are committed to purchase all of the shares of Common Stock and Warrants offered hereby, if any of such securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

    The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain
dealers at such prices less concessions not in excess of $         per Share and
$         per Warrant. Such dealers may reallow a concession not in excess of
$         per Share and $         per Warrant to certain other dealers. After
the commencement of the Offering, the public offering prices, concession and reallowance may be changed by the Representative.

    The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed 5 percent of the Securities offered hereby.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has also agreed to pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the Securities underwritten, of which $25,000 has been paid to date.

    The Company has granted to the Underwriters an over-allotment option, exercisable during the forty-five (45) day period from the date of this Prospectus, to purchase up to an additional 255,000 shares of Common Stock and/or 255,000 Warrants at the initial public offering price per Share and Warrant, respectively, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Securities offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Securities proportionate to its initial commitment.

    In connection with the Offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company up to 172,500 shares of Common Stock and/or 172,500 Warrants. The
Representative's Warrants are initially exercisable at a price of $         per
share of Common Stock [120% of the initial public offering price per Share] and
$[         ] per Warrant [120% of the initial public offering price per Warrant]
for a period of four (4) years, commencing at the beginning of the second year after the effective date of the Offering and are restricted from sale, transfer, assignment or hypothecation for a period of twelve (12) months from the date hereof, except to officers of the Representative. The Representative's Warrants provide for adjustment in the number of shares of Common Stock and Warrants issuable upon the exercise thereof and in the exercise price of the Representative's Warrants as a result of certain events, including subdivisions and combinations of the

Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.

    All officers and directors of the Company and all holders of 1% or more of the issued and outstanding Common Stock and all holders of options, warrants or other securities convertible, exercisable or exchangeable for 1% or more of the issued and outstanding Common Stock have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of 18 months following the effective date of the Registration Statement without the prior written consent of the Company and the Representative. The Company has also agreed to use its best efforts to cause all holders of less than 1% of the issued and outstanding Common Stock and all holders of options, warrants or other securities convertible, exercisable or exchangeable for less than 1% of the issued and outstanding Common Stock to enter into similar lockup agreements with the Representative and the Company. An appropriate legend shall be marked on the face of certificates representing all such securities.

    The Company has agreed not to, without the prior written consent of the Representative, issue, sell, agree or offer to sell, grant an option for the purchase or sale of, or otherwise transfer or dispose of any of its securities for a period of eighteen (18) months following the effective date of the Registration Statement, except up to 454,187 shares of Common Stock issuable pursuant to warrants and options existing on the date of this Prospectus and up to 479,146 shares of Common Stock reserved for future grants of options and stock purchase rights under or outside of the Plan.

    The Company has agreed that the Representative may designate one person to the Company's Board of Directors for a period of 12 months following the date of this Prospectus. Such designee shall be entitled to attend all such meetings of the Company's Board of Directors and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company has agreed to reimburse the Representative's designee for reasonable and accountable out-of-pocket expenses incurred in connection with attending meetings of the Company's Board of Directors.

    Upon the exercise of any Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Representative, and to the extent not inconsistent with the guidelines of the NASD and the Rules and Regulations of the Commission, the Company has agreed to pay the Representative a commission which shall not exceed five percent (5%) of the aggregate exercise price of such Warrants in connection with bona fide services provided by the Representative relating to any warrant solicitation undertaken by the Representative. In addition, the individual must designate the firm entitled to payment of such warrant solicitation fee. However, no compensation will be paid to the Representative in connection with the exercise of the Warrants if (a) the market price of the Common Stock is lower than the exercise price, (b) the Warrants were held in a discretionary account, or (c) the exercise of the Warrants is not solicited by the Representative. Unless granted an exemption by the Commission from its Rule 10b-6 under the Exchange Act, the Representative will be prohibited from engaging in any market-making activities with regard to the Company's securities for the period from nine (9) business days (or other such applicable periods as Rule 10b-6 may provide) prior to any solicitation of the exercise of he Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative may have to receive a fee. As a result, the Representative may be unable to continue to provide a market for the Common Stock or Warrants during certain periods while the Warrants are exercisable. If the Representative has engaged in any of the activities prohibited by Rule 10b-6 during the periods described above, the Representative undertakes to waive unconditionally its rights to receive a commission on the exercise of such Warrants.

    Prior to the Offering, there has been no public market for the Common Stock or the Warrants. Consequently, the initial public offering prices of the Securities will be determined by negotiation between the Company and the Representative and will not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. The factors to be considered in such negotiations, in addition to prevailing market conditions, will include the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure, the market for initial public offerings, and certain other factors as were deemed relevant.

    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement that are filed as exhibits to the Registration Statement. See "Additional Information."

                                 LEGAL MATTERS

    The validity of the issuance of the Securities offered hereby will be passed upon for the Company by its counsel, Brobeck, Phleger & Harrison LLP, New York, New York. Orrick, Herrington & Sutcliffe LLP, New York, New York, has acted as counsel to the Underwriters in connection with the Offering.

                                    EXPERTS

    The audited financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act, with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and the schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such Securities, reference is made to the Registration Statement and exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to such exhibit. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Registration Statement, including all exhibits and schedules, and such reports and other information may also be accessed electronically by means of the Commission's site on the World Wide Web, at http://www.sec.gov.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                       AS OF DECEMBER 31, 1994 AND 1995,
                         TOGETHER WITH AUDITORS' REPORT

    The financial statements included herein have been adjusted to give effect to the anticipated one-for-three reverse stock split as described in Note 2 to the financial statements. We expect to be in a position to render the following audit report upon the effectiveness of such event assuming that from October 30, 1996, to the effective date of such event, no other events will have occurred that would effect the accompanying financial statements or notes thereto.

                                                             ARTHUR ANDERSEN LLP

Washington, D.C.,
October 30, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Board of Directors of
Codon Pharmaceuticals, Inc.:

    We have audited the accompanying balance sheets of Codon Pharmaceuticals, Inc. (a Delaware Corporation in the development stage), as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (June 21, 1994) to December 31, 1994, and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As discussed in Note 1 to the financial statements, the Company is a development stage enterprise with no revenue and no regulatory product approval to date. In order to continue the research and development and other activities necessary to commercialize its products, additional financing will be required prior to January 31, 1997. Management's plans in regard to these matters are also described in Note 1.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Codon Pharmaceuticals, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from inception to December 31, 1994, and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                                                  PRO FORMA FOR
                                                                                                  CONVERSION OF
                                                                                                   CONVERTIBLE
                                                                                                    PREFERRED
                                                                                                      STOCK
                                                          AS OF         AS OF          AS OF          AS OF
                                                       DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                           1994          1995          1996            1996
                                                       ------------  ------------  -------------  --------------
                                                                                    (UNAUDITED)    (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents..........................   $1,085,433    $  791,030    $   883,882
  Short-term investments.............................       --           510,000        366,924
  Receivable from Oncor, Inc.........................       --            47,835        --
  Receivable from Oncor Med, Inc.....................        1,716        31,155         46,181
  Other current assets...............................       --            15,871         34,096
                                                       ------------  ------------  -------------
      Total current assets...........................    1,087,149     1,395,891      1,331,083
Property and equipment, net..........................      401,973     1,325,163      1,503,956
                                                       ------------  ------------  -------------
      Total assets...................................   $1,489,122    $2,721,054    $ 2,835,039
                                                       ------------  ------------  -------------
                                                       ------------  ------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................   $   42,528    $   64,961    $    45,058
  Accrued expenses...................................       16,039        87,406         31,583
  Payable to Oncor, Inc..............................       --            --             96,251
  Note payable to Oncor, Inc.........................      632,502        --            --
                                                       ------------  ------------  -------------
      Total current liabilities......................      691,069       152,367        172,892
Commitments and contingencies(Notes 1 and 6)

Stockholders' equity:
  Preferred stock, $.01 par value, Series A,
    convertible share for share into common stock,
    1,500,000 shares authorized, 1,500,000 shares
    issued and outstanding, entitled to $2 per share
    liquidation preference ($3,000,000 in the
    aggregate), none outstanding on a pro forma
    basis............................................       --         2,964,503      2,964,503    $    --
  Preferred stock, $.01 par value, Series B,
    convertible share for share into common stock,
    3,000,000 shares authorized, 1,519,000 shares
    issued and outstanding, entitled to $2 per share
    liquidation preference ($3,038,000 in the
    aggregate), none outstanding on a pro forma
    basis............................................       --            --          3,004,971         --
  Common stock, $.01 par value, 20,000,000 shares
    authorized, 816,666, 968,754, and 968,754 shares
    issued and outstanding in 1994, 1995, and 1996,
    and 1,975,088 outstanding on a pro forma basis...        8,167         9,688          9,688          19,751
  Additional paid-in capital.........................    1,216,833     1,917,814      1,959,414       7,918,825
  Deferred compensation..............................       --            --            (36,720)        (36,720)
  Unrealized loss on investments.....................       --            (9,240)          (185)           (185)
  Deficit accumulated during the development stage...     (426,947)   (2,314,078)    (5,239,524)     (5,239,524)
                                                       ------------  ------------  -------------  --------------
      Total stockholders' equity.....................      798,053     2,568,687      2,662,147    $  2,662,147
                                                       ------------  ------------  -------------  --------------
                                                                                                  --------------
      Total liabilities and stockholders' equity.....   $1,489,122    $2,721,054    $ 2,835,039
                                                       ------------  ------------  -------------
                                                       ------------  ------------  -------------

      The accompanying notes are an integral part of these balance sheets.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                   PERIOD FROM                                                   PERIOD FROM
                                    INCEPTION                           NINE MONTHS ENDED      INCEPTION (JUNE
                                 (JUNE 21, 1994)                          SEPTEMBER 30,              21,
                                     THROUGH          YEAR ENDED      ----------------------    1994) THROUGH
                                DECEMBER 31, 1994  DECEMBER 31, 1995     1995        1996     SEPTEMBER 30, 1996
                                -----------------  -----------------  ----------  ----------  ------------------
                                                                           (UNAUDITED)           (UNAUDITED)
Revenues......................      $  --             $   --          $   --      $   --         $    --
Expenses:
  Research and development....        427,870           1,662,241      1,108,313   2,743,316        4,833,427
  General and
    administrative............         10,564             417,724        278,140     255,157          683,445
                                -----------------  -----------------  ----------  ----------  ------------------
      Total expenses..........        438,434           2,079,965      1,386,453   2,998,473        5,516,872
                                -----------------  -----------------  ----------  ----------  ------------------
Operating loss................       (438,434)         (2,079,965)    (1,386,453) (2,998,473)      (5,516,872)
Other income, net.............         11,487             192,834        122,085      73,027          277,348
                                -----------------  -----------------  ----------  ----------  ------------------
Net loss......................      $(426,947)        $(1,887,131)    $(1,264,368) $(2,925,446)    $ (5,239,524)
                                -----------------  -----------------  ----------  ----------  ------------------
                                -----------------  -----------------  ----------  ----------  ------------------
Pro forma net loss per share
  (unaudited).................                        $     (1.02)                $    (1.44)
                                                   -----------------              ----------
                                                   -----------------              ----------
Shares used in computing pro
  forma net loss per share
  (unaudited).................                          1,856,249                  2,036,458
                                                   -----------------              ----------
                                                   -----------------              ----------

        The accompanying notes are an integral part of these statements.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                            SERIES A CONVERTIBLE   SERIES B CONVERTIBLE
                              PREFERRED STOCK         PREFERRED STOCK          COMMON STOCK       ADDITIONAL
                           ----------------------  ---------------------  ----------------------    PAID-IN      DEFERRED
                            SHARES      AMOUNT      SHARES      AMOUNT     SHARES      AMOUNT       CAPITAL    COMPENSATION
                           ---------  -----------  ---------  ----------  ---------  -----------  -----------  -------------
Inception, June 21,
  1994...................     --      $   --          --      $   --         --       $  --        $  --         $  --
  Sale of common stock to
    Oncor, Inc., for cash
    at $1.50 per share,
    October 1994.........     --          --          --          --        666,667       6,667      993,333        --
  Sale of common stock to
    directors at $1.50
    per share, December
    1994.................     --          --          --          --        150,001       1,500      223,500        --
  Net loss...............     --          --          --          --         --          --           --            --
                           ---------  -----------  ---------  ----------  ---------  -----------  -----------  -------------
Balance, December 31,
  1994...................     --          --          --          --        816,668       8,167    1,216,833        --
  Exercise of stock
    options for cash at
    $1.50 per share,
    February 1995........     --          --          --          --         33,334         333       49,667        --
  Sale of common stock at
    $1.50 per share,
    March 1995...........     --          --          --          --         13,335         134       19,866        --
  Conversion of Oncor,
    Inc., note at $6.00
    per share, April
    1995.................     --          --          --          --        105,417       1,054      631,448        --
  Sale of Series A
    Convertible Preferred
    Stock to investors
    for cash at $2.00 per
    share, April 1995,
    (net of issuance
    costs of $35,497)....  1,500,000    2,964,503     --          --         --          --           --            --
  Net loss...............     --          --          --          --         --          --           --            --
  Unrealized holding loss
    on investments.......     --          --          --          --         --          --           --            --
                           ---------  -----------  ---------  ----------  ---------  -----------  -----------  -------------
Balance, December 31,
  1995...................  1,500,000    2,964,503     --          --        968,754       9,688    1,917,814        --
  Sale of Series B
    Convertible Preferred
    Stock to investors
    for cash at $2.00 per
    share, April 1996
    (net of issuance
    costs of $33,029)....     --          --       1,005,000   1,976,971     --          --           --            --
  Sale of Series B
    Convertible Preferred
    Stock to investors
    for cash at $2.00 per
    share, June 1996.....     --          --         514,000   1,028,000     --          --           --            --
  Expense for nonemployee
    stock option
    grants...............     --          --          --          --         --          --           41,600       (41,600)
  Amortization of
    deferred
    compensation.........     --          --          --          --         --          --           --             4,880
  Net loss...............     --          --          --          --         --          --           --            --
  Unrealized holding gain
    on investments.......     --          --          --          --         --          --           --            --
                           ---------  -----------  ---------  ----------  ---------  -----------  -----------  -------------
Balance, September 30,
  1996 (unaudited).......  1,500,000    2,964,503  1,519,000   3,004,971    968,754       9,688    1,959,414       (36,720)
  Pro forma adjustment
    (uanudited) (note
    2)...................  (1,500,000)  (2,964,503) (1,519,000) (3,004,971) 1,006,334     10,063   5,959,411        --
                           ---------  -----------  ---------  ----------  ---------  -----------  -----------  -------------
                              --          --          --          --      1,975,088   $  19,751    $7,918,825    $ (36,720)
                           ---------  -----------  ---------  ----------  ---------  -----------  -----------  -------------
                           ---------  -----------  ---------  ----------  ---------  -----------  -----------  -------------

                                            DEFICIT
                                          ACCUMULATED
                            UNREALIZED     DURING THE
                              LOSS ON     DEVELOPMENT
                            INVESTMENTS      STAGE        TOTAL
                           -------------  ------------  ----------
Inception, June 21,
  1994...................    $  --         $   --       $   --
  Sale of common stock to
    Oncor, Inc., for cash
    at $1.50 per share,
    October 1994.........       --             --        1,000,000
  Sale of common stock to
    directors at $1.50
    per share, December
    1994.................       --             --          225,000
  Net loss...............       --           (426,947)    (426,947)
                           -------------  ------------  ----------
Balance, December 31,
  1994...................       --           (426,947)     798,053
  Exercise of stock
    options for cash at
    $1.50 per share,
    February 1995........       --             --           50,000
  Sale of common stock at
    $1.50 per share,
    March 1995...........       --             --           20,000
  Conversion of Oncor,
    Inc., note at $6.00
    per share, April
    1995.................       --             --          632,502
  Sale of Series A
    Convertible Preferred
    Stock to investors
    for cash at $2.00 per
    share, April 1995,
    (net of issuance
    costs of $35,497)....       --             --        2,964,503
  Net loss...............       --         (1,887,131)  (1,887,131)
  Unrealized holding loss
    on investments.......       (9,240)        --           (9,240)
                           -------------  ------------  ----------
Balance, December 31,
  1995...................       (9,240)    (2,314,078)   2,568,687
  Sale of Series B
    Convertible Preferred
    Stock to investors
    for cash at $2.00 per
    share, April 1996
    (net of issuance
    costs of $33,029)....       --             --        1,976,971
  Sale of Series B
    Convertible Preferred
    Stock to investors
    for cash at $2.00 per
    share, June 1996.....       --             --        1,028,000
  Expense for nonemployee
    stock option
    grants...............       --             --           --
  Amortization of
    deferred
    compensation.........       --             --            4,880
  Net loss...............       --         (2,925,446)  (2,925,446)
  Unrealized holding gain
    on investments.......        9,055         --            9,055
                           -------------  ------------  ----------
Balance, September 30,
  1996 (unaudited).......         (185)    (5,239,524)   2,662,147
  Pro forma adjustment
    (uanudited) (note
    2)...................       --             --           --
                           -------------  ------------  ----------
                             $    (185)    $(5,239,524) $(2,662,147)
                           -------------  ------------  ----------
                           -------------  ------------  ----------

        The accompanying notes are an integral part of these statements.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                         PERIOD FROM
                                                                          INCEPTION
                                                                          (JUNE 21,                             NINE
                                                                            1994)                           MONTHS ENDED
                                                                           THROUGH       YEAR ENDED        SEPTEMBER 30,
                                                                         DECEMBER 31,   DECEMBER 31,  ------------------------
                                                                             1994           1995         1995         1996
                                                                        --------------  ------------  -----------  -----------
                                                                                                            (UNAUDITED)
Cash flows from operating activities:
  Net loss............................................................   $   (426,947)   $(1,887,131) $(1,264,368) $(2,925,446)
  Adjustments to reconcile net loss to net cash used in operating activities--
    Depreciation......................................................         11,691       136,886        70,220      257,006
    Expense for nonemployee stock options and warrants................        --             --           --             4,880
  Changes in operating assets and liabilities--
    Receivables from affiliates.......................................         (1,716)      (77,274)     (130,602)      32,809
    Other assets......................................................        --            (15,871)      (55,337)     (18,225)
    Accounts payable..................................................         42,528        22,433       200,819      (19,903)
    Accrued expenses..................................................         16,039        71,367        (2,121)     (55,823)
    Payable to affiliates.............................................        --             --           --            96,251
                                                                        --------------  ------------  -----------  -----------
      Net cash used in operating activities...........................       (358,405)   (1,749,590)   (1,181,389)  (2,628,451)
                                                                        --------------  ------------  -----------  -----------
Cash flows from investing activities:
  Purchases of property and equipment.................................       (413,664)   (1,060,076)     (818,291)    (435,799)
  (Purchases) sales of investments....................................        --           (519,240)     (532,445)     152,131
                                                                        --------------  ------------  -----------  -----------
      Net cash used in investing activities...........................       (413,664)   (1,579,316)   (1,350,736)    (283,668)
                                                                        --------------  ------------  -----------  -----------
Cash flows from financing activities:
  Exercise of stock options...........................................        --             50,000        50,000      --
  Proceeds from sale of common stock..................................      1,225,000        20,000        20,000      --
  Proceeds from sale of preferred stock, net of issuance costs........        --          2,964,503     2,964,503    3,004,971
  Proceeds note payable to Oncor......................................        632,502        --           --           --
                                                                        --------------  ------------  -----------  -----------
      Net cash provided by financing activities.......................      1,857,502     3,034,503     3,034,503    3,004,971
                                                                        --------------  ------------  -----------  -----------
Net increase (decrease) in cash and cash equivalents..................      1,085,433      (294,403)      502,378       92,852
Cash and cash equivalents, beginning of period........................        --          1,085,433     1,085,433      791,030
                                                                        --------------  ------------  -----------  -----------
Cash and cash equivalents, end of period..............................   $  1,085,433    $  791,030   $ 1,587,811  $   883,882
                                                                        --------------  ------------  -----------  -----------
                                                                        --------------  ------------  -----------  -----------
Noncash investing activities:
  Conversion of Oncor, Inc., note payable to common stock.............   $    --         $  632,502   $   632,502  $   --
                                                                        --------------  ------------  -----------  -----------
                                                                        --------------  ------------  -----------  -----------


                                                                           PERIOD FROM
                                                                            INCEPTION
                                                                         (JUNE 21, 1994)
                                                                             THROUGH
                                                                          SEPTEMBER 30,
                                                                              1996
                                                                        -----------------
                                                                           (UNAUDITED)
Cash flows from operating activities:
  Net loss............................................................  $      (5,239,524)
  Adjustments to reconcile net loss to net cash used in operating activities--
    Depreciation......................................................            405,583
    Expense for nonemployee stock options and warrants................              4,880
  Changes in operating assets and liabilities--
    Receivables from affiliates.......................................            (46,181)
    Other assets......................................................            (34,096)
    Accounts payable..................................................             45,058
    Accrued expenses..................................................             31,583
    Payable to affiliates.............................................             96,251
                                                                        -----------------
      Net cash used in operating activities...........................         (4,736,446)
                                                                        -----------------
Cash flows from investing activities:
  Purchases of property and equipment.................................         (1,909,539)
  (Purchases) sales of investments....................................           (367,109)
                                                                        -----------------
      Net cash used in investing activities...........................         (2,276,648)
                                                                        -----------------
Cash flows from financing activities:
  Exercise of stock options...........................................             50,000
  Proceeds from sale of common stock..................................          1,245,000
  Proceeds from sale of preferred stock, net of issuance costs........          5,969,474
  Proceeds note payable to Oncor......................................            632,502
                                                                        -----------------
      Net cash provided by financing activities.......................          7,896,976
                                                                        -----------------
Net increase (decrease) in cash and cash equivalents..................            883,882
Cash and cash equivalents, beginning of period........................         --
                                                                        -----------------
Cash and cash equivalents, end of period..............................  $         883,882
                                                                        -----------------
                                                                        -----------------
Noncash investing activities:
  Conversion of Oncor, Inc., note payable to common stock.............  $         632,502
                                                                        -----------------
                                                                        -----------------

        The accompanying notes are an integral part of these statements.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

1. BUSINESS DESCRIPTION AND SIGNIFICANT RISKS:

    Codon Pharmaceuticals, Inc., formerly Oncor Pharm, Inc. (the "Company" or "Codon"), was formed and incorporated on June 21, 1994, in the state of Delaware as a subsidiary of Oncor, Inc. ("Oncor"). The Company is engaged in the design and preclinical study of lead compounds and product candidates for use in the treatment and prevention of cancers and viral infections, the control of melanin products in the skin, and gene repair. As of September 30, 1996, Oncor owned approximately 41.6 percent of the issued and outstanding voting stock.

    The Company has a limited operating history, has incurred operating losses since its inception, and is at an early stage of development. The Company is subject to all of the business risks associated with a new enterprise, including constraints on the Company's financial, personnel and other resources, lack of established collaborative partnering relationships, and uncertainties regarding lead compound and product candidate development and future revenues. Since its inception, the Company has dedicated itself to acquiring certain of its proprietary technologies through licensing arrangements, developing its lead compounds and potential product candidates, and hiring its scientific and management staff. The product candidates that the Company proposes to out-license have not been fully developed and will require significant additional research and development prior to commercialization, which may never occur. The Company has yet to generate any revenues, and there can be no assurance that the Company will be able to generate revenues in the future. There can be no assurance that the Company's research and development efforts will be successful, that its product candidates, if developed, will prove safe and efficacious in clinical trials, that the Company or its potential collaborators will obtain the necessary regulatory approvals for such product candidates, that its product candidates can be marketed in a commercially successful manner, or that any such product candidates will be able to compete with other products that may be on the market at the time the Company's product candidates become available. See "Risk Factors" in the Company's Prospectus for further discussion.

    Through April 1996, the Company operated as a majority-owned subsidiary of Oncor. The Company is dependent on the principal members of its technical and management staff, and the loss of any of their services may impede the achievement of certain of the Company's development objectives.

    The preclinical design and development of the Company's product candidates will require substantial additional capital. In order to continue the research and development and other activities necessary to complete the preclinical design and development of its lead compounds and product candidates, additional financing will be required prior to January 31, 1997. The Company plans to raise the needed additional financing through an initial public offering. To the extent that funds generated from an initial public offering are insufficient, the Company will seek to obtain additional funds through private equity placements and collaborative or other arrangements with corporate partners and others. There can be no assurance that the Company will be able to obtain additional financing when needed, if at all, or on terms acceptable to the Company. The Company presently has no commitments to receive additional financing. If the Company is unable to obtain additional financing on a timely basis, it will be unable to continue its operations.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

    The unaudited financial statements as of September 30, 1995, and September 30, 1996, include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations, and cash flows. Operating results for the nine months ended September 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

UNAUDITED PRO FORMA INFORMATION

    If the offering contemplated by this Prospectus is consummated, all of the Series A and Series B Convertible Preferred Stock ("Preferred Stock") outstanding as of the closing date will automatically be converted into shares of common stock ("Common Stock"). The pro forma balance sheet as of September 30, 1996, reflects the conversion of outstanding Preferred Stock at September 30, 1996, into 1,006,334 shares of Common Stock.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

INCREASE IN AUTHORIZED SHARES AND REVERSE STOCK SPLIT

    On February 28, 1996, the Board of Directors authorized an amendment to restate the Company's Certificate of Incorporation. The amendment increased the authorized shares of Common Stock to 20,000,000 shares and Preferred Stock to 10,000,000 shares. In October 1996, the Board of Directors declared and distributed a three-for-two stock dividend to the holders of the Series B Preferred Stock. In connection with the Company's proposed initial public offering, the Company will effect an one-for-three reverse stock split. This action is anticipated to be completed immediately prior to the consummation of the offering contemplated in this Prospectus. The reverse stock split and dividend have been reflected retroactively in the financial statements for all periods presented.

CASH AND CASH EQUIVALENTS

    Investments in securities with original maturities of less than three months are considered cash equivalents. Cash equivalents at December 31, 1994, December 31, 1995, and September 30, 1996, consisted of funds invested in money market instruments.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INVESTMENTS

    Investments in securities with original maturities between three months and one year are considered short-term investments. Short-term investments at December 31, 1995, and September 30, 1996, consisted of funds invested in U.S. government treasury notes. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," all investments are classified as available-for-sale securities and, accordingly, carried at fair market value. Unrealized holding gains and losses are excluded from earnings and are reported as a net amount as a separate component of stockholders' equity until realized.

CREDIT RISK

    The Company's assets that are exposed to credit risk consist of cash, cash equivalents, and short-term investments. As of December 31, 1994, December 31, 1995, and September 30, 1996, the Company had concentrations of cash in a bank in the form of demand deposits and money market accounts, totaling approximately $1,085,000, $791,000, and $884,000, respectively. Based on the short-term nature of the investments, management believes that the risk of market value impairment is nominal.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives of three to seven years. Leasehold improvements are amortized over the shorter of the lease term or useful lives.

    Property and equipment consist of the following:

                                                                     AS OF
                                                   -----------------------------------------
                                                   DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,
                                                       1994          1995          1996
                                                   ------------  ------------  -------------

                                                                                (UNAUDITED)
Laboratory equipment and software................   $  375,078    $  604,181    $   970,236
Office equipment, furniture, and fixtures........       38,586       430,595        468,184
Leasehold improvements...........................       --           438,964        471,119
                                                   ------------  ------------  -------------
                                                       413,664     1,473,740      1,909,539
Less--Accumulated depreciation and
  amortization...................................      (11,691)     (148,577)      (405,583)
                                                   ------------  ------------  -------------
                                                    $  401,973    $1,325,163    $ 1,503,956
                                                   ------------  ------------  -------------
                                                   ------------  ------------  -------------

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                     AS OF
                                                   -----------------------------------------
                                                   DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,
                                                       1994          1995          1996
                                                   ------------  ------------  -------------

                                                                                (UNAUDITED)
Employee benefits................................   $   16,039    $   13,843     $  17,583
Professional fees................................       --            10,784        14,000
Laboratory supplies..............................       --            45,730        --
Obligations under research agreements (Note 6)...       --            17,049        --
                                                   ------------  ------------  -------------
                                                    $   16,039    $   87,406     $  31,583
                                                   ------------  ------------  -------------
                                                   ------------  ------------  -------------

INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." The Company has incurred losses for both financial and income taxes reporting purposes since inception. Accordingly, no provision or benefit for income taxes has been recorded in the accompanying financial statements.

    The components of the Company's net deferred tax assets are as follows:

                                                                             AS OF
                                                                   --------------------------
                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1994          1995
                                                                   ------------  ------------
Net operating loss and credit carryforwards......................   $  210,245    $  979,623
Depreciation.....................................................       (3,500)      (52,000)
Capitalized start-up and organizational costs....................        5,130         3,990
                                                                   ------------  ------------
      Total deferred tax assets..................................      211,875       931,613
Less--Valuation reserve..........................................     (211,875)     (931,613)
                                                                   ------------  ------------
Net deferred tax assets..........................................   $   --        $   --
                                                                   ------------  ------------
                                                                   ------------  ------------

    SFAS No. 109 requires that the benefit of deferred tax assets be recorded to the extent that management assesses the realization of such deferred tax assets to be "more likely than not." As of December 31, 1994, and December 31, 1995, a valuation reserve was recorded against the Company's entire deferred tax asset.

    At December 31, 1995, the Company had net operating loss carryforwards of approximately $2,350,000 available to offset future taxable income. These carryforwards expire beginning in 2009. Due to the ownership change which occurred in 1995, the amount of the net operating loss carryforward which can be utilized on an annual basis will be subject to limitations; however, the Company believes the entire net

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) operating loss carryforward will be available to be utilized during the carryforward period. The Company anticipates an initial public offering which may create additional ownership changes. These future ownership changes may further limit the Company's ability to utilize its net operating loss carryforward. The Company also has research and development tax credits of approximately $85,000 available to reduce future Federal income tax.

UNAUDITED PRO FORMA NET LOSS PER SHARE

    Pro forma net loss per common share is determined using the weighted-average number of shares of common equivalent stock outstanding during the periods presented. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, options and warrants issued during the 12 months immediately preceding the initial public offering were treated as if they were outstanding for all periods, using the treasury stock method and a per share price of $5.50, the midpoint of the proposed public offering range. Pro forma net loss per share also assumes the conversion of the Preferred Stock into Common Stock. The conversions are assumed to have occurred at the beginning of the period or at the issue date if later. Common Stock equivalents issued in earlier periods have not been included since the effect would be antidilutive.

    Historical earnings per share data have been omitted because the automatic conversion of the Preferred Stock into Common Stock described above materially changes the Company's capitalization.

RECENT PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which is effective for the Company's December 31, 1996, financial statements. SFAS No. 123 allows companies to either account for stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," but requires pro forma disclosure in the Notes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Company intends to continue accounting for its stock-based compensation in accordance with the provisions of APB Opinion No. 25, and will disclose in its 1996 audited financial statements the required pro forma information as if the measurement provision of SFAS No. 123 had been adopted.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed when incurred. These costs include, among other things, payments related to the acquisition of technology rights and licenses for which the development work is in process.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

3. RELATED-PARTY TRANSACTIONS:

LICENSE AGREEMENT

    In February 1995, the Company and Oncor entered into a Technology License Agreement (the "Oncor License") pursuant to which Oncor is providing the Company with an exclusive worldwide license to human genome technologies owned or licensed by Oncor that may be useful in the development of product candidates for the treatment and prevention of certain human disorders which are caused wholly, or in part, by genetic mutations. Under the terms of this agreement, the Company is obligated to pay Oncor, on a semiannual basis, royalties for any of the Company's product candidates which are commercialized by the Company or its potential corporate partners, based in whole or in part on existing Oncor technology licensed to the Company by Oncor. As of September 30, 1996, none of the Company's product candidates had been commercialized by the Company or its potential corporate partners. The Company is reliant on the technologies licensed directly from Oncor and from third parties through Oncor, which will form the basis for a significant portion of the Company's product candidates. The Company's rights under the Oncor License are subject to certain rights retained by Oncor in the field of genetic test systems and related products. The initial term of the Oncor License is until January 31, 2000. Thereafter, the Oncor License is automatically renewable for additional one-year periods, unless either party objects. There can be no assurance that the Oncor License will be renewed at the end of its initial term or that it will not be terminated earlier pursuant to its terms. There also can be no assurance that conflicts of interest between Oncor and the Company will not arise in respect to the Oncor License or other aspects of the Company's relationship with Oncor.

MANAGEMENT SERVICES ARRANGEMENT

    In June 1994, the Company and Oncor entered into an informal management services arrangement (the "Service Arrangement") whereby Oncor agreed to furnish to the Company certain administrative and accounting services and office space. Oncor is entitled to reimbursement of the costs of providing the services to Codon. Costs not specifically identifiable to Codon are allocated to Codon based on the ratio of square footage occupied by the Codon facilities to total Oncor square footage occupied. In the opinion of management, the method used to allocate such expense is reasonable. As of September 30, 1996, Oncor continues to perform these services for the Company. Expenses for the services under this arrangement for the period from inception (June 21, 1994) to December 31, 1994, for the year ended December 31, 1995, and for the nine months ended September 30, 1996, were approximately $11,000, $248,000 and $175,000, respectively. The Company believes that the incremental cost to hire additional personnel and perform services provided by Oncor is not material. Had Codon operated as an unaffiliated entity, there is no assurance that Codon would have been able to obtain comparable services elsewhere for comparable costs.

SERVICES AGREEMENT

    During 1994, the Company and Oncor entered into a services agreement (the "Agreement") whereby Codon employees spend available time performing technical, research, and consulting work for Oncor. Under the terms of the Agreement, the Company is entitled to reimbursement from Oncor for costs incurred in providing these services. The Agreement remains in effect until terminated by either party with

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

3. RELATED-PARTY TRANSACTIONS: (CONTINUED)
30 days written notice. Reimbursements from Oncor for services under this arrangement for the period from inception (June 21, 1994) to December 31, 1994, for the year ended December 31, 1995, and for the nine months ended September 30, 1996, were approximately $625,000, $561,000, and $152,000, respectively.
Reimbursements have been reflected as a reduction of research and development expense in the accompanying financial statements.

CONVERTIBLE REVOLVING LINE-OF-CREDIT NOTE PAYABLE

    On December 31, 1994, Codon entered into an agreement with Oncor, whereby Oncor provided funding of up to $1,000,000. The unpaid balance of the note was due on December 31, 1999. At any time prior to full payment of this principal balance, the note could be converted into $0.01 par value Common Stock at a conversion price of $6.00 per share. In April 1995, Oncor, Inc., converted the outstanding balance of $632,502 into 105,417 shares of Common Stock.

TRANSACTIONS WITH ONCORMED, INC.

    Effective January 1, 1995, Codon and OncorMed, Inc. ("OncorMed," a 29 percent owned affiliate of Oncor, Inc.), entered into an agreement whereby the Company would lease DNA sequencers for a quarterly fee of $6,000 per piece of equipment to OncorMed. The lease agreement remains in effect until terminated by either party with 60 days prior written notice. Rental income of approximately $66,000 and $54,000 is included in other income for the year ended December 31, 1995, and for the nine months ended September 30, 1996, respectively.

    The Company entered into an arrangement in February 1995 with OncorMed to pay one-third of the annual salary and bonus of an OncorMed employee who provides services to the Company. Codon's share of the employee's payroll for the year ended December 31, 1995, and the nine months ended September 30, 1996, was approximately $38,000 and $29,000, respectively.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

4. RELATED-PARTY ACTIVITY:

    Related-party activity with Oncor and OncorMed was as follows:

                                                                         ONCOR       ONCORMED
                                                                      ------------  -----------
Payable (receivable) from affiliates, inception (June 21, 1994).....  $    --        $  --
  Expenditures made on behalf of Codon..............................     1,257,502      --
  Reimbursements from Oncor under services agreement................      (625,000)     (1,716)
                                                                      ------------  -----------
Payable (receivable) from affiliates, December 31, 1994.............       632,502      (1,716)
  Charges from Oncor under management services arrangement..........       248,100      --
  Rental fees from OncorMed.........................................       --          (66,000)
  Expenditures made on behalf of Codon..............................       265,065      36,561
  Reimbursements from Oncor under services agreement................      (561,000)     --
  Amounts converted to note payable (Note 3)........................      (632,502)     --
                                                                      ------------  -----------
Receivable from affiliates, December 31, 1995.......................       (47,835)    (31,155)
  Charges from Oncor under management services arrangement..........       174,912      --
  Rental fees from OncorMed.........................................       --          (54,000)
  Expenditures made on behalf of Codon..............................       120,674      38,974
  Reimbursements from Oncor under services agreement................      (151,500)     --
                                                                      ------------  -----------
Payable (receivable) from affiliates, September 30, 1996
  (unaudited).......................................................  $     96,251   $ (46,181)
                                                                      ------------  -----------
                                                                      ------------  -----------

5. STOCKHOLDERS' EQUITY:

SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK

    In April 1995 and 1996, the Company completed private placements of 1,500,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") at $2.00 per share with net proceeds of $2,964,503, and 1,519,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") at $2.00 per share with net proceeds of $3,004,971, respectively. Each share of Preferred Stock has the same voting rights as Common Stock. Each share of Series A or Series B Preferred Stock may be converted into Common Stock at any time, at the holder's option, on a three-for-one basis. The conversion ratio is adjustable for certain future dilutive events. Each share of Series A and Series B Preferred Stock will automatically be converted into Common Stock in the event of an initial public offering of the Company's securities in which the proceeds exceed $5,000,000 or upon approval of two-thirds or more of the holders of the outstanding Series A and Series B Preferred Stock. Dividends are payable only in the event that the Company, at its discretion, declares a dividend with respect to its Common Stock. In the event of liquidation, the holders of the Series A and Series B Preferred Stock shall be entitled to receive $2.00 ($3,000,000 in the aggregate and $3,038,000 in the aggregate, respectively) per share, respectively, plus any accrued and unpaid dividends. Common Stock issuable upon the conversion of the Preferred Stock also has certain registration rights.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

5. STOCKHOLDERS' EQUITY: (CONTINUED)
STOCK OPTION PLAN

    In February 1995, the Board of Directors of the Company approved a stock option plan, under which 333,334 shares of the Company's Common Stock were reserved for issuance. In February 1996, the Board of Directors increased the number of shares reserved for issuance to 466,667. The Board of Directors adopted the 1996 Stock Option/Stock Issuance Plan in October 1996, and 954,166 shares of Common Stock were authorized for issuance under the new plan. The Company's options generally vest over three to five years and expire in five to ten years after the grant.

    A summary of stock option activity is as follows:

                                                                         OPTIONS OUTSTANDING
                                                                      --------------------------
                                                                                     EXERCISE
                                                                        NUMBER         PRICE
GRANT/EXERCISE DATE                                                    OF SHARES     PER SHARE
--------------------------------------------------------------------  -----------  -------------
Outstanding as of December 31, 1994.................................      --       $    --
  Granted...........................................................     383,344            1.50
  Exercised.........................................................     (33,334)           1.50
Outstanding as of December 31, 1995.................................     350,010            1.50
  Granted (unaudited)...............................................     104,177      1.50--6.00
                                                                      -----------  -------------
Outstanding as of September 30, 1996 (unaudited)....................     454,187   $  1.50--6.00
                                                                      -----------  -------------
                                                                      -----------  -------------

    Included in the grants described above are options to purchase 112,500 shares granted to consultants and members of the Company's Scientific Advisory Board, who are nonemployees. In addition, the Company issued 10,834 shares of Common Stock warrants in connection with a research agreement. The Company accounts for these options and warrants using a fair value method, with the fair value of these options determined at the date of issuance. The Company recorded $4,880 in research and development expense and $36,720 in deferred compensation for the nine months ending September 30, 1996.

    At December 31, 1995, and September 30, 1996, exercisable options were 1,667 and 70,171, respectively.

6. COMMITMENTS AND CONTINGENCIES:

LEASE COMMITMENTS AND RENTAL EXPENSE

    The Company leased office space on a month-to-month basis from Oncor, Inc. Rent expense for the period from inception (June 21, 1994) to December 31, 1994, the year ended December 31, 1995, and the nine months ended September 30, 1996, was approximately $2,914, $217,500, and $154,812, respectively.

    The Company intends to enter into a sublease with Oncor for its current facilities which will expire in March 2004, with Oncor having an option to extend the lease for an additional five-year term. The sublease will require the Company to pay monthly rent of approximately $10,200 and monthly maintenance of approximately $3,100. The monthly rent and the monthly maintenance fee will be subject to adjustments for inflation.

                          CODON PHARMACEUTICALS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1996 IS UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    The following table summarizes the Company's future commitments under the sublease.

1996............................................................  $  26,600
1997............................................................    159,600
1998............................................................    159,600
1999............................................................    159,600
2000............................................................    159,600
2001............................................................    159,600
Thereafter......................................................    359,100
                                                                  ---------
      Total.....................................................  $1,183,700
                                                                  ---------
                                                                  ---------

RESEARCH, DEVELOPMENT, AND LICENSING AGREEMENTS

    In addition to the licensing agreement with Oncor discussed in Note 3, the Company has entered into several research, development, and other licensing agreements. The terms of the significant agreements are as follows:

- YALE UNIVERSITY RESEARCH AND LICENSING AGREEMENTS--Through a research agreement with Yale University, the Company is currently providing financial support for research relating to oligonucleotide mediated gene therapy. Unless terminated earlier, the research agreement terminates in January 1997, subject to renewal in certain instances. Further, through a license with Yale University, the Company has exercised its option under the collaborative research agreement to obtain an exclusive worldwide license for commercial use of an invention based on the Yale technology that is currently the subject of a filed United States patent application. Unless terminated earlier, the license expires in each country on the date of the last patent to expire issued in such country. The Company is obligated to make certain royalty and milestone payments to Yale University based on the percentage of net sales of products incorporating the licensed technologies.

- JOHNS HOPKINS COLLABORATIVE RESEARCH AND LICENSING AGREEMENTS--Through a collaborative research agreement with Johns Hopkins, the Company is currently providing financial support for research relating to the Trap64Arg allele technologies. Unless terminated earlier, the agreement terminates in March 1999, subject to renewal in certain instances. Further, through a license with Johns Hopkins, the Company has obtained an exclusive, worldwide license for prophylactic and therapeutic uses to a U.S. patent application relating to Trap64Arg allele technologies. Unless terminated earlier, the license expires in each country on the date 10 years after the first commercial sale of an FDA-approved product based on the Hopkins' technology. The Company is obligated to make certain royalty payments to Johns Hopkins based on the percentage of net sales of products incorporating the licensed technologies. In addition, in connection with the license, the Company issued warrants to Johns Hopkins to purchase an aggregate of 10,834 shares of the Common Stock of the Company at an exercise price of $1.50 per share.

    As of September 30, 1996, minimum remaining payments due under these and other agreements in 1996, 1997, 1998, and 1999 are approximately $82,000, $249,000, $249,000, and $62,000, respectively.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO UNDERWRITER, DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
The Company....................................          7
Risk Factors...................................          7
Use of Proceeds................................         20
Dividend Policy................................         20
Capitalization.................................         21
Dilution.......................................         22
Selected Financial Data........................         23
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         24
Business.......................................         27
Management.....................................         42
Certain Transactions...........................         49
Principal Stockholders.........................         51
Description of Securities......................         52
Shares Eligible for Future Sale................         55
Underwriting...................................         57
Legal Matters..................................         59
Experts........................................         59
Additional Information.........................         59
Index to Financial Statements..................        F-1

                            ------------------------

    UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     [LOGO]

                        1,700,000 SHARES OF COMMON STOCK
                                      AND
                          1,700,000 REDEEMABLE COMMON
                            STOCK PURCHASE WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              NATIONAL SECURITIES
                                  CORPORATION

                                          , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the DGCL authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. Articles Nine and Ten of the Registrant's Second Amended and Restated Certificate of Incorporation provide for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the DGCL. Reference is also made to the Underwriting Agreement to be filed as Exhibit 1.1 hereto, which shall set forth certain indemnification provisions. In addition, the Registrant maintains liability insurance for its officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the sale of the Securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq Small Cap listing fee.

                                                                                    AMOUNT TO
                                                                                     BE PAID
                                                                                    ----------
SEC Registration Fee..............................................................  $    8,837
NASD Filing Fee...................................................................       3,415
Nasdaq Small Cap Listing Fee......................................................      10,000
Underwriter's Non-Accountable Expenses*...........................................     285,600
Printing and Engraving Expenses...................................................     100,000
Legal Fees and Expenses...........................................................     150,000
Accounting Fees and Expenses......................................................     100,000
Blue Sky Fees and Expenses........................................................      45,000
Transfer Agent and Registrar Fees and Expenses....................................      35,000
Miscellaneous.....................................................................      62,148
                                                                                    ----------
      Total.......................................................................  $  800,000
                                                                                    ----------
                                                                                    ----------

------------------------

*   Assumes no exercise of the Underwriter's over-allotment option.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    Since its incorporation on June 21, 1994, the Registrant has issued and sold the following securities (as adjusted to reflect a one for three reverse stock split to be effected immediately prior to the consummation of the Offering):

        1. On October 30, 1994, 666,667 shares of Common Stock were issued to Oncor, Inc. for $1,000,000. On December 30, 1994: (i) 50,000 shares of Common Stock were issued to Mr. Stephen Turner, the Chairman of the Board of Directors of the Registrant, for $75,000; (ii) 33,334 shares of Common Stock were issued to Mr. John Pappajohn, a Director of the Registrant, for $50,000; (iii) 33,333 shares of Common Stock were issued to Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn's wife, for $50,000; and (iv) 33,334 shares of Common Stock were issued to the Ann Pappajohn Inter Vivos Trust for $50,000. On March 3, 1995: (i) 3,334 shares of Common Stock were issued to Mr. Gregory Brown for $5,000; (ii) 3,334 shares of Common Stock were issued to Mr. Francis Egan for $5,000; and (iii) 6,667 shares were issued to Dr. Derace Schaeffer for $10,000.

        2. On December 31, 1994, the Registrant issued a five-year convertible note to Oncor, Inc. (the "Note"). In April 1995, Oncor, Inc. converted the outstanding balance of $632,502 on the Note into 105,417 shares of Common Stock.

        3. On February 16, 1995, the Registrant granted options to purchase 263,334 shares of Common Stock, exercisable at $1.50 per share, to various employees and consultants of the Registrant, including Mr. Stephen Turner, the Chairman of the Board of Directors of the Registrant, Mr. John Pappajohn, a Director of the Registrant, and Dr. Jay George, an executive officer of the Registrant. On February 22, 1995, Mr. Pappajohn exercised 33,334 of these options for $50,000. Other than the options granted to Mr. Pappajohn, the remaining February 16, 1995 option grants vest ratably over a five-year period commencing on February 16, 1995.

        4. On February 22, 1995, the Registrant granted options to purchase 66,667 shares of Common Stock, exercisable at $1.50 per share, Dr. William
    A. Ryan, Jr., the Registrant's President and Chief Executive Officer. These options vest ratably over a four-year period commencing on February 22, 1995.

        5. In April 1995, 1,500,000 shares of Series A Convertible Preferred Stock were issued at $2.00 per share (the "Series A Shares") in a private placement to certain "accredited investors" as such term is defined in Rule 501 under the Securities Act of 1933, as amended. Upon the consummation of the Offering, the Series A Shares shall convert into 500,000 shares of Common Stock.

        6. On November 17, 1995, the Registrant granted options to purchase 53,337 shares of Common Stock, exercisable at $1.50 per share, to various employees and consultants of the Registrant. These options vest ratably over a five-year period commencing on November 17, 1995.

        7. On March 6, 1996, the Registrant granted options to purchase 39,172 shares of Common Stock, exercisable at $1.50 per share, to various consultants of the Registrant. Of these options, 5,836 vested immediately and the remainder vest ratably over a four-year period commencing on March 6, 1996.

        8. In April 1996, 1,012,667 shares of Series B Convertible Preferred Stock were issued at $3.00 per share (the "Series B Shares") in a private placement to certain "accredited investors" as such term is defined in Rule 501 under the Securities Act of 1933, as amended. On October 28, 1996, the Board of Directors of the Registrant authorized a three for two stock dividend payable to the holders of the Series B Shares. As a result, an aggregate of 506,334 Series B Shares were issued to the holders of the Series B Shares. Upon the consummation of the Offering, the Series B Shares shall convert into 506,334 shares of Common Stock.

        9. On September 19, 1996, the Registrant granted options to purchase 65,005 shares of Common Stock, exercisable at $6.00 per share, to various employees and consultants of the Registrant, including Mr. Theodore D. Pennington, the Registrant's Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary.

    The issuances described in Items 26(3), 26(4), 26(6), 26(7) and 26(9) were deemed exempt from registration under the Securities Act of 1933, as amended, in reliance upon Rule 701 promulgated under the Securities Act of 1933, as amended. The issuances of the securities described in each other paragraph of this Item 26 were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access to information about the Registrant.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

EXHIBIT NO.                                             DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------

       1.1*  Form of Underwriting Agreement by and between the Registrant and National Securities Corporation.

        3.1  Amended and Restated Certificate of Incorporation of the Registrant.

        3.2  Form of Second Amended and Restated Certificate of Incorporation of the Registrant.

        3.3  Bylaws of the Registrant.

        4.1  Reference is made to Exhibits 1.1, 3.1, 3.2 and 3.3.

       4.2*  Specimen Common Stock certificate.

       4.3*  Form of Redeemable Warrant certificate.

       4.4*  Form of Redeemable Warrant Agreement, by and between the Registrant and Continental Stock Transfer
             & Trust Company.

       4.5*  Form of Underwriter's Warrant certificate.

       4.6*  Form of Underwriter's Warrant Agreement by and between the Registrant and National Securities
             Corporation.

       5.1*  Opinion of Brobeck, Phleger & Harrison LLP.

       10.1  Registrant's 1995 Stock Option Plan.

      10.2*  Registrant's 1996 Stock Option/Stock Issuance Plan.

      10.3*  Sublease Agreement, dated November       , 1996, by and between the Registrant and Oncor, Inc.

       10.4  Services Agreement, dated December 31, 1994, by and between the Registrant and Oncor, Inc.

      10.5+  Collaborative Research Agreement, effective March 6, 1996, by and between the Registrant, The
             Johns Hopkins University, and Oncor, Inc.

      10.6+  License Agreement, effective March 6, 1996, by and between the Registrant and The Johns Hopkins
             University.

      10.7+  Research Agreement, effective January 1, 1995, by and between the Registrant and Yale University.

      10.8+  License Agreement, effective January 20, 1995, by and between the Registrant and Yale University.

      10.9*  Amended and Restated License Agreement, effective November       , 1996, by and between the
             Registrant, Princeton University and Oncor, Inc.

     10.10+  Technology License Agreement, dated February 1, 1995, by and between the Registrant and Oncor,
             Inc.

       11.1  Calculation of earnings per share.

       23.1  Consent of Arthur Andersen LLP.

EXHIBIT NO.                                             DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
      23.2*  Consent of Brobeck, Phleger & Harrison LLP (reference is made to Exhibit 5.1).

       24.1  Power of Attorney.

       27.1  Financial Data Schedule.

------------------------

*   To be supplied by amendment.

+  Confidential treatment requested as to certain portions of these exhibits.

    (b) Financial Statement Schedules

        Not applicable.

ITEM 28. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424 (b) (1) or
    (4), or 497 (h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on this 1st day of November, 1996.

                                CODON PHARMACEUTICALS, INC.

                                By:           /s/ WILLIAM A. RYAN, JR.
                                     -----------------------------------------
                                                William A. Ryan, Jr.
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities indicated on November 1, 1996:

          SIGNATURE                      TITLE(S)
------------------------------  ---------------------------

              *                 Chairman of the Board of
------------------------------    Directors
        Stephen Turner

                                President, Chief Executive
   /s/ WILLIAM A. RYAN, JR        Officer and Director
------------------------------    (Principal Executive
     William A. Ryan, Jr.         Officer)

                                Chief Financial Officer,
                                  Vice President, Finance
              *                   and Administration,
------------------------------    Treasurer and Secretary
    Theodore D. Pennington        (Principal Financial and
                                  Accounting Officer)

              *                 Director
------------------------------
        John Pappajohn

              *                 Director
------------------------------
Julius A. Vida, Ph.D., M.B.A.

              *                 Director
------------------------------
   Sandy B. Primrose, Ph.D.

*By:    /s/ WILLIAM A. RYAN,
                 JR.
      -------------------------
        William A. Ryan, Jr.
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

                                                                                                          SEQUENTIALLY
                                                                                                            NUMBERED
EXHIBIT NO.  DESCRIPTION                                                                                      PAGE
-----------  ----------------------------------------------------------------------------------------  -------------------

    1.1*     Form of Underwriting Agreement by and between the Registrant and National Securities
             Corporation.
    3.1      Amended and Restated Certificate of Incorporation of the Registrant.
    3.2      Form of Second Amended and Restated Certificate of Incorporation of the Registrant.
    3.3      Bylaws of the Registrant.
    4.1      Reference is made to Exhibits 1.1, 3.1, 3.2 and 3.3.
    4.2*     Specimen Common Stock certificate.
    4.3*     Form of Redeemable Warrant certificate.
    4.4*     Form of Redeemable Warrant Agreement, by and between the Registrant and Continental
             Stock Transfer & Trust Company.
    4.5*     Form of Underwriter's Warrant certificate.
    4.6*     Form of Underwriter's Warrant Agreement by and between the Registrant and National
             Securities Corporation.
    5.1*     Opinion of Brobeck, Phleger & Harrison LLP.
   10.1      Registrant's 1995 Stock Option Plan.
   10.2*     Registrant's 1996 Stock Option/Stock Issuance Plan.
   10.3*     Sublease Agreement, dated November   , 1996, by and between the Registrant and Oncor,
             Inc.
   10.4      Services Agreement, dated December 31, 1994, by and between the Registrant and Oncor,
             Inc.
   10.5+     Collaborative Research Agreement, effective March 6, 1996, by and between the
             Registrant, The Johns Hopkins University, and Oncor, Inc.
   10.6+     License Agreement, effective March 6, 1996, by and between the Registrant and The Johns
             Hopkins University.
   10.7+     Research Agreement, effective January 1, 1995, by and between the Registrant and Yale
             University.
   10.8+     License Agreement, effective January 20, 1995, by and between the Registrant and Yale
             University.
   10.9*     Amended and Restated License Agreement, effective November   , 1996, by and between the
             Registrant, Princeton University and Oncor, Inc.
   10.10+    Technology License Agreement, dated February 1, 1995, by and between the Registrant and
             Oncor, Inc.
   11.1      Calculation of earnings per share.
   23.1      Consent of Arthur Andersen LLP.
   23.2*     Consent of Brobeck, Phleger & Harrison LLP (reference is made to Exhibit 5.1).
   24.1      Power of Attorney.
   27.1      Financial Data Schedule.

------------------------

*   To be supplied by amendment.

+  Confidential treatment requested as to certain portions of these exhibits.